                                                                     [CITI LOGO]

Prospectus
October 25, 2005



CITICORP MORTGAGE SECURITIES, INC.
--------------------------------------------------------------------------------
Depositor and Servicer
1000 Technology Drive
O'Fallon, Missouri 63368-2240
(636) 261-1313
www.citimortgagembs.com

$468,821,886 (approximate)
REMIC Pass-Through Certificates
Series 2005-7

The purchase price for the offered certificates will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale. Total proceeds to CMSI for the offered certificates will be approximately $465,114,551, plus accrued interest from October 1, 2005 to the closing date.

CMSI does not intend to list the certificates on a national securities exchange or the Nasdaq Stock Market.

  You should read "General risk factors" beginning on page 32 and "Series risk factors" beginning on page 10 before you purchase any certificates.

                              RBS GREENWICH CAPITAL

--------------------------------------------------------------------------------
      The certificates are not insured or guaranteed by the Federal Deposit
             Insurance Corporation or any other governmental agency.

          Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete.
            Any representation to the contrary is a criminal offense.

HOW TO READ THIS PROSPECTUS

This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all series of certificates. The supplement gives specific information about this series of certificates. You should note that some features described in the core prospectus may not apply to this series of certificates.

You should carefully read both the core prospectus and the supplement before investing. In deciding whether to purchase certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the certificates.


CONTENTS

PROSPECTUS SUPPLEMENT 3

Summary 3

Series risk factors 10

Allocations and distributions 11

Weighted average lives and yields to maturity 15

Additional ERISA considerations 22

Legal investment 23

Federal income tax consequences 23

Plan of distribution 24

Legal opinions 25

Additional SEC filings 25

Appendix--Detailed description of the mortgage loans 26

CORE PROSPECTUS 32

Summary 32

General risk factors 32

Series structure 35

Subordination 39

Allocations 41

Distributions 46

Adjustments to class balances 50

Realized losses 51

Loss recoveries 51

Voting rights 52

Composite and component classes 52

Multiple pool series 52

Cross-collateralization 53

Distribution reports 57

Clean-up call 58

Sensitivity of certificates to prepayments 58

Yield to maturity 60

Delinquency, foreclosure and loss experience 61

The mortgage loans 63

Defective mortgage loans 67

Insurance and other credit support 68

Mortgage documents 69

CMSI and its affiliates 70

Mortgage loan underwriting 71

Servicing 74

Default by CMSI 77

The Trustee 77

The pooling agreement 78

Book-entry and physical certificates 80

ERISA considerations 82

Legal investment considerations 83

Taxation of certificate holders 85

Taxation of the Trust 94

Legal aspects of mortgage loans 95

Use of proceeds 109

Additional information 109

INDEX 110

PROSPECTUS SUPPLEMENT

SUMMARY

SERIES OVERVIEW--THE CERTIFICATES

Offered by this prospectus

                 Principal balance
                 at cut-off date,         Annual                           Expected rating
 Class              +/- up to 5%         Interest rate   Special features     Moody's/Fitch      Subordinated to
------------- ------------------------ -------------- -------------------- ----------------- --------------------
IA-1                $245,200,000           5.5%             Group I            Aaa/AAA               N/A
IA-2                   9,276,000           5.5%             Group I            Aaa/AAA               N/A
IA-3                  31,000,000           5.5%          Group I, NAS,         Aaa/AAA               N/A
                                                         super senior
IA-4                   5,982,000           5.5%          Group I, NAS,         Aaa/AAA               N/A
                                                         super senior
                                                            support
IA-5                  10,000,000           5.5%             Group I            Aaa/AAA               N/A
IA-6                   9,285,000           5.5%        Group I, accrual        Aaa/AAA               N/A
                                                           directed
IA-7                  13,141,000           5.5%        Group I, accrual        Aaa/AAA               N/A
                                                           directed
IA-8                  21,528,000           5.5%        Group I, accrual,       Aaa/AAA               N/A
                                                         super senior
IIA-1                 60,518,000            5%             Group II            Aaa/AAA               N/A
IIIA-1                51,086,000            5%             Group III           Aaa/AAA               N/A
A-PO                   1,444,886            0%            Composite,           Aaa/AAA               N/A
                                                       ratio-stripped PO
                                                              (1)
 B-1                   7,064,000        Blended (2)      Composite (1)           -/AA                 A
 B-2                   2,119,000        Blended (2)      Composite (1)           -/A               A, B-1
 B-3                   1,178,000        Blended (2)      Composite (1)          -/BBB            A, B-1, B-2


Not offered by this prospectus

                 Principal balance
                 at cut-off date,         Annual
Class               +/- up to 5%         Interest rate    Special features      Subordinated to
------------- ------------------------ -------------- --------------------- --------------------
IA-IO               $323,372,398       Variable (3)         Group I,                N/A
                      (notional)                       ratio-stripped IO
IIA-IO                59,384,617       Variable (3)        Group II,                N/A
                      (notional)                       ratio-stripped IO
IIIA-IO               50,454,160       Variable (3)        Group III,               N/A
                      (notional)                       ratio-stripped IO
B-4                      941,000        Blended (2)      Composite (1)       A, B-1, B-2, B-3
B-5                                     Blended (2)      Composite (1)       A, B-1, B-2, B-3,
                         471,000                                                    B-4
B-6                      707,328        Blended (2)      Composite (1)       A, B-1, B-2, B-3,
                                                                                 B-4, B-5
Residuals               N/A                 N/A             Residual                N/A


-----------------
(1) Each composite class A-PO and B-1 through B-6 has at all times a principal balance equal to the sum of the principal balances of its group I, group II and group III component classes. The approximate initial principal balances of the component classes are:

    Composite      Group I component class     Group II component      Group III component
      class           principal balance     class principal balance  class principal balance
   -------------------------------------------------------------------------------------------
        A-PO              $1,243,201                 $124,592                 $ 77,093
         B-1               5,341,351                  934,302                  788,347
         B-2               1,602,254                  280,264                  236,482
         B-3                 890,729                  155,805                  131,466
         B-4                 711,525                  124,459                  105,016
         B-5                 356,141                   62,296                   52,564
         B-6                 534,837                   93,553                   78,938

(2) The "blended" interest rate for each class B composite class is based on annual interest rates of 5.5% on the principal balance of its group I component class, 5% on the principal balance of its group II component class, and 5% on the principal balance of its group III component class. The initial annual blended rate is expected to be approximately 5.3781%.

(3) Classes IA-IO, IIA-IO and IIIA-IO will accrue interest on their notional balances at annual rates equal to the weighted average net loan rates of the premium loans in pool I minus 5.5%, the weighted average net loan rates of the premium loans in pool II minus 5%, and the weighted average net loan rates of the premium loans in pool III minus 5%, respectively. The initial annual interest rates for classes IA-IO, IIA-IO and IIIA-IO are expected to be approximately 0.1699%, 0.2177% and 0.2330%, respectively.

                               Trustee     U.S. Bank National Association
                                           Corporate Trust Services
                                           One Federal Street - 3rd floor
                                           Boston, Massachusetts 02110
                                           Phone: (617) 603-6407
                                           Fax: (617) 603-6638
                                           Website: http://www.usbank.com/abs

      Paying agent, transfer agent and     Citibank, N.A.
                 certificate registrar     Agency and Trust
                                           388 Greenwich Street
                                           New York, New York 10013
                                           Attn: Structured Finance Group
                                           Phone: (212) 816-5685
                                           Fax: (212) 816-5527
                                           Website: http://www.sf.citidirect.com

              Relative size of classes                  Approximate principal balance of class as
                                                        percentage of principal balance of all
                                                        classes at cut-off date (the class
                                           Class        percentage)
                                           -------      -----------------------------------------
                                           A               97.35%
                                           B                2.65%
                                           B-1              1.50%
                                           B-2              0.45%
                                           B-3              0.25%

                               Ratings     The rating agencies for this
                                           series are Moody's and Fitch. The
                                           offered certificates will not be
                                           sold unless the rating agencies
                                           have rated the offered
                                           certificates as shown above.

                                           You should evaluate these ratings
                                           independently from similar
                                           ratings on other types of
                                           securities. A rating is not a
                                           recommendation to buy, sell or
                                           hold securities. A rating agency
                                           may revise or withdraw a rating
                                           at any time.

                         Denominations     $1,000 and any whole dollar
                                           amount above $1,000.

                     Distribution days     25th day (or, if that is not a
                                           business day, the next business
                                           day) of each month, beginning
                                           November 25, 2005.

                 Last distribution day     October 25, 2035
                                           for the group I, group III and
                                           class B certificates, and October
                                           25, 2020 for the group II
                                           certificates.

                              Clean-up call Permitted when the principal balance of the mortgage loans is less than 10% of the scheduled principal balance of the mortgage loans as of the cut-off date.

                            Loss limits    There are no special hazard,
                                           fraud or bankruptcy loss limits.

        Prepayment model and prepayment    300% of the PSA prepayment model.
    rates assumed in structuring series

    "Mortgage related securities" under    Classes A and B-1.
                                  SMMEA

                            Record date    For a distribution day, the
                                           close of business on the last
                                           business day of the calendar
                                           month preceding that distribution
                                           day.

                           Closing date    October 27, 2005

                  Conditions to closing    The certificates offered by this
                                           prospectus will not be sold
                                           unless the certificates in
                                           classes B-4, B-5 and B-6 (none of
                                           which are offered by this
                                           prospectus) are sold on the
                                           closing date. Greenwich Capital
                                           Markets, Inc. has agreed to
                                           purchase the offered certificates
                                           on the closing date, subject to
                                           the satisfaction of customary
                                           closing conditions. Also see
                                           "Ratings" above.

SERIES OVERVIEW--THE MORTGAGE LOANS AT OCTOBER 1, 2005 (THE CUT-OFF DATE)

The mortgage loans have been divided into three pools of mortgage loans. The mortgage loans in pool I are all mortgage loans that have original maturities of at least 23 but not more than 30 years and that are not relocation loans. The mortgage loans in pool II are all mortgage loans that have original maturities of at least 12 but not more 15 years. The mortgage loans in pool III are all mortgage loans that have original maturities of 30 years and that are relocation loans.

                                                      POOL I             POOL II            POOL III              COMBINED
------------------------------------------------ ----------------- ------------------ ------------------- -------------------------
Number                                                 649                 111                  95                    855

Scheduled principal balance (+/-  up to 5%)          $356,092,038        $62,293,271        $52,555,905           $470,941,214

  less than $300,000                                    0.45%               1.35%              0.53%                  0.58%

  less than $500,000                                    43.02%              39.33%             37.46%                 41.91%

  greater than $1 million                               3.04%               6.52%              None                   3.16%
------------------------------------------------ ----------------- ------------------ ------------------- -------------------------
Fixed rate one- to four-family residential, of
which

  one-family dwellings                                96.09%               100%               100%                 97.04%

  condominiums, townhouses, rowhouses or              12.29%              8.10%              15.00%                12.04%
  cooperative apartments

  investment properties                               0.06%                None               None                 0.04%

  determined by CMSI to be primary residence          93.36%              94.24%              100%                 94.22%
  of borrower
------------------------------------------------ ----------------- ------------------ ------------------- -------------------------
Geographic concentration

  California                                          35.53%              19.57%             14.21%                31.04%

  Connecticut                                         2.70%               5.28%              10.90%                3.95%

  New York                                            20.24%              11.66%             9.05%                 17.86%

  any other state                                No more than 5%     No more than 10%   No more than 10%      No more than 5%

  any one ZIP code                                    1.25%               2.40%              4.85%                 1.04%
------------------------------------------------ ----------------- ------------------ ------------------- -------------------------
Loan-to-value ratios at origination (taking
into account the loanable value of additional
collateral)

  greater than 80%                                    0.43%                None              2.75%                 0.63%

  greater than 90%                                    0.33%                None              0.76%                 0.33%


                                                       POOL I             POOL II             POOL III               COMBINED
------------------------------------------------ ------------------ ------------------- -------------------- -----------------------
  greater than 95%                                      None                None                None                   None

  weighted average                                     67.14%              58.54%              73.09%                 66.67%

Mortgage loans for which additional collateral         1.16%               0.43%                None                  0.93%
(i.e., collateral other than the mortgaged
property) was considered in calculating
loan-to-value ratios

  approximate weighted average loan-to-value           92.38%               100%                N/A                   92.84%
  ratio of such loans if additional collateral
  is not taken into account
------------------------------------------------ ------------------ ------------------- -------------------- -----------------------
Range of interest rates on mortgage loans           5% to 7.125%      4.875% to 5.875%    4.875% to 5.875%       4.875% to 7.125%
(before deduction of servicing fee)

Weighted average mortgage interest rate                5.885%              5.448%              5.466%                 5.780%
(before deduction of servicing fee)

Servicing fee                                          0.25%               0.25%               0.25%                  0.25%
------------------------------------------------ ------------------ ------------------- -------------------- -----------------------
Range of original maturities                       23 to 30 years      12 to 15 years         30 years            12 to 30 years

Latest scheduled maturity                         October 1, 2035     October 1, 2020     October 1, 2035        October 1, 2035

Weighted average original term to maturity           359 months          180 months          360 months             336 months

Weighted average remaining term to stated            358 months          178 months          358 months             334 months
maturity

Target rate                                             5.5%                 5%                  5%                    N/A
------------------------------------------------ ------------------ ------------------- -------------------- -----------------------
Discount mortgage loans--i.e., loans with net
loan rates (interest rate less servicing fee)
less than the target rate
  number                                                 57                  6                   4                     N/A

  scheduled principal balance                       $32,719,640          $2,908,654          $2,101,746                N/A

  weighted average interest rate                       5.541%              5.036%              5.067%                  N/A

  weighted average original term to maturity         359 months          180 months          360 months                N/A

  weighted average remaining term to stated          357 months          179 months          359 months                N/A
  maturity
------------------------------------------------ ------------------ ------------------- -------------------- -----------------------

                                                        POOL I            POOL II               POOL III              COMBINED
------------------------------------------------ ------------------ ------------------- --------------------- ----------------------
Premium mortgage loans--i.e., loans with net
loan rates (interest rate less servicing fee)
greater than or equal to the target rate

  number                                                 592                105                    91                   N/A

  scheduled principal balance                        $323,372,398       $59,384,617           $50,454,160               N/A

  weighted average interest rate                        5.920%             5.468%                5.483%                 N/A

  weighted average original term to maturity          359 months         180 months            360 months               N/A

  weighted average remaining term to stated           358 months         178 months            358 months               N/A
  maturity
------------------------------------------------ ------------------ ------------------- --------------------- ----------------------
Originated from                                    March 1, 2004       June 1, 2004        September 1, 2004      March 1, 2004
                                                     through             through                through             through
                                                   October 1, 2005    October 1, 2005       October 1, 2005      October 1, 2005

Mortgage loans originated using underwriting            34.69%             18.86%                28.90%                31.95%
policies that require proof of income and
liquid assets and telephone verification of
employment

Refinanced mortgage loans originated using              41.33%             46.17%                 None                 37.36%
underwriting policies that require proof of
income and telephone verification of
employment, but do not require proof of assets

Mortgage loans originated using stated income           4.64%              6.08%                  None                 4.31%
loan underwriting policies that do not require
proof of the prospective borrower's income as
stated on the loan application but do require
telephone verification of employment and proof
of liquid assets

Mortgage loans originated using stated income           17.53%             23.01%                71.10%                24.23%
loan underwriting policies that do not require
proof of the prospective borrower's income as
stated on the loan application or proof of the
borrower's assets, but do require telephone
verification of employment

Refinanced mortgage loans originated using              1.81%              5.88%                  None                 2.15%
streamlined underwriting policies
------------------------------------------------ ------------------ ------------------- --------------------- ----------------------

                                                       POOL I           POOL II            POOL III            COMBINED
------------------------------------------------ ----------------- ------------------ ------------------ ------------------
"Home loans" subject to the Georgia Fair                None              None               None                None
Lending Act and originated on or before the
Act's amendment, effective March 7, 2003.


In the preceding tables:

o All mortgage loans were originated or acquired by CitiMortgage, Citi FSB, or Citibank (originator only).

o Percentages of mortgage loans shown above are percentages of scheduled principal balance. Interest rates and servicing fee shown above are per annum. Amounts and percentages relating to premium and discount loans are approximate.

DETAILED INFORMATION

Additional information on the mortgage loans expected to be included in the Trust on the closing date is set forth in the appendix to this supplement. The mortgage loans actually included in the Trust may differ from the description in the summary and the appendix, but the differences will not be material. Within 15 days after the closing date, CMSI will file a Form 8-K with the SEC containing detailed information on the mortgage loans actually in the Trust and other matters, including

o the aggregate initial principal balance of the class A certificates and the initial principal balances of the class B certificates, and

o the subordination levels for classes A, B-1, B-2, B-3, B-4 and B-5.

SERIES RISK FACTORS

You should consider the following risk factors for this series, as well as the general risk factors for the certificates discussed in the core prospectus, before you purchase any certificates.

GEOGRAPHIC CONCENTRATION

The following table shows the approximate percentage of the total initial scheduled principal balance of the mortgage loans in each pool that are mortgage loans secured by mortgaged properties located in the indicated state:

    State           Pool I      Pool II     Pool III
----------------- ------------ ----------- -----------
California           35.53%       19.57%      14.21%
Connecticut           2.70%        5.28%      10.90%
New York             20.24%       11.66%       9.05%

No other state contains mortgaged properties securing more than 10% of the initial scheduled principal balance of the mortgage loans in a pool.

   In recent years, California, the New York/ New Jersey metropolitan area and several other regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Any concentration of mortgage loans in such a region presents risk considerations in addition to those generally present for similar mortgage-backed securities. In addition, California, Florida, the Gulf Coast, and other regions have experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled monthly payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.

   None of the mortgage properties are located in Alabama, Louisiana or Mississippi. CMSI has not determined the extent to which any of the properties located in other states that are included in the series may have been damaged by recent hurricanes and tropical storms. Material damage to any of these properties could require the early repurchase of the related mortgage loans by CMSI. Such repurchases would be treated as prepayments of the mortgage loans, which could shorten the maturities and alter the yields shown for classes in the tables under "Weighted average lives and yields to maturity" below.

   A number of commentators have recently suggested that home prices in the United States are at a cyclical high, and likely to fall substantially in the near future. A substantial fall in housing prices could cause an increase in defaults on the mortgage loans, and would reduce the amount that could be realized on foreclosure.

HOMEOWNERS CALLED INTO MILITARY SERVICE

In preparation for United States military action against Iraq, President Bush ordered the activation of several thousand members of the armed forces reserves, and additional reservists may be called to active duty. If any of these reservists is a homeowner of a mortgage loan, the interest rate limitations and other provisions of the U.S. Servicemembers Act and any comparable state or local law, including for California homeowners, the California Servicemembers Act, would apply to the mortgage loan during the homeowner's period of active duty. In addition, other homeowners who enter military service after the origination of their mortgage loans (including homeowners who are members of the National Guard at the origination of their mortgage loans and are later called to active duty) would be covered by the U.S. Servicemembers Act, any comparable state or local law, and for California homeowners, the California Servicemembers Act. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the U.S. Servicemembers Act, any comparable state or local law or the California Servicemembers Act. See "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders" in the core prospectus.

  CMSI has not determined which mortgage loans, if any, might be affected by the U.S. or California Servicemembers Act.

ALLOCATIONS AND DISTRIBUTIONS

SENIOR TARGET-RATE CLASS ALLOCATIONS

On each distribution day before the subordination depletion date, the aggregate scheduled and unscheduled principal allocated to the senior target-rate classes of a group will be allocated to the individual senior target-rate classes of that group as follows:

   GROUP I: Principal allocated to the group I senior target-rate classes from the pool I target-rate strip will be allocated sequentially as follows:

   First, to classes IA-3 and IA-4, the amounts determined under "NAS classes" below.

   Second, concurrently, 95.1722960122% to class IA-1 and 4.8277039878% to class IA-2, until the principal balance of class IA-2 is reduced to zero.

   Third, concurrently, 95.1722960122% to class IA-1 and 4.8277039878% to class IA-5, until the principal balance of class IA-1 is reduced to zero.

   Fourth, concurrently as follows:

      a 13.4627500394% to class IA-5 until its principal balance is reduced to zero, and

      b 86.5372499606% sequentially to classes IA-6, IA-7 and IA-8, in that order, until their principal balances are reduced to zero.

   Fifth, concurrently to classes IA-3 and IA-4, in proportion to their principal balances, until their principal balances are reduced to zero.

   GROUP II: Principal allocated to the group II senior target-rate classes from the pool II target-rate strip will be allocated to class IIA-1 until its principal balance is reduced to zero.

   GROUP III: Principal allocated to the group III senior target-rate classes from the pool III target-rate strip will be allocated to class IIIA-1 until its principal balance is reduced to zero.

   Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and the principal allocation for the senior target-rate classes of each group will be allocated to the senior target-rate classes of the group in proportion to their principal balances on the preceding day.

   On the first distribution day, the senior target-rate classes are expected to be allocated between 96.84% and 97.84% of scheduled principal payments on the target-rate strips.

DISTRIBUTIONS TO ACCRUAL AND ACCRUAL DIRECTED CLASSES

Class IA-8 is an accrual class, and classes IA-6 and IA-7 are its accrual directed classes

   While the accrual class IA-8 may receive principal distributions prior to the subordination depletion date, an accrual class will not receive current interest distributions prior to the earlier of its accrual termination day or the subordination depletion date.

   On each distribution day before interest is distributed to the accrual class IA-8, interest that is accrued on the principal balance of that class will be redirected to make principal distributions to its accrual directed class IA-6 until its principal balance is reduced to zero, and then to its accrual directed class IA-7 until its principal balance is reduced to zero.

   The accrual termination day for an accrual class is the first distribution day after the principal balance of each of its accrual directed classes is reduced to zero.

   An accrual class's principal balance will be increased by the amount of any interest distribution that is redirected to other classes as principal.

   Distributions to accrual classes are described in greater detail in "Distributions--Accrual and accrual directed classes" in the core prospectus.

PREPAYMENTS AND OTHER UNSCHEDULED PRINCIPAL

For the first nine years--that is, for distribution days 1 through 108--and, under the circumstances described below, for later distribution days, the senior target-rate classes of each group will receive disproportionately large allocations of unscheduled principal payments received during the preceding month on the target-rate strip of the related pool, as follows:

o Subject to the following provisos, on each distribution day the senior target-rate classes of a group will be allocated, in the aggregate, their proportionate share (based on principal balances of the group's senior target-rate classes and the group's subordinated target-rate component classes), plus the following percentage of the group's subordinated target-rate component classes' proportionate share, of unscheduled principal payments:

   distribution day     percentage
--------------------- -----------------
       1 - 60               100%
      61 - 72               70%
      73 - 84               60%
      85 - 96               40%
      97 - 108              20%
   109 and after             0%

provided, that for any distribution day,

o if the ratio of the aggregate principal balance of the senior target-rate classes of all groups to the aggregate principal balance of all the target-rate classes exceeds that ratio on the cut-off date, the senior target-rate classes of each group will be allocated 100% of unscheduled principal payments on the related pool's target-rate strip;

o if the distribution day is one on which the percentage shown in the preceding table is to be reduced--that is, the 61st, 73rd, 85th, 97th or 109th distribution day--and either the cumulative loss test or the delinquency test described below are not satisfied, then the percentage will not be reduced on that distribution day or on any subsequent distribution day until both the cumulative loss and delinquency tests are passed; and

o if the cumulative loss test is not satisfied for a distribution day, the percentage of unscheduled principal payments allocated to the senior target-rate classes of a group will be the greater of (a) the percentage for that distribution day calculated in accordance with the rules stated above, or (b) the percentage on the preceding distribution day.

   Example: Suppose that on the 73rd distribution day, the aggregate principal balance of the senior target-rate classes of group I is $94 million, the aggregate principal balance of the subordinated group I target-rate component classes is $6 million, and the Trust received $2 million of unscheduled principal payments on the pool I target-rate strip during the preceding month. Then the senior target-rate classes of group I will be allocated their 94% proportionate share of the $2 million (that is, $1,880,000) plus, per the table, 60% of the remaining $120,000, or $72,000, for a total of $1,952,000.

   If, however, the ratio of the principal balance of the senior target-rate classes of all groups to the principal balance of all the target-rate classes is greater than that ratio on the cut-off date, then the senior target-rate classes of group I will receive the entire $2 million of unscheduled principal.

   The cumulative loss test is satisfied for a distribution day if cumulative realized losses (for all pools) through that distribution day do not exceed the following percentages of the initial principal balance of the subordinated (composite) classes:

                        percentage of initial principal
                           balance of subordinated
    distribution day        (composite) classes
   -------------------- -------------------------------
         61 - 72                    30%
         73 - 84                    35%
         85 - 96                    40%
        97 - 108                    45%
      109 and after                 50%

   The delinquency test is satisfied for a distribution day if the average of the aggregate scheduled principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default) for that distribution day and the preceding five distribution days is either (1) less than 50% of the average of the principal balance of the subordinated classes for those distribution days, or (2) less than 2% of the average scheduled principal balance of all of the mortgage loans for those distribution days.

NAS CLASSES

Classes IA-3 and IA-4 are non-accelerated senior, or NAS classes.

   For the first 60 distribution days, the principal allocation for a NAS class will be zero.

   For distribution day 61 and after, the principal allocation for each NAS class will equal

o its proportionate share, based on the principal balances of the group's target-rate classes, of scheduled principal payments on the related pool`s target-rate strip allocated to the group's target-rate classes for that distribution day, plus

o the following percentage of its proportionate share, based on principal balances of the group's target-rate classes, of unscheduled principal payments on the related pool's target-rate strip allocated to the group's target-rate classes for that distribution day:

    distribution day        percentage
------------------------ --------------------
        61 - 72                  30%
        73 - 84                  40%
        85 - 96                  60%
        97 - 108                 80%
     109 and after              100%

   A NAS class's weighted average life will be longer, and could be significantly longer, than if it always received its proportionate share of principal distributions.

CROSS-COLLATERALIZATION

This is a cross-collateralized multiple-pool series, as described in "Multiple pool series" in the core prospectus. In certain circumstances, losses on mortgage loans in one pool may be absorbed by, and some payments received on mortgage loans in one pool may be distributed to, classes in unrelated groups, as described in the core prospectus.

   Because the pool II and pool III target-rate strips have a lower interest rate than the pool I target-rate strip, if group I is undercollateralized after the subordination depletion date, interest payments from the pool II and pool III target-rate strips that remain after interest distributions to the group II and group III target-rate classes will not be sufficient to fully cover interest shortfalls on the group I target-rate classes.

SUPER SENIOR AND SUPER SENIOR SUPPORT CLASSES

Classes IA-3 and IA-8 are super senior classes, and class IA-4 is their super senior support class. This means that after the subordination depletion date, any loss (other than a non-subordinated loss) on the pool I target-rate strip that would otherwise reduce the principal balance of class IA-3 or IA-8 will instead reduce the principal balance of class IA-4. If the losses initially allocated to classes IA-3 and IA-8 for any distribution day exceed the principal balance of class IA-4 on that distribution day, losses on classes IA-3 and IA-8 for that distribution day will be reduced in proportion to the losses initially allocated to those classes, until the principal balance of class IA-4 is reduced to zero. In no case, however, will losses of more than $3,829,000 initially allocated to class IA-3 or losses of more than $2,153,000 initially allocated to class IA-8 be used to reduce the balance of the class IA-4 certificates.

   For these purposes, the principal balance of a super senior support class on a distribution day will be determined after giving effect to the adjustments for that distribution day described in paragraphs 2 through 5 of the section "Adjustments to class balances" in the core prospectus (which include the reductions for non-subordinated losses, increases in the principal balances of accrual classes, principal distributions, and realized subordinated losses), but before the adjustments required by this section.

MAINTENANCE OF SUBORDINATION

The degree of credit enhancement enjoyed by a class due to subordination may be measured by that class's subordination level, which is the sum of the class percentages of all classes that are subordinated to that class. On the closing date, the following classes will have the following approximate initial subordination levels:

       Class          %               $
  ---------------- --------- ---------------------
  Class A:         2.65%         $12,480,328
  Class B-1:       1.15%          $5,416,328
  Class B-2:       0.70%          $3,297,328
  Class B-3:       0.45%          $2,119,328

   Thus, the subordinated classes will have an aggregate principal balance on the closing date that is approximately 2.65% of the aggregate principal balance of all the classes.

   The subordinated classes are also entitled to maintain a degree of credit enhancement by subordination throughout the life of the transaction. If on a distribution day, a subordinated class has an impaired subordination level--that is, its subordination level on that day is less than its initial subordination level--then all principal originally allocated to the subordinated classes will be allocated to the most senior of the subordinated classes with an impaired subordination level and to those subordinated classes that are senior to the impaired class, in proportion to their principal balances, up to those classes' principal balances, and any remainder will be allocated to the remaining subordinated classes, in order of seniority, up to those classes' principal balances.

   Example: Suppose that on a distribution day, (a) each of classes B-1 through B-6 has a principal balance of $1,000, (b) the aggregate principal allocation to the subordinated classes is $3,120, and (c) class B-2 has an impaired subordination level. Then on that distribution day

   (1) the entire amount allocated to the subordinated classes will be allocated to classes B-1 and B-2, in proportion to their principal balances, up to their principal balances, and

   (2) the remaining $1,120 will be allocated to class B-3 until its principal balance is reduced to zero, and

   (3) the remaining $120 will be allocated to class B-4.

Because this is a cross-collateralized multiple-pool series, impairment of subordination for subordinated classes will be determined based on composite class principal balances, not component class principal balances. In determining whether a composite class has an im-paired subordination level, the principal balance of the composite class will equal the sum of the principal balances of its component classes. If a subordinated composite class has an impaired subordination level, then principal will be allocated among the subordinated composite classes as described above. The principal balance of each component class will then be adjusted so that the principal balance of the component class from each group will be in the same proportion for each subordinated composite class.

SPECIAL HAZARD, BANKRUPTCY AND FRAUD LOSS LIMITS

There are no special hazard, bankruptcy or fraud loss limits.

WEIGHTED AVERAGE LIVES AND YIELDS TO MATURITY

The following tables of weighted average lives and yields to maturity have been prepared using the following structuring assumptions: o The mortgage loans and the classes have the characteristics set forth in "Summary--Series overview" above, without regard to any variation or approximation provided for in that section.

o The mortgage loans in the pools prepay at the indicated rate or rates.

o Scheduled payments of principal and interest on the mortgage loans are received in a timely manner.

o CMSI does not make a clean-up call.

o You purchase the certificates on the closing date.

o Each discount loan in each pool has an original term to maturity, remaining term to stated maturity and gross interest rate equal to the weighted average of the original term to maturity, remaining term to stated maturity and gross interest rate for all the discount loans in the related pool, as shown in the table below.

o Each premium loan in each pool has an original term to maturity, remaining term to stated maturity and gross interest rate equal to the weighted average of the original term to maturity, remaining term to stated maturity and gross interest rate for all the premium loans in the related pool, as shown in the following table.

DISCOUNT LOANS                   POOL I             POOL II                POOL III
-----------------------------------------------------------------------------------------------
Weighted average original     359 months           180 months             360 months
term to maturity

Weighted average              357 months           179 months             359 months
remaining term to stated
maturity

Gross weighted average        5.5410243759%        5.0358254259%          5.0665972103%
interest rate

Aggregate scheduled           $32,719,639.91       $2,908,653.56          $2,101,745.62
principal balance

PREMIUM LOANS                    POOL I               POOL II                POOL III
-----------------------------------------------------------------------------------------------
Weighted average original     359 months           180 months             360 months
term to maturity

Weighted average              358 months           178 months             358 months
remaining term to stated
maturity

Gross weighted average        5.9199024535%        5.4677104020%          5.4829706855%
interest rate

Aggregate scheduled           $323,372,398.19      $59,384,617.11         $50,454,159.72
principal balance

o for any IO classes, the percentages shown are notional balances as a percent of initial notional balances, and

o '*' indicates that between zero and 0.5% of initial principal or notional balance is outstanding,

   THE PREPAYMENT MODELS, THE STRUCTURING ASSUMPTIONS AND THE OTHER ASSUMPTIONS DESCRIBED BELOW ARE MADE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY OR THAT THE MORTGAGE LOANS IN EACH POOL WILL PREPAY AT THE SAME RATE. THE CHARACTERISTICS OF THE ACTUAL MORTGAGE LOANS ARE ALSO LIKELY TO DIFFER FROM THE STRUCTURING AND OTHER ASSUMPTIONS. AS A RESULT, THE ACTUAL PRINCIPAL OR NOTIONAL BALANCES, WEIGHTED AVERAGE LIVES AND PRE-TAX YIELDS OF THE CERTIFICATES ARE LIKELY TO DIFFER FROM THOSE SHOWN IN THE TABLES IN THIS "WEIGHTED AVERAGE LIVES AND YIELDS TO MATURITY" SECTION, EVEN IF ALL OF THE MORTGAGE LOANS PREPAY AT THE INDICATED PERCENTAGES OF THE PREPAYMENT MODEL. WE URGE YOU TO CONSULT YOUR INVESTMENT ADVISOR AND TO MAKE YOUR INVESTMENT DECISION BASED ON YOUR OWN DETERMINATION AS TO ANTICIPATED RATES OF PREPAYMENT UNDER A VARIETY OF SCENARIOS AND THE SUITABILITY OF A CLASS OF CERTIFICATES TO YOUR INVESTMENT OBJECTIVES.

   Principal balance as percent of initial principal balance

                                  CLASS IA-1                          CLASS IA-2                      CLASSES IA-3 AND IA-4
                   ------------------------------------ ------------------------------------ ---------------------------------------
                      PERCENTAGE OF PREPAYMENT MODEL       PERCENTAGE OF PREPAYMENT MODEL        PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY     0%   100%  300%   500%   600%        0%   100%  300%   500%   600%       0%     100%     300%     500%     600%
Initial             100   100   100     100    100       100   100    100   100     100      100      100      100      100      100
October 25, 2006     98    96    92      88     86        98    95     89    84      81      100      100      100      100      100
October 25, 2007     96    89    75      62     55        95    86     67    49      40      100      100      100      100      100
October 25, 2008     95    80    54      32     22        93    73     39     9       0      100      100      100      100      100
October 25, 2009     93    71    37      10      0        90    62     15     0       0      100      100      100      100      100
October 25, 2010     90    63    22       0      0        87    51      0     0       0      100      100      100      100      100
October 25, 2011     88    56    12       0      0        84    41      0     0       0       98       96       93       88       83
October 25, 2012     86    50     4       0      0        82    32      0     0       0       96       92       84       75       48
October 25, 2013     84    44     0       0      0        78    24      0     0       0       94       87       73       59       28
October 25, 2014     82    38     0       0      0        75    17      0     0       0       92       81       61       40       17
October 25, 2015     79    33     0       0      0        72    11      0     0       0       90       74       49       27       10
October 25, 2016     76    29     0       0      0        68     5      0     0       0       87       68       39       19        7
October 25, 2017     73    25     0       0      0        64     0      0     0       0       85       62       31       13        4
October 25, 2018     70    21     0       0      0        60     0      0     0       0       82       56       24        9        3
October 25, 2019     67    17     0       0      0        56     0      0     0       0       79       51       19        6        2
October 25, 2020     64    13     0       0      0        51     0      0     0       0       76       46       15        4        1
October 25, 2021     60    10     0       0      0        46     0      0     0       0       72       41       12        3        1
October 25, 2022     56     7     0       0      0        41     0      0     0       0       69       37        9        2        *
October 25, 2023     52     4     0       0      0        36     0      0     0       0       65       33        7        1        *
October 25, 2024     48     1     0       0      0        30     0      0     0       0       61       29        6        1        *
October 25, 2025     43     0     0       0      0        24     0      0     0       0       57       25        4        *        *
October 25, 2026     38     0     0       0      0        17     0      0     0       0       53       22        3        *        *
October 25, 2027     33     0     0       0      0        10     0      0     0       0       48       19        2        *        *
October 25, 2028     28     0     0       0      0         3     0      0     0       0       43       16        2        *        *
October 25, 2029     22     0     0       0      0         0     0      0     0       0       38       13        1        *        *
October 25, 2030     16     0     0       0      0         0     0      0     0       0       32       10        1        *        *
October 25, 2031      9     0     0       0      0         0     0      0     0       0       26        8        1        *        *
October 25, 2032      2     0     0       0      0         0     0      0     0       0       20        6        *        *        *
October 25, 2033      0     0     0       0      0         0     0      0     0       0       13        4        *        *        *
October 25, 2034      0     0     0       0      0         0     0      0     0       0        6        2        *        *        *
October 25, 2035      0     0     0       0      0         0     0      0     0       0        0        0        0        0        0
WEIGHTED AVERAGE   17.03  8.00  3.50   2.45   2.18      14.16  5.50  2.63   1.94   1.75     20.36    15.30    10.88    8.99     7.55
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                 CLASS IA-5                           CLASS IA-6                         CLASS IA-7
                  -------------------------------------- ---------------------------------- ----------------------------------------
                    PERCENTAGE OF PREPAYMENT MODEL          PERCENTAGE OF PREPAYMENT MODEL       PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY    0%    100%  300%  500%   600%           0%   100%  300%   500%   600%      0%   100%     300%     500%     600%
Initial            100    100   100    100    100          100   100    100   100     100     100    100      100      100      100
October 25, 2006   100    100   100    100    100           87    87     87    87      87     100    100      100      100      100
October 25, 2007   100    100   100    100    100           73    73     73    73      73     100    100      100      100      100
October 25, 2008   100    100   100    100     96           59    59     59    59      59     100    100      100      100      100
October 25, 2009   100    100   100     81     68           43    43     43    43      42     100    100      100      100      100
October 25, 2010   100    100    96     53     20           27    27     27     0       0     100    100      100       42        0
October 25, 2011   100    100    83     24      0           10    10     10     0       0     100    100      100        0        0
October 25, 2012   100    100    73      8      0            0     0      0     0       0      94     94       94        0        0
October 25, 2013   100    100    63      *      0            0     0      0     0       0      80     80       52        0        0
October 25, 2014   100    100    49      0      0            0     0      0     0       0      66     66        0        0        0
October 25, 2015   100    100    39      0      0            0     0      0     0       0      51     51        0        0        0
October 25, 2016   100    100    31      0      0            0     0      0     0       0      35     35        0        0        0
October 25, 2017   100     99    25      0      0            0     0      0     0       0      18     18        0        0        0
October 25, 2018   100     94    20      0      0            0     0      0     0       0       *      *        0        0        0
October 25, 2019   100     89    15      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2020   100     85    12      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2021   100     81    10      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2022   100     77     7      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2023   100     73     6      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2024   100     70     4      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2025   100     63     3      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2026   100     55     3      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2027   100     47     2      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2028   100     40     1      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2029    96     33     1      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2030    88     26     1      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2031    80     20     *      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2032    71     14     *      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2033    51      9     *      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2034    24      4     *      0      0            0     0      0     0       0       0      0        0        0        0
October 25, 2035     0      0     0      0      0            0     0      0     0       0       0      0        0        0        0
WEIGHTED AVERAGE  27.63  21.31 10.00  5.22   4.35         3.50   3.50  3.50   3.20   2.96    10.00  10.00    8.01     5.01     4.32
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                  CLASS IA-8                         CLASS IIA-1                     CLASS IIIA-1
                   ------------------------------------- ----------------------------------- ---------------------------------------
                      PERCENTAGE OF PREPAYMENT MODEL        PERCENTAGE OF PREPAYMENT MODEL       PERCENTAGE OF PREPAYMENT MODEL
DISTRIBUTION DAY     0%   100%   300%  500%   600%          0%   100%  300%   500%   600%       0%   100%   300%   500%     600%
Initial             100   100    100    100    100         100   100    100   100     100      100    100    100    100      100
October 25, 2006    106   106    106    106    106          95    94     90    87      85       99     97     93     90       88
October 25, 2007    112   112    112    112    112          91    85     75    65      61       97     91     80     70       65
October 25, 2008    118   118    118    118    118          86    76     58    43      36       96     85     65     48       40
October 25, 2009    125   125    125    125    125          80    67     44    27      21       94     78     52     32       24
October 25, 2010    132   132    132    132     60          75    58     33    17      12       92     72     41     21       14
October 25, 2011    139   139    139     72      0          69    50     25    11       6       91     66     33     14        8
October 25, 2012    147   147    147     23      0          63    43     18     7       3       89     61     26      9        5
October 25, 2013    155   155    155      1      0          56    36     13     4       2       87     56     21      6        3
October 25, 2014    164   164    145      0      0          49    30     10     2       1       85     51     17      4        2
October 25, 2015    173   173    116      0      0          42    24      7     1       1       82     47     13      3        1
October 25, 2016    183   183     93      0      0          34    18      4     1       *       80     43     11      2        1
October 25, 2017    193   193     74      0      0          26    13      3     *       *       77     39      8      1        *
October 25, 2018    204   204     58      0      0          17     8      2     *       *       75     35      7      1        *
October 25, 2019    204   204     46      0      0           8     4      1     *       *       72     32      5      1        *
October 25, 2020    204   204     36      0      0           0     0      0     0       0       69     29      4      *        *
October 25, 2021    204   204     29      0      0           0     0      0     0       0       66     26      3      *        *
October 25, 2022    204   204     22      0      0           0     0      0     0       0       63     23      3      *        *
October 25, 2023    204   204     17      0      0           0     0      0     0       0       59     21      2      *        *
October 25, 2024    204   204     13      0      0           0     0      0     0       0       56     18      1      *        *
October 25, 2025    204   189     10      0      0           0     0      0     0       0       52     16      1      *        *
October 25, 2026    204   164      8      0      0           0     0      0     0       0       48     14      1      *        *
October 25, 2027    204   140      6      0      0           0     0      0     0       0       43     12      1      *        *
October 25, 2028    204   118      4      0      0           0     0      0     0       0       39     10      *      *        *
October 25, 2029    204    97      3      0      0           0     0      0     0       0       34      8      *      *        *
October 25, 2030    204    78      2      0      0           0     0      0     0       0       29      6      *      *        *
October 25, 2031    204    60      1      0      0           0     0      0     0       0       23      5      *      *        *
October 25, 2032    204    43      1      0      0           0     0      0     0       0       18      4      *      *        *
October 25, 2033    151    27      *      0      0           0     0      0     0       0       12      2      *      *        *
October 25, 2034     70    12      *      0      0           0     0      0     0       0        6      1      *      *        *
October 25, 2035      0     0      0      0      0           0     0      0     0       0        0      0      0      0        0
WEIGHTED AVERAGE   28.63 24.08  12.84  6.27   5.09        8.44   6.59  4.37   3.20   2.81     18.83  10.99  5.42   3.57     3.06
LIFE (YEARS)

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE

                                       CLASS A-PO                                CLASSES B-1, B-2 AND B-3
                        ---------------------------------------- -------------------------------------------------
                            PERCENTAGE OF PREPAYMENT MODEL                    PERCENTAGE OF PREPAYMENT MODEL
  DISTRIBUTION DAY        0%     100%    300%    500%     600%             0%     100%     300%    500%    600%

  Initial                100     100     100     100       100            100      100     100     100      100
  October 25, 2006        98      97      93      90        88             98       98      98      98       98
  October 25, 2007        97      91      81      70        66             96       96      96      96       96
  October 25, 2008        95      84      65      49        42             95       95      95      95       95
  October 25, 2009        93      77      52      33        26             93       93      93      93       93
  October 25, 2010        91      71      42      23        16             90       90      90      90       90
  October 25, 2011        89      65      34      16        10             88       87      83      79       77
  October 25, 2012        86      60      27      11         6             86       82      75      67       63
  October 25, 2013        84      55      21       7         4             83       77      64      53       47
  October 25, 2014        81      50      17       5         2             80       71      53      38       32
  October 25, 2015        79      45      13       3         2             78       64      42      26       20
  October 25, 2016        76      41      11       2         1             75       58      33      17       12
  October 25, 2017        73      37       8       2         1             71       52      26      12        7
  October 25, 2018        70      33       7       1         *             68       47      20       8        5
  October 25, 2019        67      30       5       1         *             64       42      16       5        3
  October 25, 2020        63      27       4       *         *             61       37      12       3        2
  October 25, 2021        60      24       3       *         *             58       33      10       2        1
  October 25, 2022        57      21       2       *         *             55       30       7       2        1
  October 25, 2023        54      19       2       *         *             52       26       6       1        *
  October 25, 2024        51      17       1       *         *             49       23       4       1        *
  October 25, 2025        47      15       1       *         *             46       20       3       *        *
  October 25, 2026        43      13       1       *         *             42       18       3       *        *
  October 25, 2027        39      11       1       *         *             39       15       2       *        *
  October 25, 2028        35       9       *       *         *             35       13       1       *        *
  October 25, 2029        31       7       *       *         *             30       11       1       *        *
  October 25, 2030        26       6       *       *         *             26        8       1       *        *
  October 25, 2031        21       5       *       *         *             21        6       *       *        *
  October 25, 2032        16       3       *       *         *             16        5       *       *        *
  October 25, 2033        10       2       *       *         *             11        3       *       *        *
  October 25, 2034         5       1       *       *         *              5        1       *       *        *
  October 25, 2035         0       0       0       0         0              0        0       0       0        0
  WEIGHTED AVERAGE       17.91   10.69    5.46    3.67      3.18          17.66    13.53    9.89    8.38     7.93
  LIFE (YEARS)



YIELDS ON CERTAIN SENIOR CLASSES

The following tables indicate sensitivity to various rates of prepayment on the mortgage loans of the pre-tax yields to maturity on a corporate bond equivalent basis of class A-PO. In addition to the structuring assumptions described in "Weighted average lives and yields to maturity" above, we have assumed that the class has a purchase price equal to 70% of its initial principal balance. You should note that the only prepayments that affect the class A-PO certificates are prepayments on the hypothetical loans in the pool I, pool II and pool III PO strips.


PRE-TAX YIELDS TO MATURITY OF CLASS A-PO

     CLASS                                             PERCENTAGE OF PREPAYMENT MODEL
-------------------------- ---------------------------------------------------------------------------------------
                                 0%               100%              300%             500%              600%
                                 --               ----              ----             ----              ----

      A-PO                       2.088%           3.705%            7.445%           10.981%          12.631%


The pre-tax yields set forth in the preceding tables (and in the tables below for yields on offered subordinated classes) were calculated by

o determining the monthly discount rates that, when applied to the streams of cash flows assumed to be paid on the certificates, would make the discounted present value of the assumed stream of cash flows equal to the assumed purchase price on the closing date for each class, and

o converting the monthly rates to corporate bond equivalent rates.

   The calculation does not take into account the interest rates at which you might reinvest distributions received by you on the certificates.

YIELDS ON CLASSES B-2 AND B-3

The following yield tables have been prepared using the structuring assumptions, except that we assumed that

o scheduled interest and principal payments on the mortgage loans are received timely, except for mortgage loans on which defaults occur in accordance with the indicated percentages of SDA,

o defaults on the mortgage loans in each pool will at all times occur at the same rate,

o all defaulted loans are liquidated after exactly 12 months,

o there are realized losses of a percentage (referred to in the tables as the "loss severity" percentage) of the principal balance at liquidation of the defaulted mortgage loans,

o all realized losses are covered by subordination,

o the class A prepayment percentages are reduced only when permitted as described under "Allocations and distributions--Prepayments and other unscheduled principal" above, and

o there are no reductions to interest allocations due to prepayment interest shortfalls.

   The pre-tax yields shown in the following tables were calculated in the same manner as the pre-tax yields on the class A-PO certificates, as described in the preceding section. We assumed purchase prices of approximately 94.5% of the initial principal balance plus accrued interest for the class B-2 certificates and approximately 89.75% of the initial principal balance plus accrued interest for the class B-3 certificates.

PRE-TAX YIELD TO MATURITY OF CLASS B-2

                                                     PERCENTAGE OF PREPAYMENT MODEL
   SDA PERCENTAGE                 20% LOSS SEVERITY                               30% LOSS SEVERITY
------------------- ---------------------------------------------- -----------------------------------------------
                         100%           300%            500%            100%            300%            500%
                         ----           ----            ----            ----            ----            ----
          50%           6.089%          6.201%         6.282%          6.094%          6.200%          6.283%
         100%           6.013           6.207          6.282           2.933           6.214           6.285
         150%           3.054           6.215          6.285         (25.718)          0.452           6.289
         200%         (19.772)          3.347          6.286         (36.822)        (26.840)          0.307


PRE-TAX YIELD TO MATURITY OF CLASS B-3

                                                     PERCENTAGE OF PREPAYMENT MODEL
   SDA PERCENTAGE                 20% LOSS SEVERITY                               30% LOSS SEVERITY
------------------- ---------------------------------------------- -----------------------------------------------
                         100%           300%            500%            100%            300%            500%
                         ----           ----            ----            ----            ----            ----
          50%           6.674%          6.949%         7.109%          6.300%          6.946%          7.110%
         100%           1.927           6.958          7.110         (27.785)         (1.476)          6.812
         150%         (27.622)         (1.260)         6.850         (42.775)        (35.320)        (11.989)
         200%         (38.286)        (29.731)        (2.007)        (52.969)        (47.792)        (39.913)


The following table shows aggregate realized losses on the certificates under each of the scenarios in the preceding tables, expressed as a percentage of the initial principal balance:

AGGREGATE REALIZED LOSSES

                                                   PERCENTAGE OF PREPAYMENT MODEL
   SDA PERCENTAGE                 20% LOSS SEVERITY                               30% LOSS SEVERITY
------------------- ---------------------------------------------- -----------------------------------------------
                         100%           300%            500%            100%            300%            500%
                         ----           ----            ----            ----            ----            ----
          50%           0.297%          0.202%         0.144%          0.446%          0.303%          0.217%
         100%           0.589           0.402          0.287           0.884           0.602           0.431
         150%           0.877           0.599          0.429           1.316           0.898           0.644
         200%           1.161           0.793          0.569           1.741           1.190           0.854

Investors should note that

o the loss severity percentage does not purport to be a historical description of loss severity experience or a prediction of the anticipated loss severity of any pool of mortgage loans, and

o even if subsequently cured, delinquencies may affect the timing of distributions on the offered subordinated classes, because the entire amount of the delinquencies would be borne by the subordinated classes in reverse order of seniority before they would affect the senior classes.

ADDITIONAL ERISA CONSIDERATIONS

The Department of Labor has granted the underwriter, Greenwich Capital Markets, Inc. (Greenwich Capital), an administrative exemption, Prohibited Transaction Exemption PTE 90-59, from some of ERISA's prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter's exemption. The underwriter's exemption should apply to the acquisition, holding, and resale of the offered certificates by an ERISA plan, provided that specified conditions are met, including

o the acquisition of offered certificates by an ERISA plan is on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,

o at the time the ERISA plan acquired the offered certificates, S&P, Fitch or Moody's rated the certificates in one of the four highest generic rating categories,

o the sum of all payments made to the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting those certificates, and

o the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the services provided to the Trust by the servicer and for reimbursement of the servicer's reasonable expenses in providing those services.

   The underwriter's exemption does not apply to the acquisition and holding of offered certificates by ERISA plans sponsored by CMSI, the underwriter, the Trustee or any of their affiliates. Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements

o an ERISA plan's investment in each class of offered certificates does not exceed 25% of the outstanding amount of that class at the time it acquired that position, and

o immediately after it acquired that position, no more than 25% of the assets of an ERISA plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

   A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.

LEGAL INVESTMENT

The class A and B-1 certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, (SMMEA), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The offered class B-2 and B-3 certificates will not be "mortgage related securities" under SMMEA.

FEDERAL INCOME TAX CONSEQUENCES

The assets of the Trust will consist of mortgage loans. For federal income tax purposes, an election will be made to treat the Trust as one or more REMICs. Each class of the offered certificates will be designated as a regular interest in a REMIC. Offered certificates will be treated as debt instruments for US federal income tax purposes.

   It is anticipated that

o the class A-PO certificates will be issued with original issue discount (OID) equal to the excess of their initial principal balance over their issue price,

o the class IA-8 certificates will be issued with OID equal to the excess of the sum of all expected distributions of principal and interest (whether current or accrued) on these certificates over their issue price (including accrued interest from October 1, 2005),

o the class IA-1, IA-2, IA-6, and IA-7 certificates will be issued at a premium,

o the class IA-3, IA-4, and IIA-1 certificates will be issued with de minimis OID, and

o the class IA-5, IIIA-1, and B-1 through B-3 certificates will be issued with OID equal to the excess of their initial principal balances (plus two days of accrued interest) over their respective issue prices (including accrued interest from October 1, 2005).

   The offered certificates will be treated as

o "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations,

o "real estate assets" for real estate investment trusts, and

o "qualified mortgages" for another REMIC.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of the underwriting agreement between Greenwich Capital, Citigroup and CMSI, Greenwich Capital, as underwriter, will purchase the offered certificates from CMSI upon issuance. The underwriter has committed to purchase all the offered certificates if any certificates are purchased. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

   Proceeds to CMSI will be approximately 99.29264% of the aggregate initial principal balance of the senior classes, and 95.51821% of the aggregate initial principal balance of the offered subordinated classes, plus accrued interest on each group's senior classes at the target rate for that group, and on the offered subordinated classes at approximately 5.3781%, and before deducting expenses of approximately $260,000 payable by CMSI. However, if the initial principal balance of the senior classes is less than the aggregate principal balance of the senior classes shown in "Summary--Series overview" above, the aggregate proceeds to CMSI (stated as a percentage of the initial principal balance of the senior classes) will be adjusted upwards by not more than 0.001%, and if the aggregate initial principal balance of the senior classes is greater than the aggregate principal balance of the senior classes shown in "Summary--Series overview" above, the aggregate proceeds to CMSI (stated as a percentage of the initial principal balance of the senior classes) will be adjusted downwards by not more than 0.001%. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.

   Subject to the terms and conditions of the purchase agreement between Citigroup, CMSI and Greenwich Capital, Greenwich Capital will purchase the unoffered subordinated certificates upon issuance. Greenwich Capital has committed to purchase all of the unoffered subordinated certificates if any offered certificates are purchased. Greenwich Capital will offer the unoffered subordinated certificates through one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the unoffered subordinated certificates is a condition to the closing of the sale of the offered certificates to the underwriter.

   The underwriting agreement provides that CMSI and Citigroup will indemnify the underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the underwriter may be required to make under that Act.

   In connection with this offering, the underwriter may over-allot or effect transactions that stabilize or maintain the market price of the offered certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

   CMSI anticipates that certificates will be sold primarily to institutional investors. A purchaser of certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."

   Underwriters and agents participating in the distribution of the certificates, and their affiliates, may engage in transactions with and perform services for Citigroup or its affiliates in the ordinary course of business.

LEGAL OPINIONS

Legal opinions will be delivered for CMSI and Citigroup by Michael S. Zuckert, as General Counsel, Finance and Capital Markets, of Citigroup Inc., and for the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York. Mr. Zuckert owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup. Cadwalader, Wickersham & Taft LLP, will deliver opinions on ERISA and federal income tax matters for CMSI.

ADDITIONAL SEC FILINGS

The following documents filed with the SEC by CMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:

o Current Reports on Form 8-K dated October 6, 2005 and October 24, 2005, filed pursuant to Section 13, and

o all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the certificates.

APPENDIX--DETAILED DESCRIPTION OF THE MORTGAGE LOANS

The following tables give additional information about the mortgage loans as of the cut-off date. The mortgage loans actually included in the Trust may differ from their description below, but the differences will not be material.


YEARS OF ORIGINATION

                              Pool I loans              Pool II loans               Pool III loans             Combined
                                      Aggregate                   Aggregate                 Aggregate                     Aggregate
                          Number      principal       Number      principal      Number     principal       Number        principal
Year originated          of loans      balance       of loans      balance      of loans     balance       of loans        balance
--------------------- -----------   -------------- ----------- -------------- ----------- ------------- --------------- ------------
2004                        5       $  2,506,857        3        $ 1,646,500        1      $   491,686            9     $  4,645,044
2005                      644        353,585,181      108         60,646,771       94       52,064,219          846      466,296,170
--------------------- -----------   -------------- ----------  -------------- ------------ ------------ --------------- ------------
Total                     649       $356,092,038      111        $62,293,271       95      $52,555,905          855     $470,941,214


TYPES OF DWELLINGS

                               Pool I loans             Pool II loans             Pool III loans                Combined
                                      Aggregate                Aggregate                     Aggregate                   Aggregate
                          Number      principal      Number    principal        Number       principal      Number       principal
Types of dwellings       of loans      balance      of loans    balance        of loans       balance      of loans       balance
--------------------- ------------- ------------- ------------ ------------- ------------- -------------- ------------ -------------
Detached house                542   $298,403,792         100    $57,249,388        79        $44,671,558         721    $400,324,737
2 to 4 family                  22     13,919,607           0              0         0                  0          22      13,919,607
Townhouse                       8      3,093,462           0              0         6          2,760,511          14       5,853,973
Condominium
(one to four stories)          33     17,430,872           6      3,005,278         6          3,070,564          45      23,506,714
Condominium
(over four stories)            12      6,654,510           2        812,080         4          2,053,272          18       9,519,863
Cooperative                    32     16,589,795           3      1,226,525         0                  0          35      17,816,320
--------------------- ------------- ------------- ------------ ------------- ----------- ---------------- ------------ -------------
Total                         649   $356,092,038         111    $62,293,271        95        $52,555,905         855    $470,941,214

NUMBER OF UNITS IN DWELLINGS

                   Pool I loans                   Pool II loans                 Pool III loans                   Combined
                             Aggregate                      Aggregate                     Aggregate                      Aggregate
               Number        principal       Number         principal        Number       principal        Number        principal
Type          of loans        balance       of loans         balance        of loans       balance        of loans        balance
------------ ------------- -------------- -------------- ---------------- ------------- -------------- --------------- -------------
1-family           627      $342,172,431         111         $62,293,271         95       $52,555,905          833      $457,021,607
2-family            22        13,919,607           0                   0          0                 0           22        13,919,607
------------ ------------- -------------- -------------- ---------------- ------------- -------------- --------------- -------------
Total              649      $356,092,038         111         $62,293,271         95       $52,555,905          855      $470,941,214


SIZE OF LOANS

                                 Pool I loans               Pool II loans             Pool III loans             Combined
                                         Aggregate                   Aggregate                  Aggregate                  Aggregate
                             Number      principal       Number      principal     Number       principal    Number        principal
Principal balance           of loans      balance       of loans      balance     of loans       balance    of loans        balance
-------------------------- ----------- -------------- ---------- -------------- ---------- -------------- ----------- --------------
$149,999 and under                 4      $  437,834       2         $  88,336       0            $    0        6        $  526,170
$150,000 through $199,999          2         366,103       1           199,601       0                 0        3           565,704
$200,000 through $249,999          1         206,984       0                 0       0                 0        1           206,984
$250,000 through $299,999          2         599,417       2           555,356       1           278,369        5         1,433,142
$300,000 through $349,999          2         622,409       2           657,629       0                 0        4         1,280,037
$350,000 through $399,999         82      31,540,023      13         5,003,882      10         3,844,244      105        40,388,148
$400,000 through $449,999        142      60,355,584      13         5,578,819      13         5,513,348      168        71,447,753
$450,000 through $499,999        123      59,065,568      26        12,415,738      21        10,053,515      170        81,534,822
$500,000 through $549,999         54      28,174,749      10         5,330,679      16         8,430,939       80        41,936,366
$550,000 through $599,999         54      31,303,192       8         4,622,797       8         4,543,164       70        40,469,153
$600,000 through $649,999         43      27,219,387       8         5,009,176       5         3,095,416       56        35,323,979
$650,000 through $699,999         43      29,157,591       8         5,495,020       7         4,748,504       58        39,401,115
$700,000 through $749,999         23      16,588,917       1           732,418       3         2,179,691       27        19,501,027
$750,000 through $799,999         10       7,763,223       3         2,361,320       3         2,370,012       16        12,494,555
$800,000 through $849,999         12       9,977,816       1           820,129       1           826,096       14        11,624,041
$850,000 through $899,999          9       7,946,643       4         3,493,307       1           873,169       14        12,313,118
$900,000 through $949,999         11      10,195,514       1           932,642       2         1,862,806       14        12,990,962
$950,000 through $999,999         23      22,733,285       5         4,936,135       4         3,936,632       32        31,606,052
$1,000,000 and over                9      11,837,799       3         4,060,287       0                 0       12        15,898,086
-------------------------- ----------- -------------- ---------- -------------- ---------- -------------- ----------- --------------
Total                            649    $356,092,038     111       $62,293,271      95       $52,555,905      855      $470,941,214

DISTRIBUTION BY INTEREST RATES

                          Pool I loans                Pool II loans               Pool III loans                Combined
                                  Aggregate                     Aggregate                    Aggregate                   Aggregate
                      Number      principal       Number        principal      Number        principal     Number        principal
Interest rate        of loans      balance       of loans        balance      of loans        balance     of loans        balance
----------------- -----------  -------------- ------------ --------------- ------------ -------------- --------------- -------------
4.875% - 5.000%         1      $    998,798         3        $ 1,576,914         2       $   630,176            6      $  3,205,888
5.001% - 5.500%        21        12,309,425        80         45,732,079        72        40,315,635          173        98,357,140
5.501% - 6.000%       535       297,941,731        28         14,984,278        21        11,610,094          584       324,536,102
6.001% - 6.500%        81        39,084,241         0                  0         0                 0           81        39,084,241
6.501% - 7.000%         7         3,775,274         0                  0         0                 0            7         3,775,274
7.001% - 7.125%         4         1,982,569         0                  0         0                 0            4         1,982,569
----------------- -----------  -------------- ------------ --------------- ------------ -------------- --------------- -------------
Total                 649      $356,092,038       111        $62,293,271        95       $52,555,905          855      $470,941,214



DISTRIBUTION BY LOAN-TO-VALUE RATIO AT ORIGINATION

                              Pool I loans               Pool II loans              Pool III loans             Combined
                                       Aggregate                   Aggregate                 Aggregate                   Aggregate
                          Number       principal     Number        principal     Number      principal     Number        principal
Loan-to-value ratio      of loans       balance     of loans        balance     of loans      balance     of loans        balance
--------------------- ------------ -------------- ------------ --------------- ----------- ------------ ------------ --------------
65.000% and below          236      $134,257,416        64        $36,968,914       18     $ 9,323,031       318      $180,549,360
65.001% - 75.000%          152        82,370,445        25         14,621,169       17      10,021,645       194       107,013,259
75.001% - 80.000%          257       137,931,251        22         10,703,188       57      31,768,265       336       180,402,705
80.001% - 85.000%            0                 0         0                  0        2       1,044,800         2         1,044,800
85.001% - 90.000%            1           374,684         0                  0        0               0         1           374,684
90.001% - 95.000%            3         1,158,242         0                  0        1         398,164         4         1,556,406
--------------------- ------------ -------------- ------------ --------------- ----------- ------------ ------------ --------------
Total                      649      $356,092,038       111        $62,293,271       95     $52,555,905       855      $470,941,214


GEOGRAPHIC DISTRIBUTION

                              Pool I loans                 Pool II loans           Pool III loans                  Combined
                                        Aggregate                  Aggregate                 Aggregate                     Aggregate
                          Number        principal       Number     principal     Number      principal       Number        principal
State                    of loans        balance       of loans     balance     of loans      balance       of loans        balance
--------------------- --------------- -------------- ------------ ------------ ---------- -------------- -------------- ------------
Arizona                     11        $  6,380,453        4       $ 1,938,382        4      $2,060,473          19      $ 10,379,308
Arkansas                     1             419,561        0                 0        0               0           1           419,561
California                 238         126,535,580       22        12,192,816       13       7,468,391         273       146,196,788
Colorado                     9           5,064,390        3         2,739,616        3       1,841,967          15         9,645,972
Connecticut                 13           9,607,929        5         3,286,205        9       5,728,588          27        18,622,723
Delaware                     3           1,846,239        0                 0        0               0           3         1,846,239
District of Columbia         4           2,175,806        1           390,623        1         367,616           6         2,934,045
Florida                     15           7,967,251        6         2,672,835        0               0          21        10,640,087
Georgia                     18           9,070,927        3         1,440,847        4       2,398,737          25        12,910,510
Hawaii                       3           2,332,555        0                 0        0               0           3         2,332,555
Illinois                    11           5,813,842        8         4,487,692        3       1,785,810          22        12,087,344
Indiana                      4           2,421,724        1           437,608        1         696,841           6         3,556,173
Iowa                         1             435,534        0                 0        0               0           1           435,534
Kansas                       1             932,444        1           855,736        0               0           2         1,788,180
Kentucky                     1           1,161,336        0                 0        1         365,759           2         1,527,095
Maine                        1             415,496        0                 0        0               0           1           415,496
Maryland                    19          10,157,992        3         1,697,705        3       2,221,775          25        14,077,471
Massachusetts               27          15,505,309        3         1,736,295        6       3,146,555          36        20,388,158
Michigan                     7           3,561,200        0                 0        4       1,732,308          11         5,293,508
Minnesota                   12           5,739,017        2           856,312        0               0          14         6,595,329
Missouri                     3           1,574,254        5         3,195,250        0               0           8         4,769,504
Montana                      0                   0        1           697,489        0               0           1           697,489
Nevada                       4           2,043,516        2         1,079,757        0               0           6         3,123,273
New Hampshire                5           2,478,918        1           732,418        1         585,269           7         3,796,605
New Jersey                  27          15,339,937        5         2,843,079       10       4,856,452          42        23,039,468
New Mexico                   4           1,781,546        1           448,681        0               0           5         2,230,226
New York                   128          72,082,810       15         7,260,311        9       4,757,399         152        84,100,520
North Carolina               6           3,137,671        4         2,307,579        0               0          10         5,445,251
Ohio                         3           1,556,251        0                 0        4       2,423,973           7         3,980,224
Oklahoma                     1             599,388        0                 0        0               0           1           599,388
Oregon                       2           1,014,062        0                 0        0               0           2         1,014,062
Pennsylvania                 8           3,815,721        2           711,737        4       2,021,989          14         6,549,447
Rhode Island                 1             523,478        0                 0        0               0           1           523,478
South Carolina               5           1,893,215        2         1,059,807        0               0           7         2,953,022

                              Pool I loans                 Pool II loans           Pool III loans                  Combined
                                        Aggregate                  Aggregate                 Aggregate                     Aggregate
                          Number        principal       Number     principal     Number      principal       Number        principal
State                    of loans        balance       of loans     balance     of loans      balance       of loans        balance
--------------------- --------------- -------------- ------------ ------------ ---------- -------------- -------------- ------------
Tennessee                    1             442,787        0                 0        0               0           1           442,787
Texas                       11           7,665,310        8         5,845,469        5       2,753,953          24        16,264,732
Utah                         3           1,587,400        1           446,695        1         498,877           5         2,532,972
Virginia                    24          13,236,459        1           434,121        8       4,393,677          33        18,064,257
Washington                  11           5,753,914        1           498,206        0               0          12         6,252,121
West Virginia                1             459,060        0                 0        0               0           1           459,060
Wisconsin                    2           1,561,756        0                 0        1         449,496           3         2,011,252
Total                      649        $356,092,038      111       $62,293,271       95     $52,555,905         855      $470,941,214

  DISTRIBUTION BY FICO SCORES AND LOAN-TO-VALUE RATIOS AT ORIGINATION

   FICO score                                        Pool I loan-to-value ratio
------------------ -----------------------------------------------------------------------------------------------
                   65.000%         65.001% -     75.001% -    80.001% -     85.001% -     90.001% -   All Pool I
                   and below       75.000%       80.000%      85.000%       90.000%       95.000%       loans
                   ---------       -------       -------      -------       -------       -------     -----------
Less than 620          0.54%         0.30%         0.71%        0.00%         0.00%         0.00%        1.56%
620 - 649              0.59          0.53          0.26         0.00          0.00          0.22         1.60
650 - 699              4.65          4.16          6.04         0.00          0.00          0.00        14.85
700 - 749             13.87          7.09         14.68         0.00          0.11          0.00        35.75
750 - 799             17.07         10.20         14.39         0.00          0.00          0.11        41.76
800 and above          0.98          0.85          2.65         0.00          0.00          0.00         4.48
------------------ ------------- ------------- ------------ ------------- ------------- ------------ -------------
Total                 37.70%        23.13%        38.73%        0.00%         0.11%         0.33%      100.00%

   FICO score                                       Pool II loan-to-value ratio
------------------ -----------------------------------------------------------------------------------------------
                   65.000%         65.001% -     75.001% -    80.001% -     85.001% -     90.001% -   All Pool II
                   and below       75.000%       80.000%      85.000%       90.000%       95.000%       loans
                   ---------       -------       -------      -------       -------       -------     -----------
Less than 620          1.85%         0.00%         0.63%        0.00%         0.00%         0.00%        2.48%
620 - 649              1.60          0.00          0.00         0.00          0.00          0.00         1.60
650 - 699              9.27          9.03          2.56         0.00          0.00          0.00        20.87
700 - 749             13.35          6.96          5.87         0.00          0.00          0.00        26.18
750 - 799             29.47          6.87          7.69         0.00          0.00          0.00        44.02
800 and above          3.81          0.61          0.43         0.00          0.00          0.00         4.85
------------------ ------------- ------------- ------------ ------------- ------------- ------------ -------------
Total                 59.35%        23.47%        17.18%        0.00%         0.00%         0.00%      100.00%

   FICO score                                       Pool III loan-to-value ratio
------------------ -----------------------------------------------------------------------------------------------
                   65.000%         65.001% -     75.001% -    80.001% -     85.001% -     90.001% -    All Pool
                   and below       75.000%       80.000%      85.000%       90.000%       95.000%     III loans
                   ---------       -------       -------      -------       -------       -------     ---------
Less than 620          0.00%         0.00%         2.65%        0.00%         0.00%         0.00%        2.65%
620 - 649              0.00          0.81          2.39         0.00          0.00          0.00         3.20
650 - 699              1.07          0.88          8.54         0.00          0.00          0.00        10.50
700 - 749              2.99          4.41         11.00         0.00          0.00          0.76        19.16
750 - 799             12.73         12.97         30.90         1.99          0.00          0.00        58.57
800 and above          0.95          0.00          4.97         0.00          0.00          0.00         5.92
------------------ ------------- ------------- ------------ ------------- ------------- ------------ -------------
Total                 17.74%        19.07%        60.45%        1.99%         0.00%         0.76%      100.00%


Percentages shown are of scheduled principal balances of mortgage loans in the referenced pools as of the cut-off date. In calculating the values in the preceding tables, if no FICO score is available for a mortgage loan, the loan is assigned a FICO score of zero.

   FICO credit scores are used by many mortgage lenders to help assess a borrower's credit-worthiness. The scores are based on computer models developed by third parties that evaluate information from credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. CMSI generally obtains several FICO scores for an individual. For purposes of credit scoring, CMSI selects one of the scores for an individual or multiple borrowers by a proprietary algorithm, which score is the one used to generate the preceding tables. The score so selected may not be the lowest FICO score for the borrowers obligated on a mortgage loan. Examination of FICO scores is only one aspect of CMSI's loan underwriting procedures, which are described in "Mortgage loan underwriting" in the core prospectus.

CORE PROSPECTUS

SUMMARY
THE CERTIFICATES

Citicorp Mortgage Securities, Inc. (CMSI) has set up a Trust under New York law. The name of the Trust is the "Citicorp Mortgage Securities REMIC Pass-Through Certificates Trust Series 2005-7." On the closing date designated in the supplement, the Trust will purchase one or more pools of mortgage loans from CMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CMSI.

   CMSI will sell certificates to investors evidencing interests in the mortgage loans. The certificates offered by CMSI for the mortgage loans will comprise a single series of certificates. CMSI will set up other trusts for other series of certificates.

   This prospectus describes the series of certificates to be offered by CMSI. This core prospectus describes features of the series that it shares with series of other trusts set up by CMSI; the supplement describes some unique features of this series.

   A certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Principal and interest payments on the mortgage loans received by the Trust will, after deduction of servicing and other costs, be distributed to the certificate holders. Distributions to certificate holders will be made on periodic distribution days, which will be monthly unless otherwise stated in the supplement.

   Each mortgage loan will be secured, usually by a first-priority mortgage on a one- to four-family residential property. Some mortgage loans may be loans on cooperative apartments, which will be secured by a first-priority lien on shares in a cooperative apartment corporation and the related lease or occupancy agreement. Other mortgage loans may be secured by leases of residential property. Some mortgage loans may be partially secured by pledges of investment securities. The supplement describes the mortgage loans in the Trust.

REMIC ELECTION

The Trust will elect to be treated as one or more "real estate mortgage investment conduits" (or REMICs) under US federal tax laws. A REMIC is generally not subject to US federal corporate tax, so payments of principal and interest received by the Trust can generally be distributed to certificate holders without deduction for those taxes. See "Taxation of the Trust" below.

GENERAL RISK FACTORS

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to this series, before you purchase any certificates.

LIMITED CREDIT ENHANCEMENT

Credit enhancement for the senior classes of certificates is provided by the subordination of other classes. The amount of credit enhancement provided by subordination for any class will, however, be limited and will decrease over the life of the transaction due to reductions of the principal balances of the subordinated classes through the distribution of principal and allocation of principal losses to them. Also, dollar limits may be specified in the supplement for the amount of special hazard, fraud and bankruptcy losses that may be allocated to the subordinated classes; once any such limits are reached, such losses on the hypothetical mortgage loans in the target-rate strip will be allocated proportionally among all target-rate classes, and such losses on the hypothetical mortgage loans in a PO strip will be allocated to the related ratio-stripped PO class. (Losses allocated to an accrual class will be allocated on the basis of the lesser of that class's current or initial principal balance.)

LIMITED LIQUIDITY

The liquidity of the certificates may be limited.

o A secondary market for a class of certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the certificates.

o While CMSI anticipates that the underwriter will establish a secondary market for the certificates, the underwriter will not have to do so or to continue doing so for any period of time.

o CMSI does not intend to list any certificates on a securities exchange or automated quotation system.

LIMITED ASSETS

The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the certificates, there may be no other assets available to make up the deficiency.

   CMSI may advance its own funds to cover delinquent payments of principal or interest on the mortgage loans it services, but is not obligated to do so. CMSI intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related mortgage loans. If CMSI fails to make an advance, the paying agent will make an advance to cover delinquencies, but only to the extent it believes its advances will be reimbursed from future payments and collections on the related mortgage loans.

   Other servicers and master servicers of third-party mortgage loans must advance their own funds to cover delinquent scheduled payments of principal and interest on the loans they service, but only to the extent they determine that the funds advanced will be reimbursed from future payments and collections on the related mortgage loans.

   To the extent that CMSI, other servicers and master servicers and the paying agent do not make such advances, the only source of cash for distributions on the certificates will be cash received on the mortgage loans.

SUBORDINATION

Shortfalls in payments received on the mortgage loans will result in shortfalls in distributions to the subordinated classes, in the following order of priority:

o Class B-1 is subordinated to the senior classes. Class B-1 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes have received full distributions on that day.

o Class B-2 is subordinated to the senior classes and class B-1. Class B-2 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes and class B-1 have received full distributions on that day.

o Class B-3 is subordinated to the senior classes and classes B-1 and B-2. Class B-3 will therefore not receive a distribution of interest or principal on a distribution day until the senior classes and classes B-1 and B-2 have received full distributions on that day.

   If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal that can ultimately be distributed to that class. Principal losses realized on mortgage loans are generally allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the offered subordinated classes of certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans.

   Although some realized losses on mortgage loans may initially be allocated to a ratio-stripped PO class, these losses are likely to be borne ultimately by the subordinated classes. This is because a ratio-stripped PO class will generally be reimbursed for principal losses out of amounts of principal otherwise distributable to the subordinated classes.

UNCERTAINTY OF YIELDS

The yield to maturity of each class of certificates will be sensitive, in varying degrees, to

o the rate of principal prepayments and other unscheduled receipts on the mortgage loans,

o the allocation of prepayments and unscheduled receipts among the classes of certificates,

o the amount, timing and cause of losses and payment shortfalls on the mortgage loans,

o the allocation of losses and distribution shortfalls among the classes of certificates, and

o any difference between the purchase price of a certificate and its principal balance at the time of purchase.

   If you purchase a certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If losses or distribution shortfalls are allocated to your certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any certificates you are considering purchasing and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Allocations" and "Distributions" below and "Allocations and distributions" and "Weighted average lives and yields to maturity" in the supplement.

LEGAL INVESTMENT

Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in certificates. CMSI cannot represent that any class of certificates will be a legal investment for you. You should consult your counsel on whether any class of certificates is a legal investment for you.

RESTRICTIONS ON TRANSFER

The purchase and holding of subordinated classes of certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under erisa, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy subordinated classes of certificates and could therefore adversely affect the liquidity of these certificates.

   The Trust will not register or recognize a transfer of certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations--Class exemption" and "--Underwriters' exemptions" below.

RATINGS CONSIDERATIONS

The rating agencies rating the certificates of this series are stated in the supplement.

   The ratings of Standard & Poor's Ratings Services (S&P) on mortgage pass-through certificates address the likelihood of the receipt by certificate holders of timely payments of interest and the ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

   The ratings of Moody's Investors Service, Inc. (Moody's) on mortgage pass-through certificates address (1) the likelihood of the receipt by certificate holders of all distributions to which they are entitled and (2) the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of any credit support provider. Moody's ratings on mortgage pass-through certificates do not represent an assessment of the likelihood or rate of principal prepayments.

   The ratings assigned by Fitch Ratings (Fitch) to mortgage pass-through certificates address the likelihood of the receipt by certificate holders of timely payments of interest and the ultimate return of principal. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on any IO class certificates does not address whether investors therein will recoup their initial investments. The rating on any PO class certificates only addresses the return of the certificate's principal balance. The ratings do not address the possibility that certificate holders might suffer a lower than anticipated yield due to non-credit events or that the holders of any IO class certificates may fail to recover fully their initial investments.

SERIES STRUCTURE

PAYMENTS ON MORTGAGE LOANS

All payments of principal and interest on the mortgage loans by homeowners (or advances of such payments by CMSI, third party servicers, or the paying agent), and certain recoveries of losses on the mortgage loans, will, after deduction of servicing fees and other expenses, be distributed to the certificate holders. There will be no other source of payments on the certificates. (In this prospectus, we usually refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

   Principal and interest payments received on the mortgage loans will include scheduled payments of principal and interest on the mortgage loans, voluntary prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans, and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus that are not considered payments of principal or interest, and that will not be available for distribution to certificate holders. The Trust's expenses will include fees paid to CMSI and/or others for servicing the mortgage loans, expenses of foreclosure proceedings, and other expenses.

   Each mortgage loan will have a scheduled payment for each month that is due on the first day of the month. The scheduled payment will consist of

o interest on the loan's principal balance for the preceding month, and

o a part of the loan's principal balance.

   Scheduled payments of principal will include scheduled payments on a defaulted mortgage loan until foreclosure of the related mortgaged property by the Trust.

   It is important to understand that a scheduled payment is an amount, not an actual payment--that is, a scheduled payment may not be received by the Trust. Many allocations and other calculations involving the certificates are based on scheduled payments, which means that those allocations or other calculations do not depend on whether the Trust actually receives the full amount of the scheduled payments.

   Scheduled payments may also include payments for real estate taxes or other assessments and for property insurance. Scheduled payments will be reduced by any reduction in the homeowner's scheduled principal payments due to a bankruptcy proceeding, if the reduction is not covered by subordination.

   The homeowner usually has a grace period in which he or she can make a scheduled payment without having to pay additional interest or a late payment charge.

   In addition to scheduled payments, there will also be unscheduled payments of principal on a mortgage loan. These will consist primarily of voluntary prepayments by homeowners. A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner will usually not incur an additional prepayment charge for prepaying a mortgage loan.

   In addition to voluntary prepayments, there are a number of other types of prepayments (such as foreclosure proceeds) that may be included in unscheduled payments, and which are described in "Sensitivity of certificates to prepayments--Types of prepayment" below.

   CMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

PROPERTY OF THE TRUST; THE CUT-OFF DATE

The initial unpaid principal amount of each mortgage loan (the initial principal balance of the mortgage loan) in the Trust will be determined as of the first day of the month in which the certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for months ending before the cut-off date, even if the homeowners make the payments on or after the cut-off date.

   Example: Suppose a Trust issues certificates on January 27. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust, as are scheduled payments due on February 1 and after, even if the scheduled payments were received before the cut-off date.

   The scheduled principal balance of a mortgage loan for any day will equal its initial principal balance, reduced by

o scheduled principal payments due after the cut-off date and on or before the first day of the month in which the day falls, whether or not received by the Trust, and

o prepayments received by the Trust after the cut-off date and before the first day of the month.

   If stated in the supplement, the Trust may contain in addition to, or instead of, mortgage loans, mortgage-backed securities issued by the Government National Mortgage Association (popularly known as Ginnie Mae), Freddie Mac (formerly the Federal Home Loan Mortgage Corporation), Fannie Mae (formerly Federal National Mortgage Association) (collectively, agency certificates) or by other REMICs. Principal and interest received on agency certificates or REMIC securities will be distributed to certificate holders in much the same way as principal and interest payments received on mortgage loans.

   Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies.

   The mortgage loans in the Trust may be either

o affiliated mortgage loans originated by CMSI or its affiliates or purchased from third parties and serviced by CMSI or its affiliates, or

o third-party mortgage loans originated by third parties and sold to CMSI on a "servicing retained" basis--that is, where a third party (a third-party servicer) continues to service the loan.

CLASSES OF CERTIFICATES

The certificates of the series are divided into a number of classes with different interest and principal payment characteristics. The supplement describes each class of certificates in the series. Some classes of certificates may not be offered publicly but may be sold privately (including sales to CMSI or an affiliated company). Only certificates rated as investment grade by a nationally recognized rating agency are offered by this prospectus.

   In addition to those regular classes of certificates that have a principal balance and/or an interest rate, there will be one or more residual classes of certificates that will have no interest rate and may have no principal balance. A residual class will receive in each month only amounts that were available for distribution but that exceeded the distributions to be made to the regular classes. Residual certificates are not offered by this prospectus.

PRINCIPAL AND NOTIONAL BALANCES OF CLASSES AND CERTIFICATES

Each class of certificates, other than a residual class, will have a principal balance or a notional balance. If a class only receives allocations and distributions of interest, it is an interest-only (or IO) class and will have only a notional balance. Otherwise--that is, if the class receives allocations and distributions of principal--the class will have a principal balance. Some principal-only (or PO) classes will receive allocations and distributions of principal but not of interest.

   The initial principal or notional balance of each class of the series is stated in the supplement. The aggregate of the initial principal balances of the classes equals the initial principal balance of the mortgage loans. The principal or notional balance of each class of certificates will be adjusted on each distribution day, as described in "Adjustments to class balances" below.

   The aggregate of the initial principal or notional balances of the certificates of a class will equal the class's initial principal or notional balance. Thereafter, except for any retail classes (see "Distributions--Retail classes" below), a certificate's principal or notional balance will equal its proportional share of the principal or notional balance of the class, based on the initial principal or notional balances of the certificates of the class. (Any retail classes in this series are described in the supplement.)

RATIO STRIPPING

In structuring a series, it is often desirable that most of the mortgages have the same interest rate. To achieve this, most series use a structuring technique known as ratio stripping. Ratio stripping converts a pool of mortgage loans with varying interest rates into three pools of hypothetical mortgage loans:

o a pool with a single fixed target interest rate,

o a pool of principal-only mortgage loans (i.e., loans with a zero interest rate), and

o a pool of interest-only mortgage loans (i.e., loans that pay interest but not principal).

   This structure is achieved by dividing the loans into a group of premium loans with net loan rates equal to or greater than a target rate, which is stated in the supplement, and a group of discount loans with net loan rates less than the target rate. (The net loan rate is the interest rate on the mortgage loan minus the servicing fee.) Then:

o For each premium loan, the interest rate in excess of the target rate is "stripped off" from the loan and considered as a separate hypothetical "interest-only" mortgage loan. For example, suppose the target rate is 6%. Then a premium loan with a 7% net loan rate--1% greater than the target rate--and a principal balance of $100,000 will be divided into a hypothetical target-rate loan with a 6% net loan rate and a $100,000 principal balance, and a hypothetical interest-only (or IO) loan with a $100,000 notional balance and a 1% net loan rate. The IO loan will distribute 1% per annum on its notional balance, but will never pay any principal. The two hypothetical loans will thus pay the same interest and principal as the single premium loan.

o For each discount loan, a portion of the principal of the loan is stripped off and applied to create a hypothetical principal-only (or PO) loan. This stripping-off of principal is done to make the effective yield on the remaining loan equal the target rate. For example, suppose a discount loan has a 5.4% net loan rate and a $100,000 principal balance. Such a loan would be split into a hypothetical target-rate loan with a $90,000 principal balance (5.4% of $100,000 being the same as 6% of $90,000) and a hypothetical $10,000 PO loan. The PO loan will make scheduled payments of principal equal to one-tenth of the scheduled principal payments on the original discount loan (before stripping), but will not pay any interest. Again, the two hypothetical loans will pay the same interest and principal as the single discount loan.

   In general, the principal amount of the target-rate loan can be calculated by solving the equation:

   principal of discount loan x net interest rate on discount loan = principal of target-rate loan x target rate.

   The principal amount of the PO loan is then found by subtracting the principal amount of the target-rate loan from the principal amount of the discount loan.

o Finally, all the target-rate loans are grouped into a target-rate strip, all the PO loans are grouped into a PO strip, and all the IO loans are grouped into an IO strip.

   Subject to any qualifications described below or in the supplement,

o principal payments received on the PO strip will be distributed to a ratio-stripped PO class, which has an initial principal balance equal to the initial principal balance of the PO strip, rounded down to the nearest dollar,

o interest payments received on the IO strip will be distributed to a ratio-stripped IO class, which has an initial notional balance equal to the initial notional balance of the IO strip, and

o principal and interest payments received on the target-rate strip will be distributed to the remaining target-rate classes, which have an initial aggregate principal balance equal to the initial principal balance of the target-rate strip.

   Prepayments on a discount loan are divided between the target-rate loan and the PO loan in proportion to their principal balances. Thus, a $10,000 prepayment on the $100,000 discount loan described above would result in an $9,000 prepayment of the target-rate loan and a $1,000 prepayment of the PO loan. These prepayments on the target-rate and PO loans will reduce the principal balance of the target-rate strip by the same $9,000 and of the PO strip by the same $1,000.

   Prepayments on a premium loan work a bit differently: the full prepayment reduces both the principal balance of the target-rate loan (and the target-rate strip) and the notional balance of the IO loan (and the IO strip). For example, for the $100,000 premium loan described above, a $10,000 prepayment will reduce both the principal balance of the target-rate loan and the notional balance of the IO loan to $90,000 (and similarly for the strips of which the target-rate and IO loans are a part). The $10,000 prepayment on the premium loan would be allocated solely to the target-rate classes.

   Principal losses are handled similarly. A $10,000 principal loss on the $100,000 discount loan described above would reduce the principal balance of the target-rate loan (and the target-rate strip) by $9,000 and the principal balance of the PO loan (and the PO strip) by $1,000. A $10,000 principal loss on the premium loan described above will reduce both the principal balance of the target-rate loan and the notional balance of the IO loan by $10,000 (and similarly for the strips of which the target-rate and IO loans are a part).

   If a homeowner pays only part of a scheduled payment of interest and principal, the payment will be allocated between the target-rate loan and the IO or PO loan on the basis that the payment will be of interest up to the scheduled interest payment, and then of principal.

   The target rate could be selected so that there are no discount loans in a pool--that is, no mortgage loans with a net interest rate less than the target rate. In such case, there would be no hypothetical PO loans, no PO strip, and no ratio-stripped PO class for the pool. There would, however, be IO and target-rate loans, strips and classes.

   Alternatively, the target rate could be selected so that there are no premium loans in the pool--that is, no mortgage loans with a net interest rate greater than the target rate. In such a case, there would be no hypothetical IO loans, no IO strip, and no ratio-stripped IO class for the pool. There would, however, be PO and target-rate loans, strips and classes.

   The target-rate, IO and PO strips are groups of hypothetical mortgage loans, not real mortgage loans. The obligations of a homeowner with a premium or discount loan are not affected in any way by ratio stripping. Principal and interest payments received on premium loans will not be segregated from principal and interest payments on discount loans, nor will funds to be distributed to target-rate classes be kept separately from funds to be distributed to other classes. Rather, the strips are ways of understanding how mortgage loan payments and realized losses are allocated among the different classes of a ratio-stripped series.

   In this core prospectus, we usually assume that the series is ratio-stripped. If not, then references in this core prospectus to "target-rate classes" and "senior target-rate classes" should be understood to refer to all classes or all senior classes of the series, respectively.

SUBORDINATION

The classes of a series will generally be divided between one or more senior classes and six subordinated classes. Subordination involves the disproportionate allocation of losses and distribution shortfalls to the subordinated classes.

   Senior classes will generally be designated with the prefix A, as A-1, A-2, etc. Subordinated classes will generally be designated with the prefix B, with B-1 being the least subordinated, B-2 being the next least subordinated, etc., and class B-6 being the most subordinated. The senior classes will occasionally be referred to collectively as class A, and the subordinated classes will occasionally be referred to collectively as class B. Unless otherwise stated in the supplement, the three most subordinated classes, B-4, B-5 and B-6, are not offered by this prospectus.

   Subordination protects the more senior classes against realized losses on the mortgage loans and against distribution shortfalls. Losses are generally allocated in order of subordination--that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated.

   Example: Suppose a series has two senior classes, A-1 and A-2, and six subordinated classes B-1 through B-6, of which B-6 is the most subordinated, B-5 the next most subordinated, etc., with B-1 being the least subordinated. In this structure, all subordinated losses would be allocated first to class B-6 until its principal balance is reduced to zero. Losses would then be allocated to class B-5 until its principal balance is reduced to zero, then to class B-4, and so on through class B-1. Once the principal balance of each subordinated class is reduced to zero, additional losses would be allocated to the senior classes, usually in proportion to their principal balances.

   Cash available for distribution is generally distributed in order of seniority--that is, first to the most senior class up to its allocated interest and principal, then to the next most senior class, and so on until a full distribution of allocated interest and principal has been made or the cash available for distribution is exhausted. Accordingly, if the amount available for distribution is less than the total amount allocated to the classes, the subordinated classes, beginning with the most subordinated class, will not receive their full principal and interest allocations.

   Notwithstanding anything to the contrary in this prospectus, no distribution will be made to a subordinated class on a distribution day if on that distribution day the principal balance of a more senior class would be reduced by any part of the principal portion of a realized subordinated loss.

   Once principal or interest is distributed to a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

   The date on which the principal balances of all the subordinated classes are reduced to zero is the subordination depletion date. After the subordination depletion date, the senior classes will absorb all realized losses and distribution shortfalls.

LOSSES AND SHORTFALLS NOT SUBJECT TO SUBORDINATION

Certain non-subordinated losses are not subject to subordination; these losses on the mortgage loans in the target-rate strip are generally allocated to the target-rate classes, senior and subordinated, in proportion to their principal balances. Losses not subject to subordination are:

   1 Delinquencies and losses resulting from certain extraordinary events, including

o hostile or warlike action in peace or war,

o the use of a nuclear weapon in peace or war, and

o insurrection, rebellion, revolution or civil war, or governmental action to prevent such occurrences (but not including peacetime looting or rioting).

   2 Interest shortfalls caused by the application of the U.S. or California Servicemembers Act and similar legislation described in "Legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders" below. Such shortfalls for the target-rate classes and any ratio-stripped IO classes will be deducted from the interest allocations to those classes in proportion to their accrued interest.

   3 When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. However, since the Trust does not distribute this prepayment until the following month, interest will accrue on the prepayment amount for the entire month.

   Example: Suppose a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the certificate holders on the February distribution day. However, the classes in the series will accrue interest on the prepaid $1,000 for the entire month of January, and the accrued interest will be allocated to the classes of the series even though it was not paid by the homeowner.

   Prepayments thus create a gap, called a prepayment interest shortfall between the interest accrued on the certificates and the interest paid by homeowners. If there is a prepayment interest shortfall on a distribution day for affiliated mortgage loans, CMSI will apply up to one-half of the servicing fee it would be entitled to retain out of the scheduled principal and interest payments on the mortgage loans for the month (but not more than the servicing fee it actually receives during the calendar month before the distribution day) to reduce the shortfall. (For mortgage loans serviced by a third party or special servicer, the servicer will be required to make up the entire shortfall.) To the extent a net shortfall remains for the target-rate classes and any ratio-stripped IO classes, it will be deducted from the interest allocations to those classes in proportion to their accrued interest. This shortfall will not be carried forward or distributed on any subsequent distribution day.

   4 Losses on mortgage loans include

o special hazard losses--that is, direct physical loss or damage from a cause that is not an extraordinary event referred to in the first exception to subordination listed above and is not covered by (a) a homeowner's fire, flood or extended coverage insurance policy required by the mortgage loan or (b) hazard insurance on the mortgaged property that CMSI is required to maintain,

o bankruptcy losses attributable to the actions of a bankruptcy court, and

o fraud losses resulting from fraud committed by the borrower in obtaining the mortgage loan.

   Special hazard, bankruptcy and fraud losses may only be covered by subordination up to dollar limits specified by the rating agencies for each type of loss. Once the limit for one of these types of losses is exceeded,

o excess principal losses on the target-rate strip will generally be deducted from the principal balances of those classes in proportion to their principal balances, and

o excess losses of accrued interest will be deducted from interest allocations in proportion to interest accrued.

   Example 1: Suppose that the principal balance of the most subordinated class B-6 is $1,000 and of the next most subordinated class B-5 is also $1,000. Then a realized $1,500 principal loss on the target-rate strip that is covered by subordination would be deducted from the principal balance of class B-6 until its principal balance is reduced to zero. The remaining $500 of the loss would then be deducted from the principal balance of class B-5, reducing its principal balance to $500.

   Example 2: Same facts, except that the loss is a bankruptcy loss that exceeds the limit for such losses. Since such an excess loss is not covered by subordination, it will be deducted from the principal balances of the senior target-rate classes and each subordinated class in proportion to their principal balances.

   Any initial limits for special hazard, bankruptcy and fraud losses for this series are stated in the supplement.

REIMBURSEMENT OF RATIO-STRIPPED PO CLASSES

A ratio-stripped PO class does not have the same senior status as the senior target-rate classes. Instead, if such a class's principal balance is reduced by a principal loss on a hypothetical mortgage loan in the PO strip that is covered by subordination, the ratio-stripped PO class will be reimbursed on that day for the amount of the loss, and for any loss from a prior distribution day that is covered by subordination and has not been reimbursed. Reimbursement will be made from principal distributions on that distribution day to the subordinated classes in order of subordination. As a result, one or more subordinated classes may have part or all of their principal distributions redirected to a ratio-stripped PO class. The ratio-stripped PO class's principal balance will not be reduced by reimbursement from the subordinated classes. Conversely, the subordinated classes' principal balances will be reduced by the principal distribution allocated to them, even though part of that principal distribution is not distributed to the subordinated classes but is instead used to reimburse the ratio-stripped PO class.

LIMITED SENIOR STATUS FOR RATIO-STRIPPED IO CLASSES

A ratio stripped IO class is not entitled to all the benefits of subordination afforded to senior target-rate classes. In particular, a loss on a premium loan will reduce the principal and notional balance, respectively, of the target-rate and IO strips. That part of the loss that reduces the principal balance of the target-rate strip will, if it is not a non-subordinated loss, reduce the principal balance of the subordinated classes up to their aggregate principal balance before it reduces the principal balances of the senior target-rate classes. The reduction to the notional balance of the IO strip will reduce interest allocations to the ratio-stripped IO class.

ALLOCATIONS

PRINCIPAL ALLOCATIONS

Except as described in the supplement and in "--Homeowner bankruptcy" below, scheduled and unscheduled principal payments on the target-rate strip for a distribution day will be allocated between the senior target-rate classes as a group and the subordinated classes as a group in proportion to principal balances. (Remember that a "scheduled payment" is the amount that is required to be paid by the homeowner, not the amount that is actually received by the Trust.) Allocations to the subordinated classes as a group will be further allocated among the individual subordinated classes in proportion to their principal balances. Among the senior classes, however, the alloca-tion will generally be structured so that some senior classes will receive disproportionally large principal allocations, with the result that the principal balances of these classes will be reduced much sooner than the principal balances of the other senior classes or of the subordinated classes.

   Example: Suppose that in a ratio-stripped series, there are two senior target-rate classes, A-1 and A-2, each with a principal balance of $470,000 (for a total of $940,000), and six subordinated target-rate classes, B-1 through B-6, each with a principal balance of $10,000 (for a total of $60,000). The aggregate principal balance of all the target-rate classes is thus $1,000,000, of which the senior target-rate classes have 94% and the subordinated classes have 6%. Suppose that scheduled and unscheduled principal payments on the target-rate strip for the preceding month total $50,000. Then the principal payments will be allocated between the senior and the subordinated classes in proportion to their principal balances--that is, $47,000 (94%) of these payments will be allocated to the two senior target-rate classes, and the remaining $3,000 (6%) will be allocated to the subordinated classes.

   The $3,000 allocated to the six subordinated classes will be allocated based on their principal balances; since in our example their principal balances are the same, each of the six subordinated classes will be allocated $500. However, the $47,000 allocated to the senior target-rate classes will usually not be allocated in proportion to principal balances. For example, the series may be structured so that all principal allocated to the senior target-rate classes will be allocated to class A-1 until its principal balance is reduced to zero, and then to class A-2 until its principal balance is reduced to zero. Thus, for this distribution day, the entire $47,000 allocated to the senior target-rate classes will be allocated to class A-1, with no principal being allocated to class A-2. As a result, holders of class A-1 certificates may receive principal distributions equal to the entire initial principal balance of their certificates before holders of class A-2 certificates receive any distributions of principal at all.

   A senior class's priority in allocations does not make it senior to other senior classes. If there are realized losses on the target-rate strip that are not subject to subordination, they will generally be allocated to the senior target-rate classes in proportion to their principal balances. And if there is not enough cash available to the Trust to make a full distribution to the senior target-rate classes of the principal payments allocated to them, the shortfall will be allocated to the senior-target-rate classes in proportion to their principal allocations.

   There may be a number of other differences among the senior target-rate classes. For example, different classes may be allocated interest at different rates on their principal balances. In particular, target-rate principal-only classes will not be allocated any interest, and target-rate interest-only classes will be allocated interest on their notional balance but will not be allocated any principal. (These target-rate PO and IO classes would be in addition to any ratio-stripped PO or IO classes.)

   The supplement may describe other types of senior target-rate classes.

   A ratio-stripped PO class will be allocated on each distribution day all scheduled principal payments on the PO strip for the month, and all unscheduled principal payments on the PO strip received during the preceding month.

INTEREST ALLOCATIONS

Interest will accrue on the principal balance or notional balance of each class at the annual rate stated in the supplement. The interest rate for a class may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. However, except for the possibility of prepayment interest shortfalls (discussed above under "Subordination--Losses and shortfalls not subject to subordination") and reduced interest payments ordered by a bankruptcy court (discussed below under "--Homeowner bankruptcy"), the series is structured so that total scheduled interest payments on the mortgage loans for each month will equal the aggregate interest allocated to the certificates.

   In calculating accrued interest,

o a class's principal or notional balance on the last day of a month will be considered to be the class's principal or notional balance on every day of the month, and

o interest for a month will be calculated at 1/12 of the certificate rate, regardless of the number of days in the month.

   Example: Suppose that on January 1, a class has a principal balance of $1,020,000 and a certificate rate of 6% per annum. On the January distribution day, the class's principal balance is reduced by $20,000. As a result, the principal balance of the class on January 31, is $1 million. Then the interest accrued for the class during January (which is paid on the February distribution day) is 1/12 of 6% of $1 million = $5,000; that the principal balance of the class was greater than $1 million before the January distribution day, and that January has 31 days, are irrelevant.

   A class's interest allocation for a distribution day will be the sum of

o accrued interest on the class for the preceding month, minus the class's proportionate share of the interest portion of any non-subordinated losses (the current interest allocation), plus

o any excess of the class's interest allocation for the preceding distribution day over the interest distributed to the class on that preceding distribution day (the interest allocation carryforward from that distribution day).

   Example: Suppose a class has a principal balance of $1 million on January 31 and an annual interest rate of 6%. Then interest accrued during January will be 1/12 of 6%, or 0.5%, of $1 million, which equals $5,000.

   If there is no interest allocation carryforward from December, the class's interest allocation for January will be $5,000. Suppose that, owing to defaults by homeowners, only $4,500 in interest is distributed to the class for January. Then the interest allocation carryforward to February will be $500. Assuming that the principal balance of the class remains $1 million, the class's interest allocation for February will be $5,500--$5,000 in accrued interest for February, plus the $500 interest carryforward from January. If only $4,500 in interest is distributed for February, the interest carryforward to March will be $1,000.

   Interest accrued on mortgage loans during a calendar month will be due from the homeowner on the first day of the following month, along with the scheduled principal payment due on that first day of that month, but will not be distributed to certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the first day of the month to the distribution day. For example, interest accrued during January on the principal balances of the mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February distribution day. THIS DELAY IN THE CERTIFICATE HOLDER'S RECEIPT OF PRINCIPAL AND INTEREST FOR A PERIOD DURING WHICH NO ADDITIONAL INTEREST ACCRUES MEANS THAT THE EFFECTIVE INTEREST RATE ON A CERTIFICATE WITH A FIXED INTEREST RATE WILL BE LOWER THAN ITS STATED INTEREST RATE.

LIBOR AND INVERSE LIBOR CLASSES

Some classes may be LIBOR or inverse LIBOR classes. (LIBOR is an abbreviation for London Interbank Offered Rate.)

   A LIBOR class will have an interest rate for each distribution day that equals LIBOR plus or minus a fixed percentage, subject to a maximum interest rate. The procedure for determining LIBOR for the distribution day is described below.

   A LIBOR class will generally be accompanied by an inverse LIBOR class. The inverse LIBOR class will have an interest rate equal to a fixed rate minus LIBOR or a multiple of LIBOR, and will have a principal or notional balance set at an amount so that the LIBOR and inverse LIBOR classes will, in combination, pay the same interest and principal as a single class that had the same principal balance as the combined LIBOR and inverse LIBOR classes and a fixed interest rate.

   Example: Suppose class A-1 is a LIBOR class with an interest rate of LIBOR plus 0.5% per annum, subject to a maximum interest rate of 8% per annum. Class A-2, the accompanying inverse LIBOR class, is an interest-only class with a notional balance equal to class A-1's principal balance and an interest rate of 7.5% per annum minus libor. Together, the two classes accrue interest at 8% per annum on the principal balance of class A-1. To see this, suppose LIBOR for a distribution day is 6% per annum. Then class A-1 will have an interest rate of 6.5% per annum for that distribution day, and class A-2 will have an interest rate of 7.5% minus 6%, or 1.5%, per annum.

   The yield on an interest-only inverse LIBOR class will be very sensitive to prepayments on the hypothetical loans in the target-rate strip. A faster than anticipated rate of prepayment of these loans will lower their yield. The yield on an inverse LIBOR class will also be very sensitive to changes in LIBOR. Higher LIBOR rates will lower the yield on an inverse LIBOR class, while lower LIBOR rates will raise the yield. If higher LIBOR rates should coincide with higher rates of mortgage prepayments, the yield on an interest-only inverse LIBOR class could be extremely volatile.

   Interest allocations for LIBOR and inverse LIBOR classes are much like interest allocations for other classes, except that:

o Interest will accrue on each LIBOR and inverse LIBOR class for a monthly LIBOR accrual period that will usually (a) begin on the 25th day of the month and run through the 24th day of the following month, or (b) begin on the first and run through the last day of the month, with interest being distributed in either case on the following distribution day. The first LIBOR accrual period for a class will be the latest possible LIBOR accrual period that ends before the first distribution day. If the accrual period begins on the 25th day of the month, LIBOR and inverse LIBOR classes may receive interest distributions with less delay than other classes, and purchasers of LIBOR or inverse LIBOR class certificates will pay accrued interest from and including the 25th day of the month to the date of purchase. (No interest will accrue for any period prior to the 25th day of the month in which the closing date occurs, even if the closing date is prior to the 25th day of that month.) However, for purposes of calculating interest on a LIBOR or inverse LIBOR class, each LIBOR accrual period will be considered to be 30 days, regardless of the actual number of days in the period.

o The record date for interest and principal distributions on a LIBOR or inverse LIBOR class may be the day preceding the distribution day, whether or not a business day.

   If there are LIBOR or inverse LIBOR classes, the accrual periods and record dates for the classes, the interest rates for the first accrual period, and the formulas for determining the interest rates for subsequent periods are stated in the supplement. The LIBOR rate for each following LIBOR accrual period will be the British Bankers Association LIBOR rate for US dollar deposits with a one-month maturity at 11AM, London time, on the second London Banking Day (as such terms are defined in the International Swap Dealers Association, Inc. 1991 Isda Definitions) before the first day of the LIBOR accrual period, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%. CMSI will determine the LIBOR rate and the amount of interest to be paid on LIBOR and inverse LIBOR classes for each LIBOR accrual period.

   If no rate is so reported on the day a LIBOR rate is to be determined, CMSI will select at least four prime banks in the London interbank market, and request the principal London office of each of the banks to quote a rate at approximately 11AM, London time, on that day for a one-month deposit of not less than $1 million that is representative for a single transaction in that market at that time. If CMSI receives at least two quotations, LIBOR will be the average of all the quotations.

   If CMSI receives fewer than two quotations, CMSI will select three major banks in New York City and request them to quote rates at approximately 11AM, New York time, on that day for a one-month loan of not less than $1 million to leading European banks that is representative for a single transaction in that market at that time. CMSI will then determine LIBOR as the average of the quoted rates.

   If the banks selected by CMSI are not quoting such rates, the LIBOR rate for a LIBOR accrual period will be the LIBOR rate for the preceding LIBOR accrual period.

   CMSI may designate an affiliate or a third party to determine LIBOR.

HOMEOWNER BANKRUPTCY

If a homeowner files for protection under the federal bankruptcy laws, the bankruptcy court may reduce

o  the outstanding principal balance of the mortgage loan, or

o some monthly scheduled principal payments by reducing the loan's interest rate and/or extending its maturity,

or both. Either of such reductions by a bankruptcy court will be a bankruptcy loss.

   If a bankruptcy court reduces the original scheduled monthly payment on a mortgage loan, the reduction, after taking into account any reduction in the outstanding principal balance ordered by the bankruptcy court, will be a debt service reduction.

   Example: Suppose a homeowner has a mortgage loan with an outstanding principal balance of $50,000 and an interest rate of 7%. The loan has 10 years to run. The homeowner files for bankruptcy, and the bankruptcy court (1) reduces the outstanding principal balance to $40,000, (2) reduces the interest rate to 6%, and (3) stretches the remaining payments out to 20 years. Then

o the $10,000 reduction in principal owed will be a bankruptcy loss, and

o the difference between the monthly payment the homeowner would have made on the remaining $40,000 at the original interest rate and maturity, and the monthly payment the homeowner is now required to make on the new lower interest rate and extended maturity, will be a debt service reduction (and also a bankruptcy loss).

   Since a debt service reduction is a form of bankruptcy loss, debt service reductions will be counted toward any bankruptcy loss limit stated in the prospectus supplement, but will not be considered realized losses for purposes of adjusting principal balances of classes under "Adjustments to class balances" below.

   Even though debt service reductions will not be realized losses for purposes of adjusting class balances, debt service reductions can cause reductions to the principal balances of the subordinated classes. This is because, until the subordination depletion date occurs or any bankruptcy loss limit is reached, debt service reductions will be ignored in calculating principal and interest allocations. As a result, aggregate principal and interest allocations will exceed aggregate principal and interest payments due from homeowners. Consequently, principal distributions to the subordinated classes may be less than their principal allocations, which would result in reductions to the principal balance of the subordinated classes, as described in "Adjustments to class balances" below.

   Once any bankruptcy loss limit or the subordination depletion date is reached, principal allocations to the classes will be reduced by the principal portion of any debt service reductions.

   A bankruptcy loss will not be realized so long as CMSI has notified the Trustee in writing that CMSI is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan, and either

o the mortgage loan is current on payments due, or

o delinquent payments of principal and interest on the mortgage loan, premiums on any applicable standard hazard insurance policy and any escrow payments for the mortgage loan are being advanced on a current basis by CMSI, in each case without giving effect to any reduction in monthly payments on the loan due to bankruptcy proceedings.

DISTRIBUTIONS

TIMING OF DISTRIBUTIONS

The Trust will distribute principal and interest on the certificates at regular intervals. For most series, distributions will be made monthly, but distributions can be made quarterly, semi-annually or at other intervals, but not less often than annually. In this core prospectus, unless otherwise stated, we assume that distributions are monthly.

   On the determination day, which is usually the 18th day of each month, CMSI will determine the amount of

o scheduled principal and interest payments due on the first day of that month that have been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust, and

o prepayments received by the servicers and forwarded to the Trust in the preceding calendar month.

   After deduction of the servicers' fees, these funds will be distributed to the certificate holders on the distribution day, which is usually the 25th day of the month. (If the 25th day of the month is not a business day, the distribution day will be the next succeeding business day; if the 18th day of the month is not a business day, the determination day will be the immediately preceding business day.)

   Example: Suppose that on March 1, a homeowner makes a full scheduled payment of principal and interest, and also makes a $1,000 principal prepayment. The scheduled payment of principal and interest will be distributed to certificate holders on the March distribution day, but the $1,000 prepayment will generally not be distributed until the April distribution day.

ADVANCES

Homeowners from time to time delay making scheduled payments of principal and interest until after the determination day for the month. If there are delinquent payments, the Trust may not have enough money available to make full distributions of principal and interest allocated to the classes on the distribution day.

   To avoid distributions of less than allocated amounts, CMSI, while not required to do so, may make a voluntary advance to the Trust of a delinquent payment on an affiliated mortgage loan, and a third-party servicer may make a voluntary advance of a delinquent payment on a third-party mortgage loan. A delinquent payment, and the advance, may be for principal, interest, taxes or insurance premiums.

   CMSI intends to make a voluntary advance for a delinquent payment on an affiliated mortgage loan if it believes the advance will be recoverable from future payments and proceeds on the loan.

   The Trust will reimburse CMSI or a third-party servicer for a voluntary advance, without interest, out of later payments received on the mortgage loan for which the advance was made, or if CMSI or the third-party servicer determines that the advance will not be recoverable from payments on that mortgage loan, from payments on other mortgage loans.

   If on a distribution day, the scheduled payments due in that month that have actually been received from homeowners, prepayments received in that month and voluntary advances made by CMSI and any third-party servicers are less than the scheduled payments due in that month from homeowners, the paying agent will advance the difference to the Trust, but only up to an amount the paying agent determines will be recoverable from future payments, proceeds or recoveries on the mortgage loans. The paying agent will make separate determinations and advances for the affiliated mortgage loans and for the third-party mortgage loans. Advances by the paying agent on affiliated mortgage loans will be reimbursed from future payments on affiliated mortgage loans received by the Trust, and similarly for advances on third-party mortgage loans.

DISTRIBUTION SHORTFALLS

Distributions can only be made from cash that is available to the trust. If available cash is less than the aggregate amounts allocated to the classes, some classes will not receive a distribution of their full allocated amounts. Instead, the available cash will be distributed to the classes in accordance with the priorities described in "--Distribution priorities" below. Since interest and principal allocations are based on scheduled payments rather than actual payments, if delinquent payments are not covered by advances, there are likely to be distribution shortfalls.

   Not all cash held by the Trust may be available for distribution on a distribution day. For instance, a scheduled payment that the Trust receives after the determination day is not available to be distributed on the following distribution day. Also, as described above, prepayments will not be generally available for distribution until a later distribution day, although they may be used for advances by the Trust. And escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

   Cash available for distribution may include recoveries of interest and principal on a mortgage loan that had previously been considered a realized loss on the loan. Recoveries may be of subordinated or non-subordinated losses.

TYPES OF DISTRIBUTIONS

Each distribution to a regular class will be either an interest distribution, a principal distribution, or a reimbursement.

   Except as stated in "--Distribution priorities" below, cash available for distribution may be used for an interest or principal distribution or a reimbursement to a class without regard to whether the cash was received as principal or interest or as a recovery on a mortgage loan. Thus, cash received by the Trust as principal payments on mortgage loans may be distributed to certificate holders as interest, and vice-versa.

DISTRIBUTION PRIORITIES

On each distribution day, cash in the Trust that is available for distribution will first be distributed to any insurer of a class of certificates to pay any insurance premium, and then to the classes in the following order of priority:

1 To each senior class, first, its current interest allocation for that distribution day, and second its interest allocation carryforward from the preceding distribution day, except that an accrual class's interest distributions may be redirected as described in "--Accrual and accrual directed classes" below. Distributions of current allocations among the senior classes will be in proportion to current interest allocations for, and distributions of interest allocation carryforwards will be in proportion to interest allocation carryforwards to, that distribution day.

2 (a) To a ratio-stripped PO class, its principal allocation for that distribution day, and (b) to the senior target-rate classes as a group, their principal allocation for that distribution day, to be allocated to the individual senior target-rate classes according to the priorities described in "Allocations and distributions" in the supplement.

3 To each subordinated class, in order of seniority, first, its interest allocation for that distribution day, and second, its principal allocation for that distribution day, except that a subordinated class's principal distribution may be used to reimburse a ratio-stripped PO class as described in the following paragraph 4.

   Example: Suppose there are six subordinated classes, B-1 through B-6 in order of seniority.

Classes B-1 and B-2 each have an interest allocation of $1,000 and a principal allocation of $200. After the distributions described in paragraphs 1 and 2 above, there is only $1,350 available for interest and principal distributions to the subordinated classes. Then class B-1 will receive interest and principal distributions equal to its full $1,000 interest and $200 principal allocations. The remaining $150 will be distributed as interest to class B-2. Class B-2 will not receive the other $50 of interest allocated to it nor will it receive any of its principal allocation. The other subordinated classes, B-3 through B-6, will not receive any distributions of interest or principal.

4 Principal that would otherwise be distributed to the subordinated classes under the preceding paragraph 3 will instead be used to reimburse a ratio-stripped PO class up to the amount of (a) any realized subordinated losses that were previously allocated to the ratio-stripped PO class, and (b) any reduction to the ratio-stripped PO class's principal balance under paragraph 7 of "Adjustments to class balances" below to reflect the excess on any distribution day of the principal allocation over the principal distribution to the ratio-stripped PO class, to the extent that such losses and reductions were not previously reimbursed under this paragraph 4 or "Loss recoveries" below. The reimbursements will be taken from distributions to the subordinated classes in order of subordination.

5 To each class, in order of seniority, reimbursement of any reduction to the class's principal balance under paragraph 5 of "Adjustments to class balances" below to reflect the excess on any distribution day of the principal allocation over the principal distribution to the class, to the extent such reductions were not previously reimbursed. Classes with equal seniority will share in the reimbursement in proportion to such unreimbursed reductions.

6 To any Insurer, reimbursement of amounts previously paid by the Insurer under the certificate insurance policy, with accrued interest, plus all other amounts due to the Insurer pursuant to the certificate insurance policy.

7  To the residual certificates, the remaining cash available for distribution.

   A class that is no longer outstanding can not receive a distribution.

   Distributions to a class (other than a retail class) will be distributed to the certificates of the class in proportion to the principal or notional balances of the certificates.

ACCRUAL AND ACCRUAL DIRECTED CLASSES

Some classes in the series may be accrual classes. Each accrual class will have one or more associated accrual directed classes. On each distribution day, the interest distribution for an accrual class will be redirected to its accrual directed classes as a principal distribution in accordance with rules stated in the supplement, and in exchange an equal amount of the accrual directed classes' principal balances will be transferred to the accrual class. This redirection of interest in exchange for principal balance will cease once the principal balance of the accrual directed classes is reduced to zero.

   Example: Suppose class A-1 is an accrual class and class A-2 and A-3 are its accrual directed classes. On a distribution day, class A-1 has an interest distribution of $60. According to the series' rules for redirecting class A-1's interest distribution, class A-2 receives $20 and class A-3 receives the remaining $40 of class A-1's interest distribution. As a result, class A-1's principal balance will increase by $60, while class A-2's principal balance will decrease by $20 and class A-3's principal balance will decrease by $40.

   The first distribution day on which the principal balances of all of an accrual class's accrual directed classes, before distributions, are zero is the accrual class's accrual termination day. On the last distribution day before an accrual class's accrual termination day, an accrual class's interest distribution may exceed the aggregate principal balance of its accrual directed classes. In that case, only that portion of the accrual class's interest distribution that equals the aggregate principal balances of its accrual directed classes will be redirected to the accrual directed classes, and the excess interest distribution will be distributed to the accrual class as principal. This conversion of the accrual class's excess interest distribution to a principal distribution will simultaneously raise the class's principal balance (to reflect the lost interest distribution), and reduce it (to reflect the principal distribution), with the net effect that the accrual class's principal balance will remain unchanged.

   An accrual class may also be an accrual directed class. Such a class may receive principal distributions redirected from interest distributions to another class and/or to the accrual class itself.

PAC AND TAC CLASSES

A planned amortization (or PAC) class or a targeted amortization (or TAC) class is structured so that its principal balance on each distribution day will equal a scheduled planned balance (for a PAC class) or targeted balance (for a TAC class). Alternatively, groups of PAC (or TAC) classes may be structured so that their aggregate principal balance on each distribution day will equal a planned (or targeted) balance. The planned and targeted balances for any PAC or TAC classes in this series are given in tables in the supplement.

   The planned or targeted balance for a PAC or TAC class on each distribution day is determined by determining the principal distribution to the class under the distribution priorities for the class (described in "Allocations and distributions--Senior class allocations" in the supplement), structuring assumptions (described in "Weighted average lives and yields to maturity" in the supplement), and a range of constant percentages of the prepayment model (described in "Sensitivity of certificates to prepayments--The prepayment model" below). For a tac class, the scheduled balance is the principal balance that would occur if the mortgage loans in the target-rate strip for the TAC class occurred at a single constant percentage of the prepayment model. For a PAC class, two constant percentages of the prepayment model are selected, and the class's principal balance on a distribution day is the higher of the principal balances for the two percentages.

   Example: Suppose a PAC class is structured using constant prepayment percentages of 100% and 300%. For a particular distribution day, the principal balance of the PAC class would be $1,000,000 if the mortgage loans in the class's target-rate strip always prepaid at a constant rate of 100% of the prepayment model, and $900,000 if the mortgage loans always prepaid at a constant rate of 300% of the prepayment model. Then the scheduled principal balance of the PAC class for that distribution day will be $1,000,000.

   A TAC or PAC class will usually have one or more support classes. In the order of priority for principal distributions, a TAC or PAC class will receive a principal distribution on a distribution day up to its targeted or planned balance. Principal will then be distributed to its support classes until their principal balances are reduced to zero. Only then will the PAC or TAC class receive additional distributions on that distribution day that will reduce its principal balance below its planned or targeted balance.

   Whether the principal balance of a PAC or TAC class on a distribution day equals its planned or targeted balance will depend in part upon how long it takes for the principal balances of its support classes to be reduced to zero. Under relatively fast prepayment scenarios, the support classes may be reduced to zero while the PAC or TAC class is still outstanding. In that case, subsequent principal distributions to the PAC or TAC class could reduce its principal balance below its planned or targeted balance. Conversely, under relatively slow prepayment scenarios, principal distributions to the PAC or TAC class on a distribution day might not be sufficient to reduce its principal balance to its planned or targeted balance.

   Once the principal balances of the support classes for a TAC or PAC class are reduced to zero, principal distributions to the TAC or PAC class will become more sensitive to variations in prepayment rates.


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

RETAIL CLASSES

Some classes may be retail classes, as indicated in the supplement. Unlike other classes, holders of retail class certificates will not receive pro rata distributions of amounts distributed to the class as principal. Instead, principal distributions will be made to holders of retail class certificates in $1,000 increments based on a queuing procedure described in the supplement.

METHOD OF DISTRIBUTION

The paying agent will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of certificates with an initial principal or notional balance of at least $1 million.

ADJUSTMENTS TO CLASS BALANCES

After distributions are made on a distribution day, the principal balance of each class that is not an interest-only class will be adjusted, in the following order, as follows:

1 PO losses. The principal balance of a ratio-stripped PO class will be reduced by realized losses on the PO strip for the preceding month, whether or not reimbursed.

2 Non-subordinated losses. The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized non-subordinated losses on the target-rate strip for the preceding month. The reduction will first be allocated between the subordinated classes, collectively, and the senior target-rate classes, collectively, in proportion to aggregate principal balances. The reduction for the subordinated classes will be allocated to the individual subordinated classes in proportion to their principal balances. The reduction for the senior target-rate classes will be allocated to the individual senior target-rate classes in proportion to their principal balances, except that the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

3 Accrual classes. To the extent that on the distribution day an interest distribution to an accrual class is redirected to an accrual directed class, the principal balance of the accrual class will be increased.

4 Principal distributions. The principal balance of each class will be reduced by its principal distributions for that distribution day (including (a) principal distributions to an accrual directed class that are redirected from interest distributions to an accrual class, and (b) principal distributions to a subordinated class, even if part or all of those principal distributions are used to reimburse a ratio-stripped PO class. However, any portion of an accrual class's interest distribution that, on the last distribution day before the class's accrual termination day, is distributed to the class as principal, will neither increase nor decrease the class's principal balance.

5 Subordinated losses. The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized subordinated losses on the target-rate strip for the preceding month. The reductions will be applied first to the subordinated classes in order of subordination, in each case until the principal balance of the class is reduced to zero. If the losses exceed the principal balance of the subordinated classes, the principal balance of the senior target-rate classes will be reduced by the amount of the excess. The reduction will be allocated to the senior target-rate classes in proportion to their principal balances, except that for this allocation, the principal balance of an accrual class will be deemed to be the lesser of its current or its initial principal balance.

6 PO shortfalls. The principal balance of a ratio-stripped PO class will be reduced by the excess of (a) the class's principal allocation over (b) the class's principal distribution for that distribution day.

7 Shortfalls. The principal balance of each target-rate class will be reduced, in order of subordination, in an aggregate amount equal to the excess of (a) the aggregate principal allocations to the target-rate classes over (b) the aggregate principal distributions to the target-rate classes.


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

Classes of equal seniority will share in the reduction in proportion to the amounts by which their principal allocations exceeded their principal distributions.

   In the preceding paragraphs 1 through 7,

o the principal portion of a debt service reduction is not considered a realized loss, and

o references to class principal balances mean the principal balances after the adjustments required by the preceding numbered paragraphs.

REALIZED LOSSES

When a mortgage loan becomes seriously delinquent, CMSI may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CMSI's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing--Realizing on defaulted mortgage loans."

   Mortgage loan originators take precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of potential homeowners and the value of the mortgaged property. The mortgage loan underwriting policies of the affiliated originators are described below under "Mortgage loan underwriting."

   Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes.

   A mortgage loan becomes a liquidated loan if CMSI either

o determines that all recoverable liquidation and insurance proceeds have been received, or

o accepts payment for the release of the mortgage of less than the principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the principal balance.

   Liquidation proceeds are amounts received or property acquired by CMSI from foreclosure sales, insurance or otherwise in liquidating a defaulted mortgage loan; net liquidation proceeds are liquidation proceeds after reimbursement to CMSI, third-party and special servicers, and the Trustee for liquidation expenses on the mortgage loan.

   If the net liquidation proceeds on a liquidated mortgage loan are less than the loan's actual (not scheduled) principal balance plus accrued interest through the last day of the month in which the loan was liquidated, the difference will be a realized loss. Realized losses also include special hazard, fraud and bankruptcy losses.

   Net liquidation proceeds are applied first to accrued interest through the last day of the month in which the loan is liquidated, and then as a principal payment on the mortgage loan.

   Example: Suppose a defaulted mortgage loan with a principal balance of $80,000 plus accrued but unpaid interest through the end of October of $2,000 is liquidated in October. Liquidation proceeds after payment of liquidation expenses are $70,000. There is thus a $12,000 realized loss on the loan. Because the net liquidation proceeds will be applied first as accrued interest on the mortgage loan through the last day of October, and the remainder will be treated as an unscheduled principal payment, the $12,000 realized loss will be a principal loss. After reimbursement of advances, the net liquidation proceeds will be distributed, and the realized loss applied, on the November distribution day.

LOSS RECOVERIES

Any amount received on a liquidated loan after the month in which the mortgage loan became a liquidated loan, net of expenses and amounts applied to the reduction of outstanding advances for the liquidated loan, is a loss recovery. The following rules for loss recoveries supersede any conflicting rules in "Distributions" or "Adjustments to class balances" above.

   On each distribution day, the amount of any loss recovery for the preceding month will be distributed as follows:

   First, to each senior class to the extent of and in proportion to its aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph or, for a ratio-stripped PO class, paragraph 4 of "Distributions -- Distribution priorities" above.

   Second, to the target-rate classes in the same manner as a distribution of unscheduled principal.

   Distributions made pursuant to paragraph First above will not result in any adjustments to class balances, but distributions made pursuant to paragraph Second above will result in the normal adjustments to the class balances described in paragraph 4 of "Adjustments to class balances" above.

   The principal balances of the subordinated classes will be increased in order of seniority to the extent of their aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph, up to an aggregate amount for all subordinated classes equal to the loss recovery less the amounts distributed to the senior classes under paragraph First above.

   Example: In May, there is a $1,000 loss recovery. On the June distribution day, prior to any distributions or adjustments, the senior classes have aggregate unreimbursed losses of $100 and the subordinated classes have aggregate unreimbursed losses of $700. Then on the June distribution day,

   1 $100 of the loss recovery will be distributed to the senior classes to reimburse them for previously allocated losses, but the distribution will not reduce the principal balances of the senior classes.

   2 The remaining $900 of the loss recovery will be distributed to the target-rate classes in the same manner as unscheduled principal, and class balances will be reduced by the amount of the distributions.

   3 The principal balances of the subordinated classes will be increased by the remaining $900. (The increase may be less than $900 if any of the subordinated classes are no longer outstanding.)

VOTING RIGHTS

Each IO class will have a 1% voting interest. The remaining voting interest will be allocated to the other classes in proportion to their principal balances. The voting interest of any class will be allocated among the certificates of the class in proportion to their principal or notional balances, except that an Insurer will be entitled to the voting interest of an insured class for as long as the insured class is outstanding and the Insurer is not in default.

COMPOSITE AND COMPONENT CLASSES

Any composite classes of the series, and each composite class's component classes are shown in the table in "Summary--Series overview--the certificates" in the supplement.

   Each composite class is comprised of two or more component classes. Certificates are only issued for composite classes. Component classes can not be severed from their composite classes, and can not be separately transferred. Component classes are, however, considered classes for all purposes of the preceding sections on allocations and distributions except that all distributions to the component classes of a composite class will become distributions to the composite class. A composite class is not considered a class for purposes of allocations and distributions, but instead receives all the distributions made to any of its component classes. Voting is by composite, not component, classes.

MULTIPLE POOL SERIES

Some series may be structured by dividing the mortgage loans into two or more pools based on the characteristics of the mortgage loans. For example, a series might have one pool that contains only mortgage loans with an original term of 20 years or less, and another pool that contains only mortgage loans with an original term of more than 20 years.

   In a multiple-pool series, principal and interest payments from a single pool are allocated to separate senior and subordinated classes. Those classes that receive allocations from a single pool will constitute a group. If the series uses ratio-stripping, each pool will be separately ratio-stripped, with the result that there will be a separate ratio-stripped PO and IO classes for each pool. For most series, pools and the classes of their related groups will be designated by Roman numerals.

   Subordinated classes, and ratio-stripped PO or IO classes, from different pools may be components of a composite subordinated, PO or IO class.

   Example: Suppose a series has two pools of mortgage loans, I and II. The pools are separately ratio-stripped to give separate IO, PO and target-rate strips for each pool. Principal and interest payments on the pool I target-rate strip are allocated to senior classes IA-1 and IA-2 and to subordinated classes IB-1 through IB-6, while principal and interest payments on the pool II target-rate strip are allocated to senior classes IIA-1, IIA-2 and IIA-3 and subordinated classes IIB-1 through IIB-6. Payments on the pool I PO strip are allocated to the ratio-stripped PO class IA-PO and payments on the pool I IO strip are allocated to the ratio-stripped IO class IA-IO. Similarly, payments on the pool II PO strip are allocated to the ratio-stripped PO class IIA-PO and payments on the pool II IO strip are allocated to the ratio-stripped IO class IIA-IO. Classes IA-PO and IIA-PO may be components of a composite class A-PO, and classes IA-IO and IIA-IO may be components of a composite class A-IO.

   Similarly, subordinated classes IB-1 and IIB-1 may be components of a composite subordinated class B1, IB-2 and IIB-2 components of a composite subordinated class B-2, and so forth.

   The senior classes IA-1 and IA-2, the subordinated classes IB-1 through IB-6 (whether or not component classes), and the ratio-stripped PO and IO classes IA-PO and IA-IO (whether or not component classes) comprise group I; the senior classes IIA-1, IIA-2 and IIA-3, the subordinated classes IIB-1 through IIB-6 (whether or not component classes), and the ratio-stripped PO and IO classes IIA-PO and IIA-IO (whether or not component classes) comprise group II. Subordinated classes can be component classes while IO or PO classes are not component classes, and vice-versa. (The composite classes A-PO, A-IO, and B-1 through B-6 do not have roman numeral prefixes because they receive principal and interest allocations from both pools, and are therefore not part of any group.)

   A multiple-pool series works like separate series based on separate pools, except that prior to the subordination depletion date, reductions to principal allocations due to (a) interest shortfalls due to the U.S. or California Servicemembers Act (described in "Legal aspects of mortgage loans--Anti-deficiency laws and other limitation on lenders" below) and (b) prepayment interest shortfalls will be allocated pro rata to all the classes of all the groups, regardless of the pool in which such shortfalls originate. Also, a multiple-pool series may be cross-collateralized, as described in the following sections.

CROSS-COLLATERALIZATION

ADJUSTMENT OF SUBORDINATED COMPONENT CLASS PRINCIPAL BALANCES

Losses on mortgage loans in one pool of a multiple-pool series may be absorbed by, and some payments received on mortgage loans in one pool may be distributed to, classes in unrelated groups. This redirection of losses and payments from mortgage loan pools to unrelated groups is referred to as cross-collateralization. The prospectus supplement states whether this series, if a multiple-pool series, is cross-collateralized.

   To be cross-collateralized, a multiple-pool series must have composite subordinated classes. In such a series, the aggregate amount of any

o  realized subordinated losses on the mortgage loans in a pool, or

o excess of the aggregate principal allocations to the related group's target-rate classes over the aggregate principal distributions to those classes,

for a distribution day that, in accordance with "Adjustments to class balances" above, would reduce the principal balances of the group's subordinated component classes in order of subordination if the pool and the related groups were considered a separate series, may instead reduce

o the principal balances of the subordinated composite classes in order of subordination, and

o the aggregate principal balance of the group's subordinated component classes,

by that amount. This means that losses in one pool can result in a reduction to a subordinated composite class that exceeds the principal balance of that class's subordinated component class related to that pool.

   Such reduction in the aggregate principal balance of a group's subordinated component classes will result in adjustments to the principal balances of all the subordinated component classes of each group so that for each subordinated composite class, the ratio of the subordinated component classes from each group will be the same.

   Example: Suppose subordinated composite classes B-1 through B-6, each with a principal balance of $1,000. There are two groups, I and II, and the aggregate principal balance of each group's subordinated component classes is $3,000. Since the aggregate of the principal balances of the subordinated group I component classes is 50% of the aggregate principal balance of the subordinated composite classes, each subordinated composite class will have a group I component class with 50% of the principal balance of the composite class and a group II component class with 50% of the principal balance of the composite class.

   Now assume a $750 subordinated loss in pool I. Then:

o the principal balance of class B-6 will be reduced by $750, to $250. This reduction, which exceeds the principal balance of the component class IB-6, will reduce the aggregate principal balance of the subordinated composite classes to $5,250;

o the aggregate principal balance of the group I subordinated component classes will be reduced by $750, to $2,250, while the aggregate principal balance of the group II subordinated component classes will remain at $3,000;

o the ratio of the aggregate principal balance of the group I subordinated component classes to the aggregate principal balance of the group II subordinated component classes will be $2,250 to $3,000, or 3 to 4;

o for classes B-1 through B-5, the principal balance of the composite class will remain at $1,000, but the principal balance of its group I component class will be approximately $428.57, and the principal balance of its group II component class will be approximately $571.43 (a ratio of 3 to 4); and

o class B-6's principal balance of $250 will be comprised of a group I component class with a principal balance of approximately $107.14, and a group II component class of approximately $142.86 (a ratio of 3 to 4).

   Because on each distribution day the ratio of the component classes of each composite class will be the same, each subordinated class will have the same blended interest rate on that distribution day.

   If subordinated losses on a mortgage pool for a distribution day exceed the aggregate principal balance of the subordinated component classes of the related group, the aggregate principal balance of that group's component classes will be reduced to zero, and the aggregate principal balance of the subordinated component classes of the other groups will be reduced by the excess.

   Example: Suppose that in the series in the preceding example, the group I subordinated component classes and the group II subordinated component classes each have an aggregate initial principal balance of $3,000, and that each subordinated composite class, B-1 through B-6 has a principal balance of $1,000. Now suppose that there are $4,000 of subordinated losses on the mortgage loans in pool II's target-rate strip, but no losses on the mortgage loans in pool I's target-rate strip. Then the entire $4,000 of losses will be allocated to the subordinated classes, reducing the principal balance of classes B-3 through B-6 to zero. Classes B-1 and B-2 will each retain a principal balance of $1,000, comprised of a group I component class with a principal balance of $1,000 and a group II component class with a principal bal-ance of $0. The principal balance of the subordinated group I component classes will thus be reduced by $1,000 even though there are no losses on the mortgage loans in pool I's target-rate strip.

   Subject to "--Undercollateralized groups" below, if realized subordinated losses on a distribution day exceed the aggregate principal balance of the subordinated classes, the aggregate principal balance of the senior classes in each group will be reduced by the group's proportional share of such excess, based on the proportions of all the losses for that distribution day in the mortgage loan pools.

   Example: Assume that for a distribution day, there are $2,250 of realized subordinated losses in pool I and $4,500 of realized subordinated losses in pool
II. The aggregate principal balance of the subordinated classes is only $6,000. Then the principal balance of the subordinated classes will be reduced to $0, and the remaining $750 of losses will reduce the aggregate principal balance of the senior classes of group I by $250 (or 1/3 of $750), and will reduce the aggregate principal balance of the senior classes of group II by $500 (or 2/3 of $750). The principal balances of the component classes of the subordinated classes are irrelevant for these purposes.

DISTRIBUTION SHORTFALLS

If on a distribution day for a cross-collateralized series, payments on the mortgage loans in the target-rate strip for one pool are not sufficient to permit payments of all interest and principal allocated to the senior target-rate classes of the related group, then the group may receive interest and principal distributions from payments on the mortgage loans in another pool once full interest and principal distributions are made to the senior target-rate classes of the group related to the other pool.

   Example: Suppose that on a distribution day, cash available for distribution to the group I senior-target-rate classes from payments on the pool I mortgage loans is $1,000 less than the aggregate interest and principal allocations to group I's senior target-rate classes, while cash available for distribution to the group II senior-target-rate classes from payments on the pool II mortgage loans exceeds the aggregate interest and principal allocations to group II's senior target-rate classes by $1,500. Then $1,000 of the extra $1,500 available to group II will be used to make full interest and principal distributions to the group I senior target-rate classes, and only the remaining $500 will be distributed to the group II subordinated component classes.

UNDERSUBORDINATION

For a cross-collateralized series, the principal balances of all the senior target-rate classes of a group could be reduced to zero before the principal balances of the group's subordinated component classes are reduced to zero. If that happens while there is undersubordination (as defined below), then payments of unscheduled principal on the target-rate strip of the related mortgage loan pool that would otherwise be allocated on a distribution day to the group (except for any amounts required to reimburse ratio-stripped PO classes) will instead be allocated as principal to the senior target-rate classes of the other groups. The allocation will be made between the other groups in proportion to the aggregate principal balances of their senior target-rate classes, and to the senior target-rate classes of each group in accordance with the group's normal rules for allocations to senior target-rate classes. Appropriate adjustments will be made to the principal balances of the affected classes.

   There is undersubordination on a distribution day if either

o the subordination level of the senior classes (without regard to group) on that distribution day is less than 200% of the initial subordination level of the senior classes, or

o the aggregate scheduled principal balance of the mortgage loans in any pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default), averaged over the last six months, is 50% or more of the principal balance of the related group's subordinated component classes.

UNDERCOLLATERALIZED GROUPS

For a cross-collateralized series, if subordinated losses on a pool's mortgage loans exceed the aggregate principal balance of the subordinated component classes of the related group, the excess will be allocated, to the extent possible, to the subordinated component classes of the other groups, as described in "--Adjustment of subordinated component class principal balances" above. Consequently, the scheduled principal balance of a pool's target-rate strip could be greater or less than the aggregate principal balance of the related group's target-rate classes. If the scheduled principal balance of a pool's target-rate strip is less than the aggregate principal balance of the related group's target-rate classes, the group will be undercollateralized by the amount of the difference; conversely, if the scheduled principal balance of a pool's target-rate strip is greater than the aggregate principal balance of the related group's target-rate classes, the group will be overcollateralized by the amount of the difference.

   Example: If a group's senior target-rate classes and subordinated component classes have an aggregate principal balance of $1,025, but the target-rate strip of the related pool has a scheduled principal balance of only $1,000, then the group will be undercollateralized by $25.

   The aggregate principal balance of all the hypothetical mortgage loans in the target-rate strips for all the pools will always equal the aggregate principal balance of the target-rate classes for all the groups. Accordingly, if one or more groups is undercollateralized by some aggregate amount, then the remaining groups will be overcollateralized by the same amount--that is, the aggregate scheduled principal balance of the target-rate strips related to those groups that are not undercollateralized will exceed by that amount the sum of the principal balances of those groups' senior target-rate classes and subordinated component classes.

   Example: If all the groups except group I are undercollateralized by an aggregate of $50, then the scheduled principal balance of the pool I target-rate strip will exceed the aggregate principal balance of group I's senior target-rate classes and subordinated component classes by $50--that is, group I will be overcollateralized by $50.

   If a group is undercollateralized, the normal distribution rules will be adjusted as follows:

o Whether before or after the subordination depletion date, if a group is overcollateralized, then to the extent that scheduled interest payments on the target-rate strip for the overcollateralized group exceed the aggregate interest allocations to that groups' target-rate classes, that excess, up to the amount of any interest allocation carryforwards that the undercollateralized groups would otherwise experience on that distribution day, shall be deducted from the amounts available for distribution attributable to payments on mortgage loans in the pool (the pool distribution amount) for the overcollateralized group and added to the pool distribution amounts for the undercollateralized groups. If there is more than one overcollateralized group, or more than one undercollateralized group, then (1) amounts will be deducted from the pool distribution amounts for the groups that are overcollateralized in proportion to their excess interest payments, up to the aggregate amount of the interest allocation carryforwards for the undercollateralized groups, and (2) amounts will be added to the pool distribution amounts of the undercollateralized groups in proportion to the amount of their interest allocation carryforwards.

o Before the subordination depletion date, if one or more groups is undercollateralized and the principal balance of each of the groups' subordinated component classes has been reduced to zero, then (1) all amounts that (after required reimbursements to any ratio-stripped PO classes) would otherwise be distributed as principal to the subordinated component classes of the other groups, up to the aggregate amount by which such undercollateralized groups are undercollateralized, will, in proportion to the aggregate principal balance of the subordinated component classes of such groups, be deducted from the amount available for distribution and the principal allocations to the subordinated components of such groups, and (2) such amount will be added to the amounts available for distribution and the principal allocations of the target-rate classes of such undercollateralized groups, in proportion to the amount by which those groups are undercollateralized.

o After the subordination depletion date, if one or more groups are undercollateralized, then

   1 once a group's target-rate classes are all reduced to zero, any principal payments on the target-rate strip of the group will be added to the amounts available for distribution and the principal allocations of the target-rate strips of the undercollateralized groups, in proportion to the amounts by which they are undercollateralized, and

   2 realized losses on the target-rate strips of the overcollateralized groups will, up to the amount by which the group is overcollateralized, not reduce the principal balances of the target-rate classes of those groups but will instead reduce the principal balances of the target-rate classes of the undercollateralized groups, in proportion to the amounts by which they are undercollateralized, and in accordance with "Adjustments to class balances" above. If there is more than one overcollateralized group, the losses that will not result in reductions in principal balance will be in proportion to the amount by which each group is overcollateralized. If there is more than one undercollateralized group, the aggregate reductions in principal balances for each group will be in proportion to the amounts by which such groups are undercollateralized.

DISTRIBUTION REPORTS

On each distribution day, the paying agent will forward or make available on its internet site at http://www.sf.citidirect.com a report to each person who is a registered holder of a certificate on the related record day, and to any insurer of a class of certificates. Beneficial owners of certificates may obtain copies of these reports free of charge from the paying agent upon request to the address or telephone number given in the supplement.

   The report will include information for each class on

o the assumed principal balance of the mortgage loans both before and after the distribution,

o aggregate payments received on the mortgage loans from the second day of the preceding month through the first day of the current month,

o interest and principal distributed to the class, and interest and principal distributions to all classes,

o accrued interest added to an accrual class's principal balance,

o losses allocated to the class,

o reductions to the principal balance of the class on the distribution day that were not due to principal distributions,

o the principal or notional balance and class percentage of the class, and the aggregate principal balances for all classes, both before and after the distribution,

o aggregate advances for the series,

o any interest allocation carryforwards from that distribution day,

o the number and aggregate principal balances of mortgage loans delinquent 30 days and 60 or more days,

o the book value of any real estate acquired by the Trust through foreclosure or otherwise,

o the amount remaining under any form of credit support,

o CMSI's servicing compensation since the preceding report, and

o other customary information that CMSI believes certificate holders need to prepare their tax returns.

   CMSI will provide certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.

   The Paying Agent or CMSI will file with the IRS and state and local taxing authorities, and make available to certificate holders, information required by federal or other tax law.

CLEAN-UP CALL

CMSI may, at any time after the principal balance of the mortgage loans is less than a percentage (usually 10%) stated in the supplement of the initial scheduled principal balance, repurchase the mortgage loans and any other property owned by the Trust for

o the loans' principal balances plus accrued interest, and

o the appraised value of the other property after estimated liquidation expenses,

in each case reduced by unrecovered advances. Such a repurchase is called a clean-up call. Certificate holders would then receive a final distribution reducing the principal balance of their certificates to zero. The final distribution of principal on the certificates will be made according to the distribution rules in this prospectus. Some certificates may not receive a distribution equal to their principal balance plus accrued interest to the extent that CMSI's purchase price for the other property is based on an appraised value of the other property, less estimated liquidation expenses, that is less than the unpaid principal balance of the related mortgage loan.

   CMSI may transfer its right to repurchase the mortgage loans to a third party.

   CMSI may be unwilling to make, or may be prevented by applicable banking regulations from making, a clean-up call where the purchase price of the mortgage loans would exceed their aggregate fair market value.

SENSITIVITY OF CERTIFICATES TO PREPAYMENTS

WEIGHTED AVERAGE LIVES

Weighted average life refers to the average amount of time from the date a certificate is acquired by an investor until its principal or notional balance is reduced to zero. A table in the supplement shows the weighted average life of each class offered by this prospectus, determined by (1) multiplying the amount of each principal distribution or reduction of notional balance by the number of years from the closing date to the related distribution day, (2) adding the results, and (3) dividing the sum by the initial principal or notional balance of the class. The table is based on assumptions stated in the supplement and on a prepayment model described in "--The prepayment model" below.

TYPES OF PREPAYMENT

The rate at which mortgage loans are prepaid affects a certificate's weighted average life, and, for certificates purchased at a premium or a discount, yield to maturity.

   In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid:

o The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing. Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Originators affiliated with CMSI are permitted to refinance or modify mortgage loans and may offer homeowners special refinancing or modification incentives.

o CMSI permits participation in "prepayment programs" offered by unaffiliated service agencies in which homeowners generally make 26 bi-weekly payments during a calendar year.

Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a prepayment of the mortgage loan.

o Most fixed rate mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMSI will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMSI believes the clause is legally enforceable, and (2) for an adjustable rate mortgage loan, the assumption will impair the Trust's security.

o If a mortgaged property is damaged by fire or other hazard insured under a hazard insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.) o If the mortgage loan is foreclosed, the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.

o CMSI has made various warranties about the mortgage loans to the Trust. If a mortgage loan does not conform to these warranties, CMSI may have to repurchase the loan. The repurchase will be treated as a full prepayment of the mortgage loan. See "Defective mortgage loans" below.

o If a homeowner pledges securities or other collateral in addition to the mortgaged property, and the homeowner defaults under the pledge agreement for the additional collateral, CMSI may liquidate the additional collateral and apply it as a prepayment.

o A CitiMortgage program offers a qualifying homeowner, at the origination of his or her mortgage loan, a "home rebate" credit card that applies 1% of the amount of qualified purchases on the card in each year as a prepayment on the loan.

o CMSI may make a clean-up call.

THE PREPAYMENT MODEL

Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. Unless otherwise stated in the prospectus supplement, the model used in this prospectus will be the Public Securities Association (PSA prepayment model) prepayment model, which assumes that homeowners will prepay new mortgage loans at some multiple of

o 0.2% per annum of the principal balance of the mortgage loans in the first month of the mortgage loans,

o an additional 0.2% per annum in each month thereafter (that is, 0.4% per annum in the second month, 0.6% per annum in the third month, and so forth) until the 30th month, and

o beginning in the 30th month and in each month thereafter, 6% per annum.

   If homeowners prepaid their mortgages at exactly these rates, we would say that they were prepaying at 100% of the prepayment model. Similarly, we would say that homeowners were prepaying at 200% of the prepayment model if they prepaid their loans twice as fast as 100%--that is, 0.4% per annum in the first month, 0.8% per annum in the second month, and so forth. If homeowners never made a prepayment, they would be said to prepay at 0% of the prepayment model.

   There is no assurance that prepayment of the mortgage loans will conform to any level of the prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.

   Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.

   Because the amount of principal distributions to each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than the last scheduled distribution day for the series that is specified in the supplement.

YIELD TO MATURITY

Tables in the supplement show the yields to maturity of some of the classes of this series, based on assumptions stated in the supplement, on the prepayment model described in "Sensitivity of certificates to prepayments--The prepayment model" above, and on a default model described in "--The default model" below.

   Prepayments increase the speed at which the principal balance of a class will be paid down. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a class. Consider for example a series consisting of just two classes--an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.

   If a certificate is purchased at a discount from parity (as described below), and the anticipated yield to maturity of the certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a certificate is purchased at a premium to parity, and the anticipated yield to maturity of the certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Parity is the price at which a certificate will yield its coupon, after giving effect to any payment delay.

   The yield on a ratio-stripped PO class, which is not entitled to receive interest, will be very sensitive to prepayments on the hypothetical loans in the PO strip. A slower than anticipated rate of prepayment on these loans will lower their yield. Since the PO strip is derived from the discount loans, which accrue interest at a rate below the target rate, it is historically more likely that these loans will prepay more slowly than the premium loans.

   The yield on a ratio-stripped IO class, which is not entitled to receive principal, will be very sensitive to prepayments on the hypothetical loans in the IO strip. A faster than anticipated rate of prepayment on these loans will lower their yield. Since the IO strip is derived from the premium loans, which accrue interest at a rate above the target rate, it is historically more likely that these loans will prepay faster than the discount loans. In addition, the premium loans with higher interest rates, which contribute the most interest to the IO strip and thus the ratio-stripped IO class, are more likely to pre-pay than the premium loans with lower interest rates.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.

THE DEFAULT MODEL

In addition to prepayment rates, the yields to maturity on the subordinated classes will be extremely sensitive to the amount and timing of losses on the mortgage loans, because the losses (other than non-subordinated losses) will be entirely allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class, and so forth.

   Defaults on the mortgage loans may be measured relative to a default standard or model. The model used in the tables in the supplement, the standard default assumption, or SDA, assumes constant default rates of

o 0.02% per annum of the principal balance in the first month of the mortgage loans,

o an additional 0.02% per annum in each month from the second month until the 30th month,

o 0.6% per annum in each month from the 30th month through the 60th month,

o 0.0095% per annum less in each month from the 61st month through the 120th month, and

o 0.03% per annum in each month after the 121st month.

   Mortgage loans that conform to this assumption are said to be 100% SDA. A default assumption of 50% SDA would assume default rates in each month that were 50% of the assumption, and similarly for 150% SDA and other assumptions. No percentage SDA purports to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

LOSS AND DELINQUENCY CONSIDERATIONS

The following tables show the recent delinquency, foreclosure and loss experience of CMSI and originators affiliated with CMSI (affiliated originators). The loans represented in the tables include fixed and adjustable interest rate loans (ARMs), including buydown loans, loans with stated maturities of 10 to 30 years and other types of first mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

   Investors should also realize that data presented below for the securitized portfolio only reflects experience with securitization of mortgage loans originated or acquired by CMSI and its affiliates.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON CMSI AND AFFILIATES SERVICED PORTFOLIO

The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage, Inc. The table also includes mortgage loans serviced by CitiMortgage that have been sold to Fannie Mae or Freddie Mac, securitized by CMSI or sold as packages of whole loans. CitiMortgage has from time to time transferred the servicing of delinquent loans and loans in foreclosure.

DELINQUENCY AND FORECLOSURE EXPERIENCE ON CMSI AND AFFILIATES SERVICED PORTFOLIO


                         December 31, 2002        December 31, 2003        December 31, 2004          September 30, 2005
                        -------------------     ---------------------    ----------------------    -------------------------
                                 Principal                Principal                 Principal                   Principal
                                 balance                  balance                   balance                     balance
                        Number   ($ millions)   Number    ($ millions)    Number    ($ millions)       Number   ($ millions)
----------------------------------------------------------------------------------------------------------------------------
Loans                  471,707    $ 78,214.0    813,715    $ 138,531.4    923,860    $ 170,790.5    1,525,027    $ 263,821.2
Days past due
   30-59                 6,806    $    797.3     10,005    $   1,210.1      9,084    $   1,238.7       21,011    $   2,821.1
   60-89                 1,416    $    143.3      2,141    $     228.8      1,911    $     222.5        3,679    $     440.0
   90 or more            1,375    $    146.6      1,994    $     218.8      1,933    $     216.9        3,497    $     402.5
Delinquent loans         9,597    $  1,087.2     14,140    $   1,657.7     12,928    $   1,678.1       28,187    $   3,663.6
Delinquent loans          2.03%         1.39%      1.74%          1.20%      1.40%          0.98%        1.85%          1.39%
to all loans
Foreclosures begun         984    $    103.2      1,280    $     146.7      1,104    $     131.6        1,924    $     220.2
Foreclosures              0.21%         0.13%      0.16%          0.11%      0.12%          0.08%        0.13%          0.08%
begun to all loans


DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE ON AFFILIATED ORIGINATORS' SECURITIZED PORTFOLIO

The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by CitiMortgage that were later securitized--that is, mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws.


DELINQUENCY AND FORECLOSURE EXPERIENCE ON SECURITIZED PORTFOLIO


                         December 31, 2002        December 31, 2003        December 31, 2004         September 30, 2005
                        -------------------     ---------------------    ----------------------    ----------------------
                                 Principal                Principal                 Principal                Principal
                                 balance                  balance                   balance                  balance
                        Number   ($ millions)   Number    ($ millions)    Number    ($ millions)    Number   ($ millions)
-------------------------------------------------------------------------------------------------------------------------
Loans                   28,895    $ 8,990.5    43,999    $ 11,559.0      37,955    $ 11,563.0       41,698    $ 13,316.2
Days past due
   30-59                   328    $    63.7       387    $     68.6         232    $     48.9          305    $     74.2
   60-89                    68    $     9.3        78    $     11.7          49    $      7.8           60    $      9.0
   90 or more               80    $    11.5        90    $     15.5          50    $      5.8           56    $      7.4
Delinquent loans           476    $    84.5       555    $     95.8         331    $     62.5          421    $     90.6
Delinquent loans          1.65%        0.94%     1.26%         0.83%       0.87%         0.54%        1.01%         0.68%
to all loans
Foreclosures begun          76    $    12.1        71    $     15.2          23    $      3.2           21    $      3.4


                         December 31, 2002        December 31, 2003        December 31, 2004         September 30, 2005
                        -------------------     ---------------------    ----------------------    ----------------------
                                 Principal                Principal                 Principal                Principal
                                 balance                  balance                   balance                  balance
                        Number   ($ millions)   Number    ($ millions)    Number    ($ millions)    Number   ($ millions)
-------------------------------------------------------------------------------------------------------------------------
Foreclosures              0.26%        0.13%     0.16%         0.13%       0.06%         0.03%        0.05%         0.03%
begun to all
loans

LOSS EXPERIENCE ON SECURITIZED PORTFOLIO


                                                                                        Cumulative net losses as
                                                              Aggregate principal       percentage of aggregate
                                Cumulative net losses        balance of securities        principal balance of
                                   ($ millions)(1)              ($ millions)(2)                securities
----------------------------------------------------------------------------------------------------------------
December 31, 2002                        $526.5                    $45,522.9                     1.16%
December 31, 2003                        $527.8                    $50,322.3                     1.05%
December 31, 2004                        $529.6                    $55,780.1                     0.95%
September 30, 2005                       $529.6                    $59,122.7                     0.90%



-----------------
(1) Calculated without giving effect to any credit enhancement.
(2) Issued securities that have had at least one distribution day.


DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF THIRD-PARTY ORIGINATORS

The supplement describes the delinquency, foreclosure and loss experience of any third-party originator that has originated more than 10% (by scheduled principal balance on the cut-off date) of the mortgage loans in the Trust.

THE MORTGAGE LOANS

Each mortgage loan will generally

o have a principal balance of less than $2.5 million at the cut-off date and an original maturity of 10 to 30 years, and

o have monthly payments due on the first day of each month.

   The mortgage loan pool may contain cooperative apartment loans. The "homeowner" of a cooperative apartment owns shares issued by the private non-profit housing corporation that owns the apartment building, and has a proprietary lease or occupancy agreement that gives the homeowner the exclusive right to occupy a designated apartment in the building. In a cooperative apartment loan, the homeowner's shares and lease or occupancy agreement are the collateral for the loan.

   Each mortgage loan will be selected by CMSI from mortgage loans originated or acquired by originators in the ordinary course of their businesses. The originators will often be affiliates of CMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.

   The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean

o if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and

o for other changes, the mortgage loan as modified at the effective date of the modification.


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WARRANTIES BY CMSI

CMSI will warrant to the Trustee that on the closing date

o the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),

o at the cut-off date, no mortgage loan was 30 days or more past due or had been 30 days or more past due more than once in the preceding 12 months,

o there are no delinquent tax or assessment liens against the mortgaged properties,

o each mortgaged property is free of material damage and in good repair,

o each mortgage loan (other than a cooperative apartment loan) had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,

o any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),

o CMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,

o each mortgage is a valid first lien on the mortgaged property, subject only to
(1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination, and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and

o each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

ADJUSTABLE RATE MORTGAGES, BUYDOWN LOANS AND AGENCY CERTIFICATES

The mortgage loans in a Trust will, on the closing date, generally consist entirely of fixed rate mortgage loans or entirely of ARMs. Most Trusts sponsored by CMSI in the past few years have consisted of fixed rate loans. Accordingly, most of the description of the mortgage loans in this core prospectus will assume that the mortgage loans are fixed rate loans held directly by the Trust and that they are not "buy-down loans." An appendix to this prospectus describes the characteristics of ARMs, buy-down loans and agency certificates. If the series does not contain a material amount of ARMs, buy-down loans or agency certificates, the appendix may be omitted.

FIXED RATE MORTGAGE LOANS

A fixed rate mortgage loan may be

o a fully amortizing mortgage loan with level monthly payments of principal and interest,

o a balloon mortgage loan that amortizes over a fixed number of years but has a shorter term to maturity, so that the entire remaining principal balance of the loan is due at maturity, or

o a fully amortizing graduated payment mortgage loan that has lower periodic payments, or payments of interest only, during the early years of the loan, followed by payments of principal and interest that increase periodically until the loan is repaid or for a specified number of years, after which level periodic payments begin.

   No fixed rate mortgage loan will have "negative amortization"--i.e., scheduled payments will not be less than accrued interest at the mortgage loan interest rate.

   A fixed rate mortgage loan may have originally been an ARM that was converted, at the homeowner's option, into a fixed rate fully amortizing mortgage loan providing for level monthly payments over a term not exceeding


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its remaining term to maturity. Such a mortgage loan was subject at origination to the same underwriting guidelines as a comparable ARM and is not underwritten again at conversion. The fixed interest rate for the converted mortgage loan may be higher than the interest rate at origination or the adjustable interest rate that would otherwise be payable currently, which could reduce the homeowner's capacity to repay the loan.

THE MORTGAGED PROPERTIES

The mortgaged properties will usually be detached homes, attached homes (i.e., one- to four-family units with a common wall), units located in condominiums or planned unit developments, or interests in cooperative apartments. For Alt-A loans, mortgaged properties could include condotels. (Alt-A loans are described in "Mortgage loan underwriting--Alt-A loans" below.) The mortgaged properties will be located in the 50 United States, the District of Columbia or Puerto Rico.

   The mortgaged properties may include investment properties and vacation and second homes. However, CMSI anticipates that a mortgaged property will usually be the homeowner's primary residence. CMSI will determine whether a mortgaged property is a homeowner's primary residence, based solely on either

o the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or

o the mortgaged property being the homeowner's mailing address in the originator's records.

   The determination of whether a mortgaged property is a primary residence is not reexamined if the mortgage loan is assumed by a new homeowner after origination.

LOAN-TO-VALUE RATIOS

Each mortgage loan will usually have an original principal balance that is not more than 95% of the value of the mortgaged property (a 95% loan-to-value ratio). For these purposes, "value" is the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed. The financed portion of the origination fee will always be less than 5% of the loan amount.

   For mortgage loans other than Alt-A loans, the affiliated originators offer a program under which homeowners may reduce or eliminate their down payments by pledging additional collateral, usually in the form of marketable securities. Under this program, a mortgage loan could exceed 95% (but not 100%) of the value of the mortgaged property. Loan-to-value ratios for these mortgage loans are computed by deducting at origination a percentage of the original principal balance of the mortgage loan, often referred to as the "gap amount," from the original principal balance of the mortgage loan. The homeowner pledges additional collateral having a loanable value equal to a percentage (usually 115%) of the gap amount.

   In calculating the loanable value of the additional collateral, the originator applies a discount (or "haircut") to the market prices of the securities. Different types of securities have different discounts. The loanable value of the additional collateral will rise and fall with the market prices of the securities. If the applicable percentage of the loanable value of the securities pledged as additional collateral falls below the gap amount, the homeowner must pledge more collateral to bring the loanable value of the collateral back to the gap amount.

   Example: Suppose a homeowner's mortgage loan of $200,000 is secured by a mortgaged property valued at $200,000. The loan-to-value ratio is therefore 100%. The gap amount of the loan is set at 20% of the loan, or $40,000, which will reduce the loan-to-value ratio to 80%--loan amount ($200,000) minus gap amount ($40,000), divided by value of mort-



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gaged property ($200,000) = $160,000 / $200,000 = 80%. To secure the mortgage loan, at origination the homeowner must pledge securities with a loanable value of at least 115% of the $40,000 gap amount, or $46,000. The homeowner pledges securities of a type that are assigned a haircut of 15%. Such securities will have a loanable value of $46,000 if they have a market value of $46,000/85%, or approximately $54,118.

   If, after origination, the loanable value of the pledged securities falls below the $40,000 gap amount (a market value of $47,059 if the haircut remains at 15%), the homeowner has to pledge more securities to bring the loanable value of the securities back to the gap amount.

   The homeowner may have the additional collateral released from the pledge if either

o the principal balance of the mortgage loan has been reduced by the gap amount, or

o after a year in which the homeowner has been current in his or her monthly payments, a new appraisal shows that the loan-to-value ratio is no greater than 80% and that a refinancing of the loan without the additional collateral would meet the usual loan-to-value and other underwriting requirements.

PRIMARY MORTGAGE INSURANCE

Affiliated mortgage loans that have original loan-to-value ratios equal to or greater than 80.01% are currently required to be covered by primary mortgage insurance. (For mortgaged properties in New York, for purposes of this requirement, the loan-to-value ratio is calculated based solely on the appraised value of the mortgaged property.) This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan.

   An originator may waive the requirement for primary mortgage insurance if the homeowner pledges additional collateral to bring the loan-to-value ratio down to 80%.

   Prior to 1986, the affiliated originators did not generally make one- to four-family mortgage loans with loan-to-value ratios above 80% without primary mortgage insurance coverage. From 1986 through January 1993, affiliated originators originated mortgage loans with loan-to-value ratios from 80% to 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each affiliated originator not to make one- to four-family mortgage loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.

   For mortgage loans other than Alt-A loans, affiliated originators offer corporate relocation programs to employees of approved corporations. These programs permit single family real estate loans, for the purchase of the borrower's primary residence only, with loan-to-value ratios above 80% without requiring primary mortgage insurance. For these relocation loans, however, the corporate employer generally guarantees the excess of the mortgage loan at or above the 80.01% loan-to-value amount. Some other corporate relocation programs permit the corporate employer to provide subordinate financing at the origination of the first priority mortgage loan by an affiliated originator. Generally, the borrower must provide at least 5% of the purchase price of the property unless the loan-to-value ratio is below 80.01%.

   In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.

   In addition, federal laws permit a homeowner to cancel his or her primary mortgage insurance if he or she has a good payment history for the mortgage, the value of the mortgaged property has not declined and the outstanding balance of the mortgage loan falls below a specified level, generally 80% of the original property value. These federal laws also


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

provide for automatic cancellation of primary mortgage insurance once the outstanding balance of the mortgage loan falls below a specified level, generally 78% of the original property value.

   Cancellation can occur under state or federal law while there is still an amount of coverage under the insurance policy.

   Cancellation of a primary mortgage insurance policy will eliminate a source of recourse against losses resulting from a borrower default.

SECOND MORTGAGES

A mortgaged property may be encumbered by a subordinated (or second) mortgage loan. Subordinated loans are not included in loan-to-value calculations.

   The subordinated mortgage loan may have been originated by an affiliated originator, either at the origination of the mortgage loan or later. It is the policy of the affiliated originators not to provide a subordinated loan in connection with the origination of a first priority mortgage loan if the combined amount of the loans would result in a loan-to-value ratio greater than 100%. Primary mortgage insurance is generally not required for these second loans.

DEFECTIVE MORTGAGE LOANS

REPURCHASE OR SUBSTITUTION

The Trustee, or a mortgage document custodian acting on the Trustee's behalf, will review the mortgage loan documents (see "Mortgage documents" below) within 90 days of receipt. If it is discovered that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, CMSI must, within 180 days (90 days for defects that could affect the Trust's REMIC status), either cure the defect or repurchase the mortgage loan.

   If CMSI or the Trustee discovers at any time that a warranty that CMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the certificates, then CMSI will have 60 days to either cure the false warranty or repurchase the mortgage loan.

   The repurchase price for a mortgage loan will be

o the sum of the loan's scheduled principal balance and accrued unpaid interest (after deduction of servicing fees) to the first day of the month following repurchase, minus

o any unreimbursed payments under guaranties or other credit support or voluntary advances on the loan.

   Repurchase of a mortgage loan will not diminish the amount available under any credit support.

   During the first two years following the closing date, CMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan.

A substituted mortgage loan must

o be current in payments,

o have a scheduled principal balance that is not less than the aggregate scheduled principal balance of the loans for which it is substituted (except that CMSI may make up any difference in the principal balances with a cash payment to be distributed to certificate holders),

o have an interest rate that is not less than the highest interest rate of the loans for which it is substituted,

o have an original term to maturity equal to that of the loans for which it is substituted,

o have a maturity date that is no later than, and not more than one year earlier than, any of the loans for which it is substituted, and

o be suitable for a REMIC.

   CMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CMSI does not cure a defect in a mortgage loan, the Trustee's and the certificate holders' only remedy is to require CMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan.



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

INSURANCE AND OTHER CREDIT SUPPORT

HOMEOWNERS' POLICIES

Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause that, in effect, requires the buildings on the mortgaged property to be insured for at least a specified percentage (generally 80% to 90%) of their full replacement value. If coverage is less than the specified percentage, the insurer's liability for a partial loss will not exceed the proportion of the loss that the amount of insurance bears to the specified percentage of the full replacement cost of the buildings.

   Example: If a residence is only insured for 60% of its value, and sustains $10,000 of damage covered by the homeowners' policy, the insurer will only pay $6,000--i.e., 60% of the loss.

   Since the amount of hazard insurance required to be maintained on the buildings may decline, and since residential properties generally have historically appreciated in value over time, coinsurance may cause hazard insurance proceeds to be less than needed to fully restore the damaged property. Part or all of this shortfall may be covered, however, by any credit support.

HAZARD INSURANCE

Mortgaged properties will generally be covered by hazard insurance against fire and certain other hazards that may not be fully covered by home-owners' policies.

   The amount of hazard insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)

o If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.

o If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.

o If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.

   CMSI may maintain a blanket policy insuring all the mortgage loans against hazard losses rather than maintaining separate policies on each mortgaged property. If the blanket policy contains a deductible clause, cmsi will pay the Trust the deductible for each hazard loss.

   The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.

   The hazard insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

   While hazard insurance, and flood insurance if applicable, will be required for cooperative apartment buildings, no hazard or flood insurance will be required for individual cooperative apartments.

   If a homeowner defaults on his or her payment obligations on a mortgage loan, the certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.



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FIDELITY BOND AND ERRORS AND OMISSIONS POLICY

CMSI will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will conform to Fannie Mae and Freddie Mac requirements.

OTHER INSURANCE

The Trust may have the benefit of the following additional insurance coverage:

o Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.

o Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.

o Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.

   The supplement describes any additional insurance maintained for the series.

OTHER CREDIT SUPPORT

Additional credit support for a series may be provided by a guaranty, letter of credit, certificate guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CMSI or by a third party. The supplement describes any additional credit support.

MORTGAGE DOCUMENTS

ASSIGNMENTS TO TRUST

On the closing date, CMSI will assign the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.

   CMSI will deliver to the Trust for each mortgage loan, other than a cooperative apartment or leasehold loan,

o the endorsed mortgage note,

o any assumption, modification, buydown or conversion to fixed interest rate agreement,

o any certificate of primary mortgage insurance, and

o the original recorded mortgage (or, temporarily, copies if recorded documents cannot be immediately delivered due to recording delays).

   For a cooperative apartment loan, CMSI will deliver to the Trust

o the endorsed promissory note evidencing the loan,

o the original security agreement,

o the proprietary lease or occupancy agreement,

o the recognition agreement,

o a signed financing statement (if required at origination), and

o the stock certificate with signed stock powers.

RECORDING OF ASSIGNMENTS

CMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.

   CMSI will record assignments of the mortgage loans to the Trust after the issuance of the certificates only to the extent required under rating agency guidelines. Recording is not necessary to make the assignment to the Trust effective between the Trustee and the originator or CMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be the originator or an affiliate of the originator). In addition, if any



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of the originators or CMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CMSI acted without authority, it would be liable to the Trust or the certificate holders. If the originator or CMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CMSI might have rights in the mortgage loan superior to the Trust's.

CMSI AND ITS AFFILIATES

CITICORP MORTGAGE SECURITIES, INC.

CMSI was incorporated in Delaware in 1987. It is not expected that CMSI will have any business operations other than offering mortgage-backed securities and related activities. CMSI's principal offices are at 1000 Technology Drive, O'Fallon, Missouri 63368-2240, telephone (636) 261-1313.

CITIBANK, N.A.

Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.

   Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC). Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Except for its issuance of mortgage pass-through certificates, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons for conventional residential mortgage or cooperative apartment loans. Citibank's residential mortgage lending is conducted in New York City and four surrounding counties (Westchester, Nassau, Suffolk and Rockland).

   Citibank's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

CITIMORTGAGE, INC.

CitiMortgage was incorporated in Delaware in 1979, and was reincorporated in New York in 2005. CitiMortgage began making mortgage loans in 1980. On March 1, 2003, following Citigroup's 2002 acquisition of Golden State Bancorp, First Nationwide Mortgage Corporation (First Nationwide), which had been a subsidiary of Golden State Bancorp, was merged into CitiMortgage. On July 1, 2004, CitiMortgage acquired Principal Residential Mortgage, Inc. and its subsidiaries, including Principal Residential Mortgage Capital Resources LLC, from Principal Holdings Company. Principal Residential Mortgage has since been merged into CitiMortgage.

   CitiMortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.

   CitiMortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. CitiMortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.

   CitiMortgage's principal offices are at 750 Washington Blvd., Stamford, Connecticut 06901, telephone (800) 285-3000.

CITIBANK, FEDERAL SAVINGS BANK

Citibank, Federal Savings Bank (Citi FSB) is a federal savings bank based in San Francisco, California. It became an affiliate of Citibank in 1982. From 1990 to 1993, Citicorp Savings of Illinois, Citicorp Savings of Washington, D.C. and Citicorp Savings of Florida, all affiliates of Citibank, were merged into Citi FSB. In 1993, Citi FSB acquired the branches of Citibank (Maryland), N.A., and in 1994 it acquired the branches of Citibank (Florida), N.A.

   Citi FSB has been an active one- to four-family residential mortgage lender since 1983. Citi FSB's deposits are insured by the FDIC.

   Citibank Service Corporation, an affiliate of Citi FSB, acts as trustee for substantially all deeds of trust for mortgaged property located in California that secure mortgage loans originated or acquired by Citi FSB. A trustee under a California deed of trust forecloses on the mortgaged property upon notice from the beneficiary of a delinquency and executes full and partial reconveyances of the mortgaged property at the beneficiary's direction.

   Citi FSB's principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (415) 627-6000.

CITIGROUP

CMSI, Citibank, N.A., CitiMortgage and Citi FSB are all wholly owned subsidiaries of Citigroup Inc., a publicly owned Delaware corporation. Citigroup's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000. Through its subsidiaries and affiliates, Citigroup is a diversified financial holding company whose businesses provide a broad range of financial services to consumer and corporate customers in over 100 countries and territories.

THIRD-PARTY ORIGINATORS

The supplement identifies any originators of third party loans with an aggregate principal balance greater than 10% of the aggregate principal balance of all the mortgage loans in the Trust. Each third party originator will generally be a savings and loan association, savings bank, commercial bank, credit union, insurance company, or a mortgagee approved by the Secretary of Housing and Urban Development.

   Third party originators must be experienced in originating mortgage loans of the types in the pool in accordance with accepted practices and prudent guidelines.

MORTGAGE LOAN UNDERWRITING

Mortgage loan underwriting assesses a prospective borrower's ability and willingness to repay, and the adequacy of the property as collateral for, a requested loan.

PROCEDURES OF AFFILIATED ORIGINATORS

Each affiliated originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. For some residential mortgage loans, the affiliated originators have contracted with or delegated the underwriting process to unaffiliated third parties.

   Initially, a prospective borrower must provide information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide some or all of the following:

o proof of income, such as a paycheck stub or W-2 form, except that some self-employed prospective borrowers must submit their federal income tax returns for the most recent two years,

o if the loan is for the purchase of the mortgaged property, proof of liquid assets (since April 1991),

o telephone verification of employment (since April 1991), which may be by a third party national employment verification service (except that some high net worth prospective borrowers with ongoing banking relationships with Citibank's private banking group may be exempted from employment verification), and

o a credit report.

   From February 1991 until May 1997, affiliated originators would obtain at least two credit reports (which could be in the form of a merged credit bureau report) on a prospective borrower. Since May 1997, affiliated originators have obtained the single most comprehensive readily available credit bureau report, a tri-merged credit report, or a full residential credit report on the prospective borrower. (A "tri-merged" credit report" is prepared by an independent consumer credit reporting agency or national credit repository, and electronically combines the data from "on-file" credit reports



                                                                              71
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from three different national credit repositories; a "full residential mortgage"
credit report is prepared by an independent consumer credit reporting agency and combines "on-file" information from at least two national credit repositories with attempts at direct verification of employment and, if the prospective borrower has been employed for less than two years, previous employment and income.)

   Since July 1993, facsimile copies of some verification documents (such as bank statements) have been accepted in lieu of originals.

   Since January 1995, each affiliated originator has used a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability and willingness to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. Loans to prospective borrowers who meet a credit score minimum do not undergo the full loan underwriting process. This "streamlined" underwriting process does not apply to loans that exceed $1.5 million. Depending on the credit score, a prospective borrowers may not be required to provide documentary verification of employment, income, or assets. A credit report will still be required for the prospective borrower, however, and the loans are subject to verification of property value as described in "--Appraisals" below. Additional underwriting approvals are required for loans with credit scores or loan-to-value ratios that do not meet the affiliated originator's normal underwriting policies.

   Most mortgage loan applications received by affiliated originators are reviewed by a computerized automated underwriting system (AUS). The AUS systems used are Fannie Mae's Desktop Underwriter (DU), Freddie Mac's Loan Prospector
(LP), and CitiMortgage's proprietary AUS. Each of these systems combines information from credit bureau reports with additional information that the system designers believe relevant to reach a decision as to approval of a mortgage loan application, subject to appropriate documentation as determined by the AUS. Any decision reached by an affiliated originator's AUS is also subject to additional underwriting policy requirements.

LENDING GUIDELINES

Once the employment verification and credit reports are received, the affiliated originator decides

o whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses, and

o if the loan is for the purchase of the mortgaged property, whether the prospective borrower has enough liquid assets to acquire the mortgaged property and make the initial monthly mortgage payments, taking into account, among other things, proceeds from the sale of a prior residence (required since April 1991). This decision may be made from evidence such as a contract for sale of a prior residence and bank statements supplied by the prospective borrower.

   Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure.

ALT-A LOANS

A mortgage loan may be designated as an Alt-A loan either because

o the loan-to-value ratio exceeds the affiliated originator's usual guidelines,

o the borrower has supplied limited documentation as to income, employment and assets, or

o the mortgaged property is a condotel or a "non-warranted" condominium (that is, a condominium that is not eligible for purchase by FNMA either because too few of the units in the condominium development have been pre-sold or too many are being held as investment properties).



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   The affiliated originators maintain four Alt-A origination programs, which differ in minimum standards for credit score, loan-to-value ratio and property type, and have different requirements for verification of income, employment and assets:

o The Full/Alt program requires verification of income, employment, and assets.

o The Stated Income/Verified Assets program requires verification of assets and a telephone verification of employment, but no verification of income. o The No Ratio (No Income/Verified Assets) program requires verification of assets, but not employment or income.

o The No Income/No Assets program does not require verification of employment, income or assets.

   For all Alt-A loans, affiliated originators will obtain a tri-merged credit report, a full residential mortgage credit report, or the single most comprehensive credit report for each prospective borrower.

LEASEHOLD LOANS

Leasehold loans are approved in accordance with the affiliated originator's standard underwriting criteria.

   An ALTA leasehold title insurance policy is required that

o contains no exceptions for any adjustable features of the lease and

o assures that the mortgage is not subordinated to any lien or encumbrance other than the land lease.

   The term of the land lease must extend at least through the scheduled maturity of the mortgage loan and must give the originator the right to receive notice of and to cure any default by the borrower. The leasehold must be assignable or transferable if it is subjected to the mortgage lien. (California branches of Citi FSB may require a consent to assignment of lease and/or subordination agreement be obtained and recorded.) Payments due pursuant to the land lease are taken into account in debt ratio calculations.

REFINANCINGS

Since May 1997, affiliated originators have not required income or asset verification for their current homeowners seeking to refinance their mortgage loans if the refinancing meets the originator's minimum payment history and credit requirements. For other homeowners seeking to refinance their mortgage loans, affiliated originators do not require asset verification and allow a debt burden ratio of up to 45% for loans that meet the affiliated originator's minimum seasoning, payment history and credit score requirements. For ARMs, the calculation of debt burden is based on the initial mortgage rate, even though the initial rate may be lower than the rate that would generally apply under the terms of the ARM.

APPRAISALS

The affiliated originators require the value of the mortgaged property, together with any other collateral, to support the principal balance of the mortgage loan, with enough excess value to protect against minor declines in real estate values.

   Each affiliated originator requires an appraisal of each property to be financed. Two appraisals are required in the normal underwriting process if the loan amount is greater than $1 million. Each appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each affiliated originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize approved appraisal software packages.

   The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the affiliated originator's



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judgment of the appraisal determines the maximum amount of the mortgage loan.

   Where an affiliated mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan.

LIEN RECORDS; TITLE INSURANCE

Each affiliated originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or an attorney's opinion of title in jurisdictions where the practice is acceptable, is required for all mortgage loans, except that for cooperative apartment loans, an affiliated originator will not require title insurance or a title search of the cooperative apartment building. At origination, affiliated originators obtain a search of the recorded liens on the mortgaged property, except that for mortgage loans that are refinancings of loans serviced by an affiliated originator, a lien search may be omitted, and the mortgage loan may close before a subordination agreement on an existing lien is obtained, as long as title insurance insuring a first lien position on the mortgage loan is obtained.

MORTGAGE LOANS PURCHASED FROM THIRD-PARTY ORIGINATORS

The affiliated originators may purchase mortgage loans originated by third parties. These mortgage loans, other than those acquired in a bulk purchase, are reviewed for compliance with the affiliated originator's underwriting criteria, and the affiliated originator may reject loans that fail to conform to its criteria. For mortgage loans acquired in a bulk purchase from a financially sound mortgage loan originator, the affiliated originator will review the selling originator's underwriting policies and procedures for general compliance with the affiliated originator's or Fannie Mae/Freddie Mac underwriting standards and will credit score each loan. The affiliated originator will also conduct a limited mortgage loan file review.

UNDERWRITING STANDARDS OF THIRD-PARTY ORIGINATORS

The underwriting policies and guidelines of third party originators may differ from those of the affiliated originators. In purchasing third party loans, CitiMortgage will review a sample of the loans to determine whether they generally conform to CitiMortgage's underwriting standards. CitiMortgage will fully or partly credit score or re-underwrite the third party loans to determine whether the original underwriting process adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on CitiMortgage's underwriting standards.

SERVICING

THE SERVICER; DELEGATION

CMSI will be responsible for administering and servicing the mortgage loans. CMSI will act as servicer for affiliated mortgage loans and as master servicer for third-party mortgage loans.

   CMSI is permitted to delegate or subcontract servicing or master servicing duties to affiliated or non-affiliated qualified corporations. Unless otherwise stated in the prospectus supplement, CMSI will delegate its servicing duties for affiliated mortgage loans, and its servicing duties for any third-party mortgage loans, to CitiMortgage. CitiMortgage may further delegate its servicing duties. In particular, CitiMortgage may delegate its servicing duties on affiliated mortgage loans that are seriously delinquent to an unaffiliated special servicer that primarily services delinquent loans for third parties. Affiliates of a special servicer will usually own certificates of subordinated classes.

   CMSI will in all cases remain ultimately responsible for servicing both the affiliated and the third party mortgage loans. References to the servicer and the master servicer in this pro-



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spectus will refer to CMSI, acting by itself or through delegated or subcontracted servicers or master servicers. References to actions taken by cmsi after the issuance of the certificates will refer to CMSI acting in its capacity as servicer and/or master servicer, usually through other persons to whom it has delegated servicing and/or master servicing duties.

RESIGNATION AND REMOVAL

CMSI may only resign as servicer/master servicer if

o it receives a legal opinion that remaining as servicer would be illegal or

o the Trustee and 2/3 of the registered holders of certificates (by principal balance) consent to the resignation.

   A resignation will become effective when the Trustee or a successor servicer assumes CMSI's servicing obligations.

   The Trustee may remove CMSI as servicer/master servicer only if CMSI does not, within 60 days after notice from the Trustee, remedy a failure to perform its servicing duties. However, the notice period is only three business days if CMSI fails to make a required distribution to certificate holders.

   The remainder of this "Servicing" section will describe servicing procedures for affiliated mortgage loans.

COLLECTION PROCEDURES FOR AFFILIATED MORTGAGE LOANS

CMSI will make reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CMSI may

o waive any prepayment charge and

o arrange with a homeowner a schedule for eliminating delinquencies if CMSI reasonably believes that without the arrangement the homeowner would default on the mortgage loan. Credit support payments will continue to be governed by the original payment schedule on the mortgage loan, not the new schedule for eliminating deficiencies.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMSI will usually accelerate the maturity of the mortgage loan. If CMSI reasonably believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CMSI will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement (except for mortgage loans originated by Citi FSB). The mortgage rate on the mortgage loan will not be decreased under the agreement. The interest rate may be increased, however, under the terms of the mortgage loan. CMSI will retain as additional servicing compensation any fees it receives for entering into the assumption agreement.

REAL ESTATE TAXES AND ASSESSMENTS

CMSI will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing ACCOUNT. CMSI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CMSI for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

PRIMARY MORTGAGE INSURANCE

CMSI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.

   CMSI will exercise its best reasonable efforts to maintain primary mortgage insurance for as long as required. CMSI will pay premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments,

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and will be reimbursed by the Trust for such payments.

   CMSI may replace primary mortgage insurance by substantially equivalent insurance if

o each rating agency that initially rated the series advises CMSI that the replacement will not adversely affect the current rating of the series, or

o the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the series.

REALIZING ON DEFAULTED MORTGAGE LOANS

Regardless of whether recovery under primary mortgage insurance or other credit support is available, CMSI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CMSI need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CMSI for the expenditure.

   Certificate holders will realize a loss to the extent that liquidation proceeds and payments under credit support for a mortgaged property are less than the principal balance and accrued interest on the mortgage loan plus CMSI's unreimbursed expenses and advances.

   If a mortgage loan goes into default, a provider of credit support may have to purchase the liquidated loan. To avoid draws under credit support, CMSI may pay the purchase price of the loan on behalf of the credit support provider. The ultimate net recovery on the loan will be used to replenish the credit support up to the amount of the unreimbursed payments under the credit support for the loan, and any excess will be retained by the credit support provider, or by CMSI. Although certificate holders will have no right to the excess proceeds, the reduction in a provider's obligations under credit support will have been fully restored.

   Credit support providers do not have to purchase a defaulted mortgage loan or cover delinquencies if the remaining obligations under the credit support are less than the purchase price of the mortgage loan.

   If CMSI does not foreclose on a defaulted mortgage loan, CMSI may accept less than the principal balance and accrued interest on the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If cmsi does foreclose on a defaulted mortgage loan, CMSI may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CMSI does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

FEES

The Trust will pay CMSI a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. In addition, CMSI will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation. In CMSI's experience, this additional servicing compensation has been negligible.

   CMSI will pay

o the Trustee's, paying agent's and independent accountants fees and expenses,

o expenses for distributing reports to certificate holders, and

o fees and expenses for realizing on defaulted mortgage loans.

   CMSI will be reimbursed for certain expenses in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, appraisal costs, etc.) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to certificate holders. CMSI may retain this reimbursement even if the remaining funds are inadequate to distribute to certificate holders the full principal



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balance and accrued interest on the mortgage loan.

CMSI'S LIABILITY

CMSI, as servicer and/or master servicer, will not be liable to certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

DEFAULT BY CMSI

The following are events of default:

o CMSI, if it is the paying agent, fails to distribute to the registered certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution, or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.

o CMSI fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of certificate holders, and does not remedy the failure for 60 business days after either the Trustee notifies CMSI, or the registered holders of 2/3 of the principal balance of the certificates notify CMSI and the Trustee, of the failure.

o Certain events indicate CMSI's insolvency, reorganization or inability to pay its obligations.

ACTIONS ON EVENT OF DEFAULT

As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the certificates may have the Trustee take over CMSI's responsibilities, duties and liabilities under similar compensation arrangements. CMSI will be paid for its prior services notwithstanding the termination of its activities as servicer and/or master servicer. Termination of CMSI as servicer and/or master servicer will not affect the obligations of any credit support provider.

   If the Trustee is unwilling or unable to act as servicer or master servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer or master servicer for a servicing compensation no greater than CMSI's servicing compensation.

THE TRUSTEE

The Trustee is named in the supplement. The Trustee may appoint agents (including CMSI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations.

   To meet legal requirements of certain local jurisdictions, CMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.

   The Trustee may have normal banking relationships with CMSI or any originator, or any of their affiliates.

   The Trustee may resign at any time. The Trustee may be removed by the registered holders of 50% of the principal balance of the certificates and 50% of the residual certificates. The Trustee may also be removed by CMSI if

o the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,

o the Trustee is insolvent,

o the Trustee breaches a duty that materially and adversely affects the certificate holders, or

o through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the certificates would be lowered.

   If the Trustee resigns or is removed, the resignation or removal will not be effective until CMSI appoints a successor Trustee.


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

THE TRUSTEE'S DUTIES; LIMITATION OF LIABILITY

If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.

   The Trustee is not responsible for CMSI's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the certificates or any mortgage loan or related document, and is not accountable for the use or application by CMSI of funds paid to it on the mortgage loans.

   The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a remic, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.

THE POOLING AGREEMENT

The certificates of each series are governed by a separate pooling and servicing agreement (the pooling agreement) between CMSI, the Trustee, and Citibank, N.A., as paying agent, certificate registrar and authentication agent, which provides for the transfer of the mortgage loans to the Trust, the issuance of the certificates, repurchase or substitution of mortgage loans by CMSI, the collection of payments on the mortgage loans and other servicing activities, the distributions to the certificate holders, the relative rights of classes of certificates to distributions, and otherwise sets forth the specific rights and obligations of CMSI, the Trustee, and Citibank, N.A.

   The certificates are complex instruments, and the pooling agreement is a lengthy and complex document. This prospectus only discusses those aspects of the certificates and the pooling agreement that CMSI believes are likely to be material to certificate purchasers. You should read the pooling agreement for provisions that may be important to you. The Trustee will send a copy of the pooling agreement (without exhibits) to you on your written request.

   The pooling agreement also contains the following provisions:

LEGAL ACTION BY CMSI

CMSI will not have to appear in, prosecute or defend any legal action that is not incidental to CMSI's servicing responsibilities and that it believes may cause it expense or liability. CMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the certificate holders under the pooling agreement. The Trust will pay, or reimburse CMSI for, the expenses of the action and any resulting liability out of Trust assets.

LEGAL ACTION BY CERTIFICATE HOLDERS

A registered certificate holder can not institute a legal proceeding to enforce the pooling agreement unless

o the holder gives the Trustee written notice of default, and

o the registered holders of 2/3 of the principal balances of the certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.

   However, the Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

LIABILITY OF CMSI; INDEMNIFICATION

Neither CMSI, nor any of its directors, officers, employees or agents, will be liable to the Trust or the certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfea-


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sance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.

   The Trust will indemnify CMSI and its directors, officers, employees and agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

AMENDMENTS

CMSI and the Trustee may together amend the pooling agreement and any credit support without the registered certificate holders' consent

o to cure ambiguities or mistakes,

o to resolve inconsistencies,

o with the consent of any Insurer, to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus,

o to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or

o to establish a "qualified reserve fund" for a REMIC.

   CMSI, the issuers of credit support and the Trustee may also amend the pooling agreement and any credit support without registered certificate holder consent if CMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the certificate holders.

   CMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the certificates affected by the amendment, except that

o the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered certificate holder without the holder's consent or (2) reduce the percentage of principal balances of certificates whose registered holders must consent to an amendment, without the consent of the registered holders of all certificates of each affected class, and

o if the amendment affects any class of certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the certificates in the differently affected class must consent to the amendment.

   For purposes of granting or withholding consent, all senior classes will be considered to be a single "affected class," and all subordinated classes will be considered to be a single "affected class." Accordingly, where consent of the registered holders of 2/3 of the principal balances of the certificates of a differently affected class is required, this means the consent of the registered holders of all the senior classes or all the subordinated classes, as the case may be. Thus, if there are multiple senior or subordinated classes, the consent of the registered holders of 2/3 of the principal balances of the certificates of a single senior or subordinated class will not be sufficient in itself for any consent, nor will the withholding of consent by the registered holders of more than 1/3 of the principal balance of the certificates of such class be sufficient in itself to deny any consent.

COMPLIANCE REPORTS

Beginning three months after the closing date, a firm of independent public accountants selected by CMSI will provide a compliance report to the Trustee by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans on the servicing of the affiliated or third-party mortgage loans.

   Beginning three months after the closing date, an officer of CMSI will deliver a certificate to the Trustee and to any registered holder of


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more than 50% of the certificates by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans stating that CMSI has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.

   Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

LIST OF REGISTERED HOLDERS

Unless the Trustee is also the certificate registrar, CMSI will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered certificate holders as of the most recent record date. Upon written request of three or more registered certificate holders, for purposes of communicating with other registered certificate holders about their rights under the pooling agreement, the Trustee will give the requesting certificate holders access during business hours to the most recent list of registered certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMSI and will give the requesting certificate holders access to the new list promptly after receipt.

NO ANNUAL MEETING

There will not be any annual or other meetings of certificate holders.

SUCCESSORS

A corporation

o that is a successor to CMSI due to a merger or consolidation, or that otherwise succeeds to the business of CMSI, or

o any entity that is more than 50% owned by Citigroup that assumes CMSI's obligations,

will be CMSI's successor under the pooling agreement. The assumption will not, however, release CMSI from any obligation under the pooling agreement.

TERMINATION OF TRUST

The Trust will terminate upon the distribution to the registered certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a person specified in the pooling agreement living at the date of the pooling agreement.

   CMSI will direct the certificate registrar to notify each registered certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their certificates in order to receive their final distribution. Interest will not accrue on the certificates after the date specified in the notice for return of the certificates.

BOOK-ENTRY AND PHYSICAL CERTIFICATES

Certificates offered to the public will be book-entry securities. That is, one or more certificates for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these certificates. Other people will hold their certificates in these classes indirectly through securities intermediaries--banks, brokerage houses and other institutions that maintain securities accounts for their customers. The securities depository will maintain accounts showing the certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the certificate holdings of their customers (some of whom may themselves be securities intermediaries holding certificates for their customers). Thus, each holder of a book-entry certificate will hold that certificate through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry certificate for its own account through a securities intermediary will be the beneficial owner of the certificate.


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   The certificates of each holder of a book-entry security other than DTC will be evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry certificate will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the certificate. The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded securities are held in the United States.

   In this prospectus, references to "certificate holders" of book-entry securities will generally mean the beneficial owners of certificates. However, for book-entry certificates, references to actions taken by certificate holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to certificate holders will mean payments and notices of redemption to DTC as the registered holder of the certificates for distribution to participants in accordance with DTC's procedures.

   Beneficial owners of book-entry certificates should realize that, unless otherwise stated in this prospectus, the Trust will make all distributions on their certificates to DTC, and will send all required reports and notices solely to DTC. Similarly, the Trustee will accept notices and directions solely from the registered holders of certificates, which for book-entry certificates will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from the Trust to their customers and from their customers to the Trust through the chain of intermediaries. However, beneficial owners of book-entry certificates may find it somewhat more difficult to pledge their certificates because of the lack of a physical certificate, and may experience delays in receiving distributions on their certificates, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.

   Neither the Trustee, CMSI nor any of their affiliates will be responsible for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's

o distributions to its participants or customers,

o transmission of notices, directions and other communications to or from beneficial owners of certificates, or

o record keeping,

and will not be liable to beneficial owners of certificates for any such action or failure to act. Nor will the Trustee, CMSI or any of their affiliates have any obligation to beneficial owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the securities Exchange Act of 1934.

PHYSICAL CERTIFICATES

Beneficial owners of book-entry certificates will receive physical certificates representing their ownership interests only if DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry certificates and CMSI is unable to locate a qualified successor.

   The certificate registrar will notify all beneficial owners, through DTC, of the availability of physical certificates.

   Physical certificates will be transferable and exchangeable at the offices of the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the certificate registrar may require a payment sufficient to cover any tax or other governmental charge incurred.


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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"PLAN ASSET" REGULATIONS

If an ERISA plan purchases certificates, the underlying assets of the Trust--for example, mortgage loans--might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee. In such circumstances, some operations of the Trust might be considered prohibited transactions under ERISA.

   ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and employee benefit plans not subject to ERISA.

CLASS EXEMPTION

US Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CMSI believes that the general conditions would be met for the purchase and holding of senior classes of certificates in a Trust that holds mortgage loans other than cooperative apartment loans. PTE 83-1 might not apply, however, to the purchase and holding of

o senior classes of certificates in a Trust that holds cooperative apartment loans,

o senior classes of certificates of a PO or IO class,

o subordinated classes of certificates, or

o residual certificates.

   Accordingly, CMSI will not permit the registration of a transfer of a certificate of a subordinated or residual class unless the transferee

o executes a representation letter satisfactory to the certificate registrar, the Trustee and CMSI stating that (1) it is not, and is not acting on behalf of, an ERISA plan or using an ERISA plan's assets to effect the purchase, or (2) if it is an insurance company, the source of funds used to purchase subordinated certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 (PTE 95-60)), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition, or

o delivers (1) an opinion of counsel satisfactory to the certificate registrar, the Trustee and CMSI that the purchase or holding of the certificate by or on behalf of the plan will not constitute or result in a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or a similar violation of any similar law, and will not subject CMSI (or its designee), the Trustee or the certificate registrar to any obligation in addition to those undertaken in the pooling agreement, and (2) such other opinions of counsel, officers' certificates and agreements as the


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certificate registrar, the Trustee or CMSI may require in connection with the transfer.

TRUSTS OF CERTIFICATES

It is not clear whether PTE 83-1 applies to senior class certificates in a Trust that itself holds interests in a REMIC or similar entity.

   The regulations state that plan assets do not include the mortgages underlying an agency certificate. Accordingly, even if certificates in a Trust were owned largely or entirely by ERISA plans, the mortgages underlying agency certificates held by the Trust would not be plan assets. Accordingly, if CMSI sponsors a series where the Trust holds interests in a REMIC or similar entity, and if no other ERISA prohibited transaction exemption appears applicable, CMSI intends to include no such interests in a REMIC except agency certificates or other interests that would meet the general conditions of PTE 83-1 if purchased directly by an ERISA plan. CMSI further intends to structure the offering of the series and the operations of the Trust and to take other actions that are reasonable and appropriate to reduce the risk of an ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such certificates.

UNDERWRITERS' EXEMPTIONS

Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

OTHER PROHIBITIONS

An ERISA plan may not purchase certificates with assets of the ERISA plan if an affiliate of CMSI (such as Citibank or Citigroup Global Markets), any underwriter or the Trustee

o has discretion to invest such assets,

o has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or

o is an employer maintaining or contributing to the ERISA plan.

   By agreeing to acquire a certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CMSI that the assets of the ERISA plan used in the purchase are not described in the preceding sentence.

INVESTOR'S RESPONSIBILITY

Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

   Employee benefit plans that are not subject to ERISA may be subject to similar federal, state, or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

LEGAL INVESTMENT CONSIDERATIONS

SMMEA

The senior classes of certificates will generally be, and the subordinated classes of certificates and the residual certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The supplement states which classes of certificates are mortgage related securities.

   Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guar-


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anteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.

   A certificate will be a SMMEA mortgage related security so long as

o it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and

o it is part of a series of certificates in a Trust consisting of mortgage loans originated by the types of originators specified in SMMEA.

STATE OVERRIDES OF SMMEA

SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. Some states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in certificates.

FEDERAL DEPOSITORY INSTITUTIONS

SMMEA also permits

o federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,

o federal credit unions to invest in mortgage related securities, and

o national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities, subject in each case to regulations of their federal regulators.

In this connection,

o the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),

o the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities, other than stripped mortgage related securities (unless the credit union complies with 12 CFR ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities, under limited circumstances, and

o the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

INVESTOR'S RESPONSIBILITY

Depository institutions considering an investment in the certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any certificates, as some certificates (in particular, certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).

   The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing


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investments made by particular investors, including "prudent investor"
provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.

   Except for the status of some certificates as "mortgage related securities," no representation is made as to the proper characterization of any certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

   Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.

TAXATION OF CERTIFICATE HOLDERS

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to certificate holders of the purchase, ownership and disposition of certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates. In this tax discussion, references to the "certificate holder" or "holder" generally mean the beneficial owner of a certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

TAXATION OF CERTIFICATES--GENERAL

Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a certificate will be ordinary income to the holder, and distributions of principal on a certificate will be a return of capital to the extent of the holder's basis in the certificate.

ACCRUAL METHOD

Each certificate holder must use the accrual method of accounting for certificates, regardless of the method of accounting it otherwise uses.

ORIGINAL ISSUE DISCOUNT

All accrual certificates will be issued with original issue discount (or OID), and others classes of certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

   Holders of certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.

   The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the certificates, may be prepaid. To the extent the OID rules do not address an issue, CMSI, in calculating OID, will generally


                                                                              85
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apply the methodology described in the Conference Committee Report to the
Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.

   CMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of certificates as described in "--Reporting requirements" below.

CALCULATION OF OID

A certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a certificate holder's income. (There is an exception for retail class certificates, discussed below.)

   Unless the OID is de minimis (described below), a certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the certificate during an accrual period, including the date of purchase but excluding the date of disposition. CMSI will treat the monthly period ending on the day before each distribution day as the accrual period.

   Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the certificates is assumed to be paid at the prepayment rate assumed in structuring the series.

   Amount of OID. The amount of OID on a certificate is the excess of its "stated redemption price at maturity" over its "issue price."

   The issue price of a certificate is generally the first price at which a substantial amount of certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CMSI intends to treat the issue price of certificates of a class for which there is no substantial sale as of the issue date or that are retained by CMSI as the fair market value of the certificate on the issue date.

   The issue price of a certificate also includes any amount the initial certificate holder pays for accrued interest for a period prior to the issue date of the certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.

   The stated redemption price at maturity of a certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the certificate. Because there is no penalty or default remedy for nonpayment of interest on a certificate, it is possible that no interest on any class of certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CMSI intends to treat interest on certificates as qualified stated interest.

   Distributions on the following types of certificates will not be qualified stated interest:

o certificates in an accrual class,

o certificates for which interest distributions may be deferred and added to the principal balance, or

o certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class).

   Accordingly, the stated redemption price at maturity of these certificates will include both their initial principal balance and all other dis-


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tributions on the certificates. Also, if the interval between the issue date and the first distribution day on a certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Any deferred interest (as defined in the supplement) that accrues on a class of certificates will constitute income to the holders of those certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the certificates in computing OID.

   Rate of accrual. The OID accruing in a full accrual period on a certificate is generally the increase in the present value of the certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of

o the sum of (1) the "present value of the remaining distributions" to be made on the certificate as of the end of that accrual period and (2) the distributions made on the certificate during the accrual period that are included in the certificate's stated redemption price at maturity, over

o the "adjusted issue price" of the certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the certificate's stated redemption price at maturity that were made in those prior periods.

   Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the certificate as the discount rate and the schedule of payments on the certificate at the prepayment rate assumed in structuring the series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.

   The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those certificates.

DE MINIMIS OID

OID on a certificate will be considered to be zero if the OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity of the certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (i.e., rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the series.

   Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the certificate is held as a capital asset. However, certificates holders may elect to accrue all de minimis OID, as


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well as market discount and market premium, under the constant yield method. See
"--Election to treat interest under the constant yield method" below.

OID ON RETAIL CLASS CERTIFICATES

For certificates on which principal distributions are made in a single installment upon the request of a certificate holder or by random lot (retail class certificates), CMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the series. In general, OID accruing on a retail class certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class certificate,

o the remaining unaccrued OID allocable to the certificate (or part) will accrue at the time of the distribution, and

o the accrual of OID allocable to each remaining certificate of the class (or the principal balance of a retail class certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

   CMSI believes that this treatment of retail class certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the series.

ACQUISITION PREMIUM

A purchaser of a certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "--Election to treat interest under the constant yield method" below.

OID ON VARIABLE RATE CERTIFICATES

Certificates may provide for interest based on a variable rate (variable rate certificates). Under the OID rules, interest is generally treated as payable at a variable rate if

o the issue price does not exceed the original principal balance by more than a specified amount and

o the interest compounds or is payable at least annually at current values of
(1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.

   An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.

   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)


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   OID for a certificate bearing a variable rate of interest will accrue in the manner described above under "--Original issue discount," with the yield to maturity and future distributions on the certificate generally determined by assuming that interest will be payable for the life of the certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.

   Although unclear under the OID rules, CMSI intends to treat certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the certificates.

   Under the REMIC regulations, a certificate bearing

o a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

o one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods,

qualifies as a regular interest in a REMIC. For OID reporting purposes, CMSI intends to treat certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

   A class of certificates may not have a variable rate under the preceding rules--for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to certificates. However, if final regulations dealing with contingent interest on certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest certificates as ordinary income.

MARKET DISCOUNT

A purchaser of a certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the certificate is exceeded (1) by the then-current principal amount of the certificate, or (2) for a certificate having OID, by the adjusted issue price of the certificate at the time of purchase.

   The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into ac-


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

count the prepayment rate assumed in structuring the series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.

   The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

   The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the certificate is disposed of.

   As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.

   By analogy to the OID rules, market discount for a certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the certificate multiplied by the weighted average maturity of the certificate (determined as described above under "--Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

A certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.


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LOSSES

Certificate holders must report income on the certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a certificate, particularly a subordinated certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.

   Under section 166, it appears that

o a certificate holder that is a corporation or that holds the certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and

o other certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the certificate's becoming wholly or partially worthless.

   Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the certificate has been retired. The IRS could also assert that losses on the certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the certificate.

   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

ELECTION TO TREAT INTEREST UNDER THE CONSTANT YIELD METHOD

A certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

   A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all


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premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired, and is irrevocable except with the approval of the IRS.

SALE OR EXCHANGE OF CERTIFICATES

If a holder sells or exchanges a certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the certificate. The adjusted basis of a certificate will generally equal the cost of the certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the certificate, and reduced by principal distributions on the certificate previously received by the seller, by any amortized premium and by any deductible losses.

   Except as described in "--Market discount" above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a certificate realized by an investor who holds the certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss, and will be long-term or short-term depending on whether the certificate has been held for more than one year.

   Gain on the sale or exchange of a certificate will be treated as ordinary income

o if the certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of such transaction,

o for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

o to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the certificate.

   In addition, gain or loss recognized on the sale of a certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

   Holders that recognize a loss on a sale or exchange of the regular interest for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

SPECIAL TYPES OF HOLDERS

CMSI anticipates that certificates held

o by a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in their entirety, because more than 95% of the assets of the Trust are expected to be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C), and

o by a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B), in their entirety, because the mortgage loans qualifying for these tests are expected to exceed 95% of the assets of the Trust.

   Treasury regulations require that information be furnished annually to beneficial owners of certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these certificates. This


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information is furnished in the same manner as described below under
"--Reporting requirements."

   If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.

   Certificates held

o by a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and

o by certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

FOREIGN INVESTORS

A non-US person is a person that is not

o a citizen or resident of the United States,

o a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,

o an estate subject to United States federal income tax regardless of the source of its income, or

o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more US persons have the authority to control all substantial decisions of the trust.

   Interest, including OID, distributable to certificate holders who are non-US persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-US person

o is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C), and

o provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the certificate is a non-US person. For certificates held by a foreign partnership,
(1) the certification must be provided by the partners rather than by the foreign partnership and (2) the partnership must provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships.

   If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-US person. In the latter case, the non-US person will be subject to United States federal income tax at regular rates.

BACKUP WITHHOLDING

Distributions made on the certificates and proceeds from the sale of the certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 at a current rate of 28% of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the certificate, or the certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. Non-US persons must provide the appropriate certification in order to avoid backup withholding.

REPORTING REQUIREMENTS

Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of certificates or benefi-


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cial owners who own certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular series of certificates. Holders through nominees must request such information from the nominee.

TAXATION OF THE TRUST

REMIC QUALIFICATION

CMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools.

   Cadwalader, Wickersham & Taft LLP has advised CMSI that in its opinion

o the Trust will qualify as one or more REMICs under current law if CMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules, and

o the certificates qualify as regular interests in a REMIC.

   For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.

   If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may be taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

TAXES THAT MAY BE IMPOSED ON THE REMIC

Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include

o the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan, within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,

o the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,

o the receipt of compensation for services, or

o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.

   Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC

o during the three months following the closing date,

o made to a qualified reserve fund by a residual interest holder,

o in the nature of a guaranty, or


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o made to facilitate a qualified liquidation or clean-up call.

   Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the remic will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to certificate holders within the 90-day period.

LEGAL ASPECTS OF MORTGAGE LOANS

MORTGAGES AND DEEDS OF TRUST

The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.

   There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the lender to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.

   Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.

   The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

FORECLOSURE

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send


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a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, some states grant homeowners rights to cure a default that may be greater than the homeowner's rights under the mortgage. Moreover, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that

o the homeowner's default was neither willful nor in bad faith, and

o the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender.

   Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.

   In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining


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casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.

   CMSI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to certificate holders and that its expenditures will be recoverable. There may be circumstances--for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property--that would cause CMSI to elect not to foreclose on a defaulted mortgage loan.

   Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."

   The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

   In CALIFORNIA, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period after the sale of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full). The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although the redeemer will be required to pay reasonable rental value upon redemption. In a non-judicial foreclosure, neither the homeowner nor junior lien holders may redeem the property once the sale has concluded.

   A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)

---------------------------
(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit


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   In California, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.(2)

   In CONNECTICUT a court in its discretion may order either a foreclosure by judicial sale or "strict foreclosure." Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 21 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, an attorney is appointed by the court to sell the mortgaged property at auction. After the sale is approved by the court, the proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.

   Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring, and the restructured payments must be made over the remaining portion of the original term of the mortgage.

   In ILLINOIS, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners

---------------------------
challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

(2) Citibank Service Corporation, a subsidiary of Citi FSB doing business as Citibank Insurance Agency, sells such insurance in connection with mortgage loans originated by Citi FSB.


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greater contractual rights to reinstate a mortgage than are granted under
Illinois statutes.

COOPERATIVES

All cooperative apartments relating to cooperative apartment loans are located in New York, New Jersey, Illinois, Maryland and the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.

   If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative must meet the mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements (cooperative apartment leases) that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.

   The interest of the occupant under a cooperative apartment lease is generally subordinate to the interest of the holder of the blanket mortgage; that is, if the cooperative defaults under the blanket mortgage, the lender holding the blanket mortgage could foreclose and terminate the cooperative apartment lease.

   A blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. If the cooperative can not refinance this mortgage or make the final payment, the lender could foreclose.

   A foreclosure by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing a cooperative apartment loan.

   A cooperative apartment loan is evidenced by a promissory note and secured by a security interest in the cooperative apartment lease and the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the cooperative apartment lease and, if allowed under state law, a financing statement covering the cooperative apartment lease and the cooperative shares is filed in the appropriate state and/or local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon the tenant-stockholder's default, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the cooperative apartment lease and the pledge of cooperative shares.

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The cooperative can usually terminate the cooperative apartment lease if the tenant-stockholder fails to make payments or defaults in the performance of obligations under the lease.

   Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the cooperative apartment lease. A default by the tenant-stockholder under the lease will usually constitute a default under the secu-


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rity agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that if the tenant-stockholder defaults under the cooperative apartment lease, the cooperative will take no action to terminate the lease until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the cooperative apartment lease is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the cooperative apartment lease. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the principal balance of the cooperative apartment loan and accrued interest.

   Recognition agreements also provide that if the cooperative loan is foreclosed, the lender must obtain the cooperative's consent before transferring the cooperative shares or assigning the cooperative apartment lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the UCC) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the cooperative apartment lease. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-deficiency laws and other limitations on lenders" below.

RIGHTS OF REDEMPTION

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

ANTI-DEFICIENCY LAWS AND OTHER LIMITATIONS ON LENDERS

In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale un-


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der a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Although CMSI may elect to pursue deficiency judgments on a mortgage loan, CMSI does not have to do so, even if permitted by applicable law.

   CALIFORNIA. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.

   CONNECTICUT. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. Moreover, Connecticut courts often refuse to confirm a sale if the lender does not bid its debt at the auction. To avoid these outcomes, lenders do not generally seek foreclosure sales.

   FLORIDA. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.

   ILLINOIS. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.

   NEW JERSEY. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of


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the foreclosure sale of a mortgaged premises. (It should be noted that the amount necessary to satisfy a final judgment of foreclosure will be calculated under New Jersey law, and may be different from the debt calculated under the terms of the mortgage.) In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.

   In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.

   NEW YORK. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.

   Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender. Section 254-b also applies to a note evidencing a cooperative loan.

   In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.

   TEXAS. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair mar-


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ket value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.

   VIRGINIA: Foreclosure under a deed of trust is usually accomplished by the trustee exercising the power of sale provided for in the deed of trust; no legal proceedings are involved. In exercising the power of sale, the trustee can not recover from the homeowner any deficiency that might result from the sale. If a sale by a trustee results in the lender acquiring the property, and the lender then sells the property for less than the outstanding balance of the loan, the lender may then seek a deficiency judgment.

   Alternatively, in a lawsuit to foreclose a deed of trust, where the lender requests a deficiency judgment, the property has been sold at a fair price, and there is a balance, with interest, remaining unpaid on the loan, the court may render a deficiency judgment.

   ALL MORTGAGE LOANS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding bal-


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ance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default under a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.

   State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the certificate holders.

   In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the


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value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.

   The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, the Georgia Fair Lending Act, New York Predatory Lending Act, the "cash-out" refinancing provisions of the Texas Constitution, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

   The Servicemembers Civil Relief Act (the U.S. Servicemembers Act) limits

o the maximum interest rate that may be charged on a mortgage loan to 6% per annum, and

o the ability of a mortgagee to foreclose on a defaulted mortgage loan while the homeowner is in active military service if the mortgage was originated before the homeowner was called to active duty.

   California's Military and Veterans Code provides protection similar to the U.S. Servicemembers Act to California national guard members called up to active service by the Governor or the President, or reservists called to active duty (the California Servicemembers Act).

   Shortfalls on interest collections due to the U.S. or California Servicemembers Act will not be covered by any voluntary advances and will be non-subordinated--that is, they will be allocated pro rata to the interest-bearing classes in proportion to accrued interest, except that for a multiple-pool series, such shortfalls will be allocated pro rata, without regard to group, only until the subordination depletion date; after the subordination depletion date, such shortfalls attributable to mortgage loans in a pool will be allocated pro rata solely to the classes in the related group. Also, unless otherwise provided in the supplement, an insurance policy for any class of certificates will not cover any interest shortfall due to the U.S. or California Servicemembers Act.

   The servicer may elect to advance part or all of the shortfall in interest collections on any mortgage loan due to the U.S. or California Servicemembers Act, and later recoup the advances from later payments on the mortgage loans. To the extent the servicer so elects, deductions in interest paid to certificate holders due to the U.S. or California Servicemembers Act will be deferred.

DUE-ON-SALE CLAUSES

For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.

   The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated


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o before October 15, 1982,

o for mortgaged properties in Minnesota, Michigan, New Mexico and Utah, or

o by a lender that was not a federal savings and loan associations or a federal savings bank.

   However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a series and the number of mortgage loans that may be outstanding until maturity.

OTHER LIMITATIONS ON FORECLOSURE

Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have

o required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,

o required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and

o limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include violations of the Racketeer Influenced and Corrupt Organizations Act (popularly know as "RICO"), the anti-money laundering laws, including the USA Patriot Act of 2001, and the narcotic drug laws. In many instances, the United States may seize the property before a conviction occurs.

   In a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

APPLICABILITY OF USURY LAWS

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title


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V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.

   CMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

ENVIRONMENTAL CONSIDERATIONS

Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate

o emissions of air pollutants,

o discharges of wastewater or storm water,

o generation, transport, storage or disposal of hazardous waste or hazardous substances,

o operation, closure and removal of underground storage tanks,

o removal and disposal of asbestos-containing materials, and

o management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").

   Failure to comply with these laws can result in significant penalties, including civil and criminal fines.

   Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.

   Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or


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property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if the lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.

   Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   1996 legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA, and authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, the scope of the additional protections offered by the new law has not yet been fully defined by the courts. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CMSI nor any originator has made such evaluations prior to the origination of the mortgage loans, and CMSI does not require that originators who sell mortgage loans to it make such evaluations. CMSI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any sub-stance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.

USE OF PROCEEDS

CMSI intends to use net proceeds from the sale of the certificates to originate or purchase new residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to Citigroup, its affiliates or unaffiliated parties.

   Certificates will be sold in series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CMSI acquires, prevailing interest rates, availability of funds and general market conditions.

ADDITIONAL INFORMATION

SEC FILINGS

All documents subsequently filed by CMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the certificates are incorporated by reference into this prospectus.

   CMSI will provide without charge to any person, including a beneficial owner of certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus. Written or telephone requests for documents should be made to Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, telephone (636) 261-1313.

   You may read and copy any materials CMSI files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CMSI.

   Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

MORTGAGE LOAN INFORMATION

You may subscribe for detailed mortgage loan information in machine readable format updated monthly for each outstanding series of certificates. This information reflects payments made on the individual mortgage loans, including full and partial prepayments and liquidation proceeds, and identifies various characteristics of the mortgage loans. Contact CitiMortgage, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, telephone (636) 261-1331, for subscription information.

   CitiMortgage also maintains an internet site at http://www.citimortgagembs.com that contains the above information, along with payment statements, security documents and other related reports.

INDEX

accrual classes, 48
accrual directed classes, 48
accrual termination day, 48
additional collateral, 7
advances, 46
affiliated mortgage loans, 36
affiliated originators, 61
agency certificates, 36
Alt-A loan, 72
ARMs, 61
AUS, 72

Bankruptcy Code, 103
bankruptcy loss, 45
bankruptcy loss limit, 15
bankruptcy losses, 40

California Servicemembers Act, 105
CERCLA, 107
certificate registrar, 4
certificates, 32
Citi FSB, 70
class A, 39
class B, 39
class percentage, 4
classes of certificates, 36
clean-up call, 58
CMSI, 32
component classes, 52
composite classes, 52
Conference Committee Report, 86
cooperative apartment leases, 99
cross-collateralization, 53
cumulative loss test, 13
current interest allocation, 43
cut-off date, 6, 36

debt service reduction, 45
delinquency test, 13
determination day, 46
discount loans, 37
distribution days, 32
DTC, 80
due-on-sale clause, 59

ERISA, 34, 82
ERISA plans, 82
events of default, 77
extraordinary events, 40

FDIC, 70
First Nationwide, 70
Fitch, 35
fraud loss limit, 15
fraud losses, 40
Full/Alt program, 73

Garn-St Germain Act, 105
Ginnie Mae, 36
Greenwich Capital, 22
group, 53

homeowner, 35
hypothetical mortgage loans, 39

impaired subordination level, 14
initial principal balance of mortgage loan, 36
interest allocation, 43
interest allocation carryforward, 43
interest distribution, 47
interest-only class, 37
interest-only loan, 37
inverse LIBOR class, 43
IO class, 37
IO loan, 37
IO strip, 38
IRA, 82
IRS, 86

LIBOR accrual period, 44
LIBOR class, 43
liquidated loan, 51
liquidation proceeds, 51
loanable value, 65
loan-to-value ratio, 65
loss recovery, 51

Moody's, 34
mortgage loans, 32
mortgagee, 95
mortgagor, 95
multiple-pool series, 52

NAS class, 13
net liquidation proceeds, 51
net loan rate, 37
No Income/No Assets program, 73
No Ratio (No Income/Verified Assets)
 program, 73
non-accelerated senior class, 13
non-subordinated losses, 40
non-US person, 93
notional balance, 37

OID, 23, 85
OID rules, 85
order of seniority, 39
order of subordination, 39
original issue discount, 85
overcollateralized, 56

PAC class, 49
paying agent, 4
planned amortization class, 49
planned balance, 49
PO class, 37
PO loan, 37
PO strip, 38
pool distribution amount, 56
pool I, 6
pool II, 6
pool III, 6
pooling agreement, 78
pools, 52 premium loans, 37
prepayment interest shortfall, 40
prepayment model, 59
principal balance of a class, 37
principal distribution, 47
principal-only class, 37
principal-only loan, 37
PSA prepayment model, 59
PTE 83-1, 82
PTE 95-60, 82

ratio stripping, 37
ratio-stripped IO class, 38
ratio-stripped PO class, 38
RCRA, 108 realized loss, 51
recoveries, 47
regular classes, 37
reimbursement, 47
relocation loan, 66
REMIC, 32
residual classes, 37
retail class certificates, 88
retail classes, 50

S&P, 34
scheduled payment, 35
scheduled principal balance of mortgage loans, 36
SDA, 61
SEC, 109
secured creditor exemption, 107
securities intermediaries, 80
senior classes, 39
series, 32
servicers, 46
SMMEA, 23, 83
special hazard loss limit, 15
special hazard losses, 40
special servicer, 74
standard default assumption, 61
Stated Income/Verified Assets program, 73
structuring assumptions, 15
subordinated classes, 39
subordination depletion date, 40
subordination level, 14
super senior classes, 14
super senior support classes, 14
superliens, 107
support class, 49

TAC class, 49
target rate, 37
targeted amortization class, 49
targeted balance, 49
target-rate classes, 38
target-rate loan, 37
target-rate strip, 38
third-party mortgage loans, 36
third-party servicer, 36
Title V, 106
Trust, 32
Trustee, 32

U.S. Servicemembers Act, 105
UCC, 100
undercollateralized, 56
undersubordination, 55
unscheduled payments, 36
USTs, 108

variable rate certificates, 88

weighted average life, 58

Prospectus
October 25, 2005                                              [CITI LOGO]




                       CITICORP MORTGAGE SECURITIES, INC.

                           $468,821,886 (approximate)
                         REMIC Pass-Through Certificates
                                  Series 2005-7


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                      DEALER PROSPECTUS DELIVERY OBLIGATION

         Until January 25, 2005, all dealers that effect transactions in these securities, whether or not participating in this
          offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their
                       unsold allotments or subscriptions.
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                              RBS GREENWICH CAPITAL